Exhibit 10.1

AMENDMENT NO. 2

to

THIRD AMENDED AND RESTATED CREDIT AGREEMENT,

AMENDMENT NO. 1

to

GUARANTY,

and

OMNIBUS AMENDMENT TO COLLATERAL DOCUMENTS

This Amendment No. 2 to Third Amended and Restated Credit Agreement, Amendment No. 1 to Guaranty and Omnibus Amendment to Collateral Documents (the “Amendment”) is dated as of July 24, 2013 and is between Life Time Fitness, Inc., a Minnesota corporation (“Company”), certain of its subsidiaries, U.S. Bank National Association, a national banking association, as administrative agent (“Agent”), and the below-defined “Lenders”.

Company, Agent, and the financial institutions party hereto as “Lenders” (“Lenders”) are parties to the Third Amended and Restated Credit Agreement dated as of June 30, 2011 (as has been amended and as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each capitalized term in this Amendment that this Amendment does not define has the meaning the Credit Agreement gives it.

Company has requested certain amendments to the Credit Agreement, the Guaranty and the Collateral Documents, and Agent and Lenders have agreed to amend the Credit Agreement, the Guaranty and the Collateral Documents pursuant to this Amendment.

Therefore, Company, Agent, the Loan Parties party hereto, and the Lenders agree as follows:

1. Effect of Amendment; Loan Document Affirmation; Conditions to Effectiveness.

a. This Amendment amends the Credit Agreement, the Guaranty, and the Collateral Documents. To the extent the Credit Agreement or any other Loan Document and this Amendment conflict or are inconsistent, this Amendment controls. Except to the extent this Amendment expressly does so, this Amendment does not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect Agent’s or the Lenders’ rights and remedies under the Credit Agreement or any other Loan Document, and does not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants, or agreements in the Credit Agreement or any other Loan Document, all of which Company and each other Loan Party ratifies and affirms in all respects, and all of which shall continue in full force and effect. Each reference in the Credit Agreement, the Guaranty, each Collateral Document and the other Loan Documents to the Credit Agreement, the Guaranty, such Collateral Document or such other Loan Document refers to the applicable agreement, document or instrument as amended or otherwise modified hereby. Each Subsidiary of the Company party hereto agrees and confirms that it is a Guarantor Subsidiary and a Grantor under those all-asset security agreements constituting Collateral Documents to which Guarantor Subsidiaries are required to be parties. Each Loan Party, by its execution hereof, affirms the terms and conditions of each Loan Document to which it is a party (including, without limitation, all Liens granted by it to the Agent and all guarantees made by it in favor of the Agent), and acknowledges and agrees that each such Loan Document remains in full force and effect and fully enforceable in accordance with its terms, subject only to limitations on enforceability that result from bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies. Each of LTF Lease Company, LLC, CEO Challenge, LLC, The Red Rock Company, Inc., Chequamegon Fat Tire Festival, Inc., ChronoTrack Systems Corp., LTF Architecture, LLC and LTF Ground Lease Company, LLC (each a “New Loan Party”) hereby acknowledges, agrees and confirms that, by its execution of this Amendment, the New Loan Party is or will be deemed to be (a) a Grantor under that certain Security Agreement dated as of June 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among certain wholly-owned subsidiaries of the Company and Agent and (b) a Guarantor under that certain Guaranty dated as of June 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), among certain subsidiaries of the Company in favor of the Lender Parties. Each New Loan Party hereby ratifies, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement and the Guaranty. Each New Loan Party hereby pledges, assigns and grants to Agent, on behalf of and for the ratable benefit of the Secured Parties , a security interest in all of its right, title and interest in, to and under all of its Collateral (as defined in the Security Agreement) whether now owned by or owing to, or hereafter acquired by or arising in favor of such New Loan Party, and regardless of where located, upon the terms and conditions set forth in the Security Agreement, and agrees to execute and deliver to Agent such other documents and instruments as may be reasonably required by Agent in connection therewith.

b. This Amendment shall become effective as of July 24, 2013, subject to satisfaction of the following conditions precedent:

1. the Agent shall have received counterparts of this Amendment duly executed by the Company, the Guarantor Subsidiaries, the Lenders required to execute and deliver this Amendment in order to give effect hereto, and the Agent;

2. the Agent shall have received the agreements, documents and instruments referenced in Exhibit D hereto, each in form and substance acceptable to Agent; and

3. the Agent shall have received all fees and amounts due and payable on or prior to July 24, 2013, including, (x) to the Agent, for the benefit of each Lender that executes and delivers its signature page hereto by 10:00 a.m. Chicago time on July 24, 2013 (with delivery being determined by the Agent in its sole discretion), an amendment fee for each such approving Lender (including Persons becoming Lenders pursuant to this Amendment) as agreed to by the Company and the Agent, and (y) to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Company.

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2. Amendments. The Credit Agreement is hereby amended, as of July 31, 2013, as follows:

a. The Credit Agreement is amended pursuant to Exhibit A hereto.

b. Schedules 1.1.a, 1.1.b, 1.1.d, 1.1.e, 1.1.f, 4.7, 4.8, 4.13, 4.18, 4.21, 6.10, 6.11, 6.12, 6.13, 6.18 to the Credit Agreement are hereby amended pursuant to Exhibit B hereto.

c. The Exhibits to the Credit Agreement are hereby amended pursuant to Exhibit C hereto.

3. Amendments to Guaranty.

a. As of July 31, 2013, the Guaranty is hereby amended and modified generally as follows. Each Guarantor agrees and confirms that it is guaranteeing, pursuant to the Guaranty and any document delivered under or in connection therewith (such as, but not limited to, any joinder agreement thereto), the Obligations and the Secured Obligations (each as defined in the Credit Agreement). Each reference in the Guaranty to the Obligations shall mean the Obligations and Secured Obligations. In addition, the Guaranty is hereby amended generally as of July 31, 2013 to amend each reference to “Lender Party” or “Lender Parties” set forth therein to include Lenders or Affiliate thereof that provide cash management, commercial credit card, and treasury related services to the Company or a Restricted Subsidiary.

b. As of July 31, 2013, Section 1 of the Guaranty is hereby amended to insert immediately at the end thereof the following:

Notwithstanding the foregoing or anything to the contrary set forth herein, Excluded Swap Obligations shall not be included as part of the Obligations or Secured Obligations guaranteed pursuant to the terms hereof.

c. As of July 31, 2013, the Guaranty is hereby amended to insert immediately at the end thereof the following new Section 26:

No Guarantor hereunder shall be deemed to be a guarantor of any Swap Obligations if such Guarantor is not an ECP, to the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules or any other applicable law or regulation. This paragraph shall not affect any guaranty obligations of a Guarantor hereunder other than Swap Obligations, nor shall it affect the guaranty obligations of any Guarantor who qualifies as an ECP. If a Swap Obligation arises under a master swap agreement governing more than one transaction, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to transactions for which such guarantee is or becomes illegal. Each Qualified ECP Guarantor

3

hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 26 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 26, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 26 shall remain in full force and effect until all Obligations guaranteed pursuant to this Guaranty shall have been fully and finally performed and indefeasibly paid in full in cash and the Commitments and all Facility LCs issued under the Credit Agreement shall have terminated or expired or, in the case of all Facility LCs, are fully collateralized on terms reasonably acceptable to the Agent. Each Qualified ECP Guarantor intends that this Section 26 constitute, and this Section 26 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

4. Amendments to Collateral Documents. As of July 31, 2013, each Collateral Document is hereby amended generally to replace each reference to the Obligations set forth therein with a reference to the Obligations and the Secured Obligations (including, without limitation, any Guarantor Subsidiary’s guaranty obligations under or in connection with the Guaranty). In addition, each Collateral Document is hereby amended generally as of July 31, 2013 to amend each reference to “Secured Party” or “Secured Parties” set forth therein to include Lenders or Affiliate thereof that provide cash management, commercial credit card, and treasury related services to the Company or a Restricted Subsidiary. Subject to the terms, conditions and limitations of the applicable Collateral Document, each Loan Party, as of July 31, 2013, grants to the Agent (and reaffirms its prior grant of) a security interest in and Lien on all of such Loan Party’s right, title and interest in and to its Collateral (as defined by the applicable Collateral Documents to which such Loan Party is a party) to secure the Obligations and the Secured Obligations.

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5. Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each of Company and each other Loan Party represents and warrants to Agent and Lenders as follows:

a. The signing, delivery, and performance by such Person of this Amendment have been duly authorized by all necessary organizational action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any equityholder) that has not been obtained, do not and will not conflict with, result in any violation of, or constitute a default under, any provision of such Person’s organizational documents, any material agreement that binds or applies to such Person or any of its assets, or any law or governmental regulation or court decree or order that binds or applies to such Person or any of its assets, and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its assets under any agreement that applies to such Person or any of its assets, except under the Credit Agreement and the other Loan Documents.

b. No events have occurred and no circumstances exist on the date of this Amendment or immediately before and after giving effect to this Amendment that would give any Loan Party the right to assert a defense, offset, or counterclaim to any claim by Agent or any Lender for the payment of the Obligations or Secured Obligations that now exist or that arise in the future under the Credit Agreement or any other Loan Document.

c. Each of the Credit Agreement and the Guaranty, as amended by this Amendment, and each other Loan Document to which each Loan Party is a party remains in full force and effect and is the legal, valid, and binding obligation of such Loan Party and is enforceable in accordance with its terms, subject only to limitations on enforceability that result from bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

d. No Default or Event of Default exists on the date of this Amendment or immediately before and after giving effect to this Amendment.

6. Costs and Expenses. Company shall reimburse Agent for all reasonable out-of-pocket costs and expenses Agent pays or incurs in connection with negotiating, preparing, signing, and delivering this Amendment, including the fees and expenses of Sidley Austin LLP, as counsel to Agent.

7. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES THAT APPLY TO NATIONAL BANKS.

8. Captions. The captions and headings to this Amendment are for convenience only and in no way define, limit, or describe the scope or intent of any provision of this Amendment.

9. Counterparts. This Amendment may be signed and delivered in any number of separate counterparts, all of which taken together shall constitute one and the same agreement. The delivery of a copy of signed counterpart of a signature page to this Amendment by email or fax has the same binding effect as the delivery of an original signed by hand in ink on paper.

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10. New Lenders. By its execution hereof, each of the following is becoming a party to the Credit Agreement as Lender: Manufacturers Bank, First Midwest Bank, and Northern Trust (each, a “New Lender”). Each New Lender agrees that it constitutes a Lender under the Credit Agreement and the other Loan Documents and shall be bound by the provisions of the Credit Agreement and the other Loan Documents. Each New Lender’s USD Tranche Commitment, Multicurrency Tranche Commitment and Term Loan Commitment, as applicable, appears in Schedule 1.1.f, as amended hereby and attached hereto. Each New Lender acknowledges and agrees that it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into Amendment and to become a Lender, which analysis and decision has been made independently of and without reliance upon the Agent or any other Lender. Each New Lender confirms it will, independently and without reliance on the Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the Loan Documents, and it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender

11. Titles. JPMorgan Chase Bank, N.A. and RBC Capital Markets1 shall constitute Co-Syndication Agents for the Amendment and the Credit Agreement. Bank of America, N.A., BMO Harris Bank National Association, Compass Bank, Union Bank, N.A., and RBS Citizens, N.A. shall constitute Co-Documentation Agents for the Amendment and the Credit Agreement. Bank of the West shall constitute a Managing Agent for the Amendment and the Credit Agreement. Each of U.S. Bank National Association, J.P. Morgan Securities LLC, and RBC Capital Markets shall constitute a Joint Lead Arranger and Joint Bookrunner for the Amendment and the Credit Agreement. No Co-Syndication Agent, Co-Documentation Agent, Managing Agent, Joint Lead Arranger or Joint Bookrunner shall have any right, power, duty, obligation, liability, or responsibility under this Amendment or the Credit Agreement other than, with respect to those Persons that are Lenders, those applicable to all Lenders as such.

12. CUSIP Numbers. The following are CUSIP Numbers for the facilities evidenced by the Credit Agreement: USD Tranche Commitments — 53217XAB1; Multicurrency Tranche Commitments — 53217XAC9; and Term Loan Commitments — 53217XAD7.

Signature Pages Follow

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

6

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

LIFE TIME FITNESS, INC.

LTF CLUB OPERATIONS COMPANY, INC.

LTF MANAGEMENT SERVICES, LLC

LTF OPERATIONS HOLDINGS, INC.

LTF REAL ESTATE HOLDINGS, LLC

LTF REAL ESTATE COMPANY, INC.

LTF REAL ESTATE VOYAGER III (BLOOMINGTON), LLC

LTF CONSTRUCTION COMPANY, LLC

LTF TRIATHLON SERIES, LLC

CREATIVE & PRODUCTION RESOURCES, INC.

LEADVILLE TRAIL 100 INC.

LTF YOGA COMPANY, LLC

LTF CLUB MANAGEMENT COMPANY, LLC

LTF RESTAURANT COMPANY, LLC

LTF LEASE COMPANY, LLC

CEO CHALLENGE, LLC

THE RED ROCK COMPANY, INC.

CHEQUAMEGON FAT TIRE FESTIVAL, INC.

CHRONOTRACK SYSTEMS CORP.

LTF ARCHITECTURE, LLC LTF GROUND LEASE COMPANY, LLC

By:	/s/ Michael Robinson
Name:	Michael Robinson
Title:	Chief Financial Officer

LTF MINNETONKA RESTAURANT COMPANY, LLC

By:	/s/ Eric Buss
Name:	Eric Buss
Title:	President

Life Time Fitness Signature Page to

Amendment No. 2

U.S. Bank National Association, individually and as Agent

By:	/s/ Mila Yakovlev
Name:	Mila Yakovlev
Title:	Vice President

Life Time Fitness Signature Page to

Amendment No. 2

JPMorgan Chase Bank, N.A.

By:	/s/ Olivier Lopez
Name:	Olivier Lopez
Title:	Associate

Life Time Fitness Signature Page to

Amendment No. 2

ROYAL BANK OF CANADA

By:	/s/ John Flores
Name:	John Flores
Title:	Authorized Signatory

Life Time Fitness Signature Page to

Amendment No. 2

Bank of America, N.A.

By:	/s/ A. Quinn Richardson
Name:	A. Quinn Richardson
Title:	Senior Vice President

Life Time Fitness Signature Page to

Amendment No. 2

BMO Harris Bank N.A.

By:	/s/ Barbara Nieland
Name:	Barbara Nieland
Title:	SVP/Director

Life Time Fitness Signature Page to

Amendment No. 2

Compass Bank

By:	/s/ Brandon Kelley
Name:	Brandon Kelley
Title:	Senior Vice President

Life Time Fitness Signature Page to

Amendment No. 2

Union Bank, N.A.

By:	/s/ Michael Gardner
Name:	Michael Gardner
Title:	Vice President

Life Time Fitness Signature Page to

Amendment No. 2

RBS Citizens, N.A.

By:	/s/ Jeffrey P. Huening
Name:	Jeffrey P. Huening
Title:	Vice President

Life Time Fitness Signature Page to

Amendment No. 2

Bank of the West, a California Banking Corporation

By:	/s/ Ole Koppang
Name:	Ole Koppang
Title:	Vice President

Life Time Fitness Signature Page to

Amendment No. 2

Fifth Third Bank

By:	/s/ Gary S. Losey
Name:	Gary S. Losey
Title:	VP - Corporate Banking

Life Time Fitness Signature Page to

Amendment No. 2

First Tennessee Bank National Association

By:	/s/ Bob Nieman
Name:	Bob Nieman
Title:	Senior Vice President

Life Time Fitness Signature Page to

Amendment No. 2

Associated Bank, National Association

By:	/s/ Paul Way
Name:	Paul Way
Title:	SVP

Life Time Fitness Signature Page to

Amendment No. 2

Branch Banking and Trust Company

By:	/s/ Kurt W Anstaett
Name:	Kurt W Anstaett
Title:	Senior Vice President

Life Time Fitness Signature Page to

Amendment No. 2

BOKF, NA dba Bank of Texas

By:	/s/ Mattson H. Uihlein
Name:	Mattson H. Uihlein
Title:	Banking Officer

Life Time Fitness Signature Page to

Amendment No. 2

Bank of Taiwan, New York Branch

By:	/s/ Kevin H. Hsieh
Name:	Kevin H. Hsieh
Title:	VP & General Manager

Life Time Fitness Signature Page to

Amendment No. 2

Mega International Commercial Bank Co., Ltd. Silicon Valley Branch

By:	/s/ Yuan-Hsi Lin
Name:	Yuan-Hsi Lin
Title:	SVP & General Manager

Life Time Fitness Signature Page to

Amendment No. 2

Chang Hwa Commercial Bank Ltd. Los Angeles Branch

By:	/s/ Julia Chu-I Hung
Name:	Julia Chu-I Hung
Title:	VP & General Manager

Life Time Fitness Signature Page to

Amendment No. 2

Manufacturers Bank

By:	/s/ Dirk Price
Name:	Dirk Price
Title:	Vice President

Life Time Fitness Signature Page to

Amendment No. 2

Northern Trust Bank

By:	/s/ Steve Ryan
Name:	Steve Ryan
Title:	Senior Vice President

Life Time Fitness Signature Page to

Amendment No. 2

First Midwest Bank

By:	/s/ Michael Trunck
Name:	Michael Trunck
Title:	Vice President

Life Time Fitness Signature Page to

Amendment No. 2

Taiwan Cooperative Bank Co. Ltd., acting through its Los Angeles Branch

By:	/s/ Li-Hua Huang
Name:	Li-Hua Huang
Title:	VP & General Manager

Life Time Fitness Signature Page to

Amendment No. 2

Hua Nan Commercial Bank, Ltd. New York Agency

By:	/s/ Henry Hsieh
Name:	Henry Hsieh
Title:	Assistant Vice President

Life Time Fitness Signature Page to

Amendment No. 2

EXHIBIT A

TO

AMENDMENT NO. 2

Credit Agreement as amended

Attached

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

among

LIFE TIME FITNESS, INC.

Certain designated subsidiaries Life Time Fitness, Inc.,

Various Financial Institutions

and

U.S. BANK NATIONAL ASSOCIATION,

as Administrative Agent, Left Lead

Bookrunner, and Left Lead Arranger

and

J.P. MORGAN SECURITIES LLC,

and

RBC CAPITAL MARKETS,

as Joint Bookrunners

and Joint Lead Arrangers

and

RBC CAPITAL MARKETS,

and

JPMORGAN CHASE BANK, N.A.

as Syndication Agents

and

BANK OF AMERICA, N.A.

As Documentation Agent

Dated as of June 30, 2011

i

2.34.	Market	59
2.35.	Replacement of Lender	60
2.36.	Increase Option	60
2.37.	Borrowing Subsidiaries	62
2.38.	Termination of Borrowing Subsidiaries	62
2.39.	Judgment Currency	62

ARTICLE III CONDITIONS PRECEDENT		63

3.1.	Conditions of Closing	63
3.2.	Conditions Precedent to all Credit Extensions	65

ARTICLE IV REPRESENTATIONS AND WARRANTIES		66

4.1.	Organization, Standing, Etc.	66
4.2.	Authorization and Validity	66
4.3.	No Conflict; No Default	66
4.4.	Government Consent	67
4.5.	Material Adverse Change	67
4.6.	Financial Statements and Condition	67
4.7.	Litigation	67
4.8.	Environmental, Health and Safety Laws	67
4.9.	ERISA	68
4.10.	Federal Reserve Regulations	68
4.11.	Title to Property; Leases; Liens; Subordination	68
4.12.	Taxes	68
4.13.	Trademarks, Patents	69
4.14.	Force Majeure	69
4.15.	Investment Company Act	69
4.16.	[Intentionally Omitted]	69
4.17.	Full Disclosure	69
4.18.	Subsidiaries; Etc	70
4.19.	Labor Matters	70
4.20.	Solvency	70
4.21.	Insurance	70
4.22.	[Intentionally Omitted]	70
4.23.	[Intentionally Omitted]	70
4.24.	Related Agreements	71

ARTICLE V AFFIRMATIVE COVENANTS		71

5.1.	Financial Statements and Reports	71
5.2.	Existence	73
5.3.	Insurance	73
5.4.	Payment of Taxes and Claims	74
5.5.	Inspection	74
5.6.	Maintenance of Properties	74

5.7.	Books and Records	75
5.8.	Compliance	75
5.9.	ERISA	75
5.10.	Environmental Matters; Reporting	75
5.11.	Further Assurances	75
5.12.	[Intentionally Omitted]	76
5.13.	Ownership of Real Estate	76
5.14.	Mandatory Distributions	76
5.15.	Depository Accounts	77
5.16.	Designated Guarantor Subsidiaries	77
5.17.	Designated Unrestricted Subsidiaries	77
5.18.	Subsidiaries that Become Guarantor Subsidiaries after the Effective Date	78
5.19.	Pledge of Equity Interests	78
5.20.	Most Favored Lender	78

ARTICLE VI NEGATIVE COVENANTS		79

6.1.	Merger	79
6.2.	Disposition of Assets	79
6.3.	Plans	81
6.4.	Change in Nature of Business	81
6.5.	Acquisitions	81
6.6.	Negative Pledges	81
6.7.	Restricted Payments	82
6.8.	Transactions with Affiliates	83
6.9.	Accounting Changes	84
6.10.	Investments	84
6.11.	Indebtedness	86
6.12.	Liens	87
6.13.	Contingent Liabilities	89
6.14.	Fixed Charge Coverage Ratio	90
6.15.	Consolidated Leverage Ratio	90
6.16.	Unencumbered Asset Coverage Ratio	90
6.17.	Loan Proceeds	90
6.18.	Sale and Leaseback Transactions	90
6.19.	Related Agreements	91
6.20.	Fiscal Year	91
6.21.	Real Estate Leases	91
6.22.	Limitation on Net Worth of Unrestricted Subsidiaries	91

ARTICLE VII EVENTS OF DEFAULT AND REMEDIES		91

7.1.	Events of Default	91
7.2.	Remedies	93
7.3.	Offset	94

ARTICLE VIII THE AGENT		94

8.1.	Appointment; Nature of Relationship	94
8.2.	Powers	95
8.3.	General Immunity	95
8.4.	No Responsibility for Loans, Recitals, etc.	95
8.5.	Action on Instructions of Lenders	95
8.6.	Employment of Administrative Agents and Counsel	96
8.7.	Reliance on Documents; Counsel	96
8.8.	Agent’s Reimbursement and Indemnification	96
8.9.	Rights as a Lender	96
8.10.	Lender Credit Decision, Legal Representation	97
8.11.	Successor Agent	97
8.12.	Delegation to Affiliates	98
8.13.	Signing and Delivery of Collateral Documents	98
8.14.	Collateral Releases	98
8.15.	No Advisory or Fiduciary Responsibility	99
8.16.	Notices of Event of Default	99
8.17.	Payments and Collections	100
8.18.	Sharing of Payments	100
8.19.	[Intentionally Omitted]	101

ARTICLE IX GENERAL PROVISIONS		101

9.1.	Modifications	101
9.2.	Expenses	102
9.3.	Waivers, etc.	102
9.4.	Notices	102
9.5.	Successors and Assigns; Participations; Purchasing Lenders	103
9.6.	Confidentiality of Information	106
9.7.	Governing Law and Construction	107
9.8.	Consent to Jurisdiction	107
9.9.	Waiver of Jury Trial	107
9.10.	Survival of Agreement	107
9.11.	Indemnification	108
9.12.	Captions	108
9.13.	Entire Agreement	108
9.14.	Counterparts; Effectiveness	109
9.15.	Borrower Acknowledgements	109
9.16.	Interest Rate Limitation	109
9.17.	Effect on Existing Credit Agreement	109
9.18.	Recitals	109
9.19.	Governmental Regulation	109
9.20.	Several Obligations; Benefits of this Agreement	110
9.21.	Severability of Provisions	110
9.22.	Nonliability of Lenders	110
9.23.	Nonreliance	110

9.24.	Disclosure	110
9.25.	USA PATRIOT Act Notification	111
9.26.	Electronic Signatures on Assignments	111

Exhibits

A – Form of Compliance Certificate

B – Form of Assignment Agreement

C – Form of Increasing Lender Supplement

D – Form of Augmenting Lender Supplement

E – Form of Note

Schedules

1.1.a	Collateral Documents
1.1.b	Subsidiaries
1.1.c	[Intentionally Omitted]
1.1.d	Permitted Permanent Loans
1.1.e	Related Agreements
1.1.f	Lenders and Commitment Amounts
2.10	Facility LCs
4.7	Litigation
4.8	Environmental
4.13	Trademarks and Patents
4.18	Equity Interests in Persons other than Wholly-Owned Subsidiaries
4.21	Insurance
6.10	Investments
6.11	Indebtedness
6.12	Liens
6.13	Contingent Liabilities
6.18	Sale Leasebacks

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amended And Restated Credit Agreement is dated as of June 30, 2011, and is between Life Time Fitness, Inc., a Minnesota corporation (“Company”); any Subsidiaries of Company that become Borrowing Subsidiaries after the Effective Date; the financial institutions that are the Lenders on the Effective Date or that become Lenders after the Effective Date; U.S. Bank National Association, a national banking association, as one of the Lenders, as the Swingline Lender, as Agent, as Left Lead Bookrunner, and as Left Lead Arranger; J.P. Morgan Securities LLC, as Joint Bookrunner and Joint Lead Arranger; and RBC Capital Markets (“RBC”), as Joint Bookrunner and Joint Lead Arranger; RBC and JPMorgan Chase Bank, N.A. as Syndication Agents, and Bank of America, N.A. as Documentation Agent.

RECITALS

A. Company, Agent, the Joint Bookrunners and Joint Lead Arrangers, and certain of the Lenders are parties to the Second Amended and Restated Credit Agreement dated May 31, 2007 (the “Existing Credit Agreement”).

B. Company, Agent, the Joint Bookrunners, the Joint Lead Arrangers, the Syndication Agents, the Documentation Agent, and the Lenders desire to amend and restate the Existing Credit Agreement pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties to this Agreement hereby agree to amend and restate the Existing Credit Agreement in the entirety as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.1. Defined Terms. As used in this Agreement the following terms have the following respective meanings (and such meanings apply equally to both the singular and plural form of the terms defined, as the context requires):

“Acquisition”: any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Restricted Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company; provided, however, that the following shall not constitute an “Acquisition”:

(w) repurchases of Real Estate or leasehold interests subject to IDA Lease Transactions;

(x) the acquisition of fee title to any real estate, improved or unimproved, or a leasehold estate in real estate, or the Equity Interests of any Person whose assets consist solely of any such real estate or leasehold estate in real estate and related fixtures and personal property, that Company or any Subsidiary or the acquired entity intends to use, operate, or develop, either wholly or in substantial part, as a Club or a Non-Club Building and otherwise in the ordinary course of the businesses engaged in by Company or its Restricted Subsidiaries on the Effective Date or other businesses that are similar, ancillary, or complementary lines of business, or are reasonable extensions of such business;

(y) the acquisition of the lessor’s interest in any real estate and related improvements and other assets that Company or any Subsidiary leases under a sale-leaseback transaction permitted by Section 6.18; and

(z) the acquisition of any Existing Club that Company or any of its Subsidiaries intends to use, operate, or develop as a Club.

“Additional Term Loan”: As defined in Section 2.36.

“Adjusted Eurocurrency Rate”: With respect to each Interest Period applicable to a Eurocurrency Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurocurrency Rate for such Interest Period by 1.00 minus the Eurocurrency Reserve Percentage.

“Adjusted Net Income”: For any period, Net Income for such period but excluding: (a) non-operating gains and losses (including extraordinary or unusual gains and losses, gains and losses from discontinuance of operations, gains and losses arising from the sale of assets other than inventory, and other non-recurring gains and losses) during such period; and (b) losses and income attributable to any Unrestricted Subsidiary other than income that is distributed to Company or a Restricted Subsidiary in cash during such period; and (c) non-cash equity-based compensation.

“Advance”: A borrowing under this Agreement, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, for the same Interest Period. An Advance may be a Eurocurrency Advance or a Base Rate Advance. The term “Advance” includes Swingline Loans except where this Agreement expressly provides to the contrary.

“Affiliate”: With respect to any Person, (a) each other Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person that beneficially owns or holds, directly or indirectly, 10% or more of any class of voting Equity Interests of the Person referred to, (c) each Person, 10% or more of the voting Equity Interests (or if such Person is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person’s officers, directors, joint venturers and partners. The term control (including the terms “controlled by” and “under common control with”) means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question. On the Effective Date, the only Affiliate of Company that is not a Subsidiary of Company is Bloomingdale LIFE TIME Fitness, L.L.C., an Illinois limited liability company.

“Agent”: U.S. Bank in its capacity as contractual representative of the Lenders under Article VIII, and not in its individual capacity as a Lender, and any successor Agent appointed under Article VIII; provided that when used with reference to fundings, disbursements, settlements and payments in Canadian Dollars or any other matter related to Canadian Dollars, “Agent” means U.S. Bank or a Canadian Affiliate of U.S. Bank.

“Agreed Currencies”: With respect to any Loan or other Obligation, the currency in which such Loan or other Obligation is denominated. As of the Amendment No. 2 Effective Date, the Agreed Currencies are (a) for USD Tranche Revolving Loans and Swingline Loans, U.S. Dollars; and (b) for Multicurrency Tranche Revolving Loans, U.S. Dollars and Canadian Dollars.

“Agreement”: This Third Amended and Restated Credit Agreement, as it is amended, supplemented, and otherwise modified and in effect at any relevant time.

“Aggregate Commitment Amount”: As of any date, the sum of the Aggregate USD Tranche Commitment Amount and the Aggregate Multicurrency Tranche Commitment Amount. On the Amendment No. 2 Effective Date, the Aggregate Commitment Amount is U.S.$760,000,000.

“Aggregate Multicurrency Tranche Commitment Amount”: As of any date, the sum of the Multicurrency Tranche Commitment Amounts of all Multicurrency Tranche Lenders. On the Amendment No. 2 Effective Date, the Aggregate Multicurrency Tranche Commitment Amount is U.S.$100,000,000.

“Aggregate Outstanding Credit Exposure”: As of any time of determination, the sum of (a) Aggregate Outstanding Multicurrency Tranche Credit Exposure plus (b) Aggregate Outstanding USD Tranche Credit Exposure plus (c) the aggregate principal amount of the Term Loans then outstanding.

“Aggregate Outstanding Multicurrency Tranche Credit Exposure”: As of any time of determination, the sum of (a) the aggregate unpaid principal balance of Multicurrency Tranche Revolving Loans outstanding at such time, and (b) the Multicurrency Tranche LC Obligations outstanding at such time.

“Aggregate Outstanding USD Tranche Credit Exposure”: As of any time of determination, the sum of (a) the aggregate unpaid principal balance of USD Tranche Revolving Loans outstanding at such time, (b) the USD Tranche LC Obligations outstanding at such time, and (c) the aggregate unpaid principal balance of the Swingline Loans outstanding at such time.

“Aggregate USD Tranche Commitment Amount”: As of any date, the sum of the USD Tranche Commitment Amounts of all the USD Tranche Lenders. On the Amendment No. 2 Effective Date, the Aggregate USD Tranche Commitment Amount is U.S.$660,000,000.

“Allocated Clubs/Non-Club Buildings Cash Flow”: With respect to any Permitted Permanent Loan, the “cash flow” (however defined in the original Related Agreements evidencing or securing such Permitted Permanent Loan) that is allocable (x) to the Clubs operating in the real property and improvements securing such Permitted Permanent Loan or (y) to the Non-Club Buildings securing such Permitted Permanent Loan.

“Amendment No. 2”: Amendment No. 2 to Third Amended and Restated Credit Agreement, Amendment No. 1 to Guaranty, and Omnibus Amendment to Collateral Documents, dated as of July 24, 2013, by and among the Company, certain of its Subsidiaries party thereto, the Lenders party thereto, and the Agent.

“Amendment No. 2 Effective Date”: July 31, 2013.

“Applicable Lending Office”: For each Lender and for each type of Advance, the domestic or foreign office of such Lender or an Affiliate of such Lender that such Lender specifies at any relevant time by notice given pursuant to Section 9.4 to Agent and Company as the office by which its Advances of such type are to be made and maintained.

“Applicable Margin”; “Applicable Commitment Fee Rate”: At any time of determination, the percentage indicated below in accordance with the Consolidated Leverage Ratio at such time:

Consolidated Leverage Ratio	Eurocurrency Rate Advances	Base Rate Advances	Applicable Commitment Fee Rate

Less than or equal to 2.00:1.00	1.25%	0.25%	0.20%
Greater than 2.00:1.00 but less than or equal to 2.50:1.00	1.50%	0.50%	0.25%
Greater than 2.50:1.00 but less than or equal to 3.00:1.00	1.75%	0.75%	0.30%
Greater than 3.00:1.00 but less than or equal to 3.50:1.00	2.00%	1.00%	0.35%
Greater than 3.50:1.00	2.25%	1.25%	0.40%

The Applicable Margin on the Effective Date is 0.75% with respect to Base Rate Advances and 1.75% per annum with respect to Eurocurrency Advances, and the Applicable Commitment Fee Rate on the Effective Date is 0.30%, and the Applicable Margin and Applicable Commitment Fee Rate shall continue at those percentages until changed in accordance with the terms of this definition. The Consolidated Leverage Ratio, the Applicable Margin, and the Applicable Commitment Fee Rate shall be determined at the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2011, as calculated from the financial statements and Compliance Certificate delivered by Company pursuant to Sections 5.1.b and c., respectively. Any increase or decrease in: (i) the Applicable Margin shall apply to all then existing or thereafter arising Advances; and (ii) the Applicable Margin and the Applicable Commitment Fee Rate shall become effective as of the first day of the first month following the date on which Company delivers its financial statements and Compliance Certificate to Agent and the Lenders in accordance with Section 5.1.b and c., respectively, showing that the Consolidated Leverage Ratio for the Measurement Period coinciding with the end of such fiscal quarter required a change in the Applicable Margin, and shall continue to be effective until subsequently changed in accordance with this definition; provided that:

(i) if the financial statements required by Section 5.1.b and the Compliance Certificate required by Section 5.1.c are not delivered in the time periods those Sections require, then, until the delivery thereof, the Consolidated Leverage Ratio shall be deemed to be greater than 3.50 to 1.0.; and

(ii) if, for any period, the Consolidated Leverage Ratio has been calculated on fraudulent financial information delivered to Agent by Company and as a result of such calculation, Borrowers have paid interest, the Commitment Fee, or LC Fees based on a lower Applicable Margin than if the Consolidated Leverage Ratio had been properly calculated, Agent and the Lenders reserve the right to recover additional interest, the Commitment Fee, and LC Fees from Borrowers based on the correct Applicable Margin for the relevant period, and the Lenders’ acceptance of interest, the Commitment Fee, or LC Fees based on the lower Applicable Margin does not constitute a waiver of the

Lenders’ right to collect such additional interest, the Commitment Fee, and LC Fees and does not relieve, release or discharge any Borrower’s obligation to pay such additional interest, the Commitment Fee, and LC Fees.

“Applicable Share”: With respect to each USD Tranche Lender, its USD Tranche Share, with respect to each Multicurrency Tranche Lender, its Multicurrency Tranche Share, and with respect to each Term Loan Lender, its Term Loan Share.

“Approved Fund”: Any Fund that is administered or managed by (a) a Lender, (b) an affiliate of a Lender, or (c) an entity or an affiliate of an entity that administers or manages a Lender.

“Approximate Equivalent Amount”: Of any currency with respect to any amount of U.S. Dollars means the Equivalent Amount of such currency with respect to such amount of U.S. Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by Agent from time to time.

“Arrangers”: U.S. Bank in its capacity as the left lead arranger and left lead bookrunner with respect to the Loans, J.P. Morgan Securities LLC, as a joint bookrunner and joint lead arranger with respect to the Loans, and RBC Capital Markets, as a joint bookrunner and a joint lead arranger with respect to the Loans.

“Article”: An article of this Agreement unless another document is specifically referred to.

“Augmenting Lender”: As defined in Section 2.36.

“Average Available Aggregate Commitment Amount”: With respect to each calendar quarter from the Effective Date through the Facility Termination Date, the average of the amounts determined as of the close of business on each day during such calendar quarter by subtracting the Aggregate Outstanding Credit Exposure (excluding the principal amount of the Term Loans) on that day from the Aggregate Commitment Amount on that day.

“Base Rate”: For any day, a rate of interest per annum equal to the highest of: (i) the Prime Rate; (ii) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum; and (iii) the Eurocurrency Rate (without giving effect to the Applicable Margin) for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) for U.S. Dollars plus 1.00% per annum, provided that the Eurocurrency Rate for any day shall be based on the rate reported by the applicable financial information service at approximately 11:00 am London time on such day. For the purposes of determining any interest rate under this Agreement or under any other Loan Document that is based on the Base Rate, such interest rate shall change as and when the Base Rate changes.

“Base Rate Advance”: An Advance with respect to which the interest rate is determined by reference to the Base Rate.

“Base Rate Loan”: A Loan that bears interest at the Base Rate.

“Borrower” or “Borrowers”: At any relevant time, Company and the Borrowing Subsidiaries. On the Amendment No. 2 Effective Date, there are no Borrowing Subsidiaries, so Company is the only Borrower.

“Borrowing Date”: A date on which an Advance is made or a Facility LC is issued.

“Borrowing Notice”: As defined in Section 2.3.

“Borrowing Subsidiary”: Any Foreign Subsidiary of Company designated as a Borrowing Subsidiary by Company pursuant to Section 2.37, unless terminated pursuant to Section 2.38. On the Amendment No. 2 Effective Date, there are no Borrowing Subsidiaries.

“Borrowing Subsidiary Agreement”: A Borrowing Subsidiary Agreement in the form provided by Agent.

“Borrowing Subsidiary Commitment”: With respect to any Lender for any Borrowing Subsidiary, the maximum aggregate U.S. Dollar Equivalent Amount of Loans that such Lender has agrees to make available to such Borrowing Subsidiary.

“Borrowing Subsidiary Sublimit”: At any time for any Borrowing Subsidiary, the amount established by the Lenders as the Borrowing Subsidiary Sublimit for such Borrowing Subsidiary, as such amount is amended from time to time in accordance with Section 2.37.

“Borrowing Subsidiary Termination”: A Borrowing Subsidiary Termination in the form provided by Agent.

“Business Day”: (i) With respect to any borrowing, payment, or rate selection of Eurocurrency Advances, any day (other than a Saturday or Sunday) on which banks are generally open in Minneapolis, Minnesota and New York City, for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in U.S. Dollars are carried on in the London interbank market; and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Minneapolis, Minnesota, for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“CAD$” or “Canadian Dollar”: Lawful money of Canada.

“Capitalized Lease”: A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts due under it constitute Capitalized Lease Obligations.

“Capitalized Lease Obligations”: As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP (including such Statement No. 13).

“Cash Taxes”: For any Measurement Period, the aggregate consolidated amount, without duplication, of federal, state, provincial, and local income taxes actually paid in cash by Company and its Restricted Subsidiaries.

“CDOR”: The interest rate for extensions of credit made in Canadian Dollars shall be determined using a per annum rate equal to the average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances at or about 10:00 a.m. (Toronto, Ontario time) two (2) Business Days prior to the commencement of the applicable Interest Period on Bloomberg Screen ALLX CDOR <GO> Page (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time) for a term equivalent to the applicable Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period); provided, that if such Canadian Dollar CDOR rate is unavailable at any time pursuant to the foregoing methodology, the Administrative Agent may select, using its reasonable judgment, an alternative published interest rate in order to determine such rate.

“Change of Control”: The occurrence after the Effective Date of any single transaction or event or any series of transactions or events (whether as the most recent transaction in a series of transactions) that, individually or in the aggregate, results in: (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly of, or control over, voting securities or other equity securities of Company representing 30% or more of the combined voting power of all equity interests of Company entitled to vote in the election of directors; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (x) nominated by the board of directors of the Company nor (y) appointed by directors so nominated.

“Charges”: As defined in Section 9.16.

“Club”: A health club facility that is owned by a Subsidiary of Company or is leased pursuant to a LTF Lease or a Third Party Lease, as applicable.

“Code”: The Internal Revenue Code of 1986, as amended, reformed, or otherwise modified at any relevant time.

“Collateral”: Any property in which Agent has been granted a Lien pursuant to any Loan Document.

“Collateral Documents”: The Security Agreements, the Pledge Agreements, and any other agreement, document, or instrument signed and delivered by Company or any Affiliate of Company in favor of Agent and pursuant to which Agent is granted a Lien to secure the Obligations, including without limitation financing statements, financing statement continuations, and any other document delivered, recorded, or filed to create or perfect any Lien in any Collateral, as it is amended, supplemented, extended, restated or otherwise modified and in effect at any time. The Collateral Documents that exist on the Effective Date are listed in Schedule 1.1.a.

“Commitment Amount”: With respect to each Lender, its Multicurrency Tranche Commitment Amount and/or its USD Tranche Commitment Amount, as applicable.

“Commitment Fee”: As defined in Section 2.20.

“Commitments”: USD Tranche Commitments and Multicurrency Tranche Commitments.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Company”: Life Time Fitness, Inc., a Minnesota corporation, and its successors and assigns.

“Consolidated Adjusted Funded Debt”: On any Quarterly Measurement Date, the sum (without duplication) of: (a) the aggregate outstanding principal amounts of the Revolving Loans, the Term Loans and the Swingline Loans, plus 6 times the Rent Expense (excluding rent paid to a Subsidiary that is used to make payments on Permitted Permanent Loans included in clause (c) below) for the Measurement Period ending on such Quarterly Measurement Date; plus (b) the LC Obligations; plus (c) to the extent not included in clauses (a) or (b) above, the aggregate outstanding principal amount of the consolidated Indebtedness of Company and its Restricted Subsidiaries for borrowed money including, without limitation, the balance sheet amount of Capitalized Lease Obligations, other interest-bearing Indebtedness, and any Seller Financing; plus (d) the consolidated Contingent Obligations of Company and its Restricted Subsidiaries relating to the same type of Indebtedness as described in clause (c) above.

“Consolidated Leverage Ratio”: On any Quarterly Measurement Date, the ratio of:

(a) the Consolidated Adjusted Funded Debt on such Quarterly Measurement Date; to

(b) EBITDAR for the Measurement Period ending on such Quarterly Measurement Date.

“Contingent Obligation”: With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security for such Indebtedness, (b) to purchase property, securities, Equity Interests or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner of such of such Indebtedness against loss with respect to such Indebtedness, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss with respect to such Indebtedness, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership; provided that the term “Contingent Obligation” shall not include endorsements for collection, deposit, or negotiation and warranties of products and services, in each case in the ordinary course of business; provided, further, that “Contingent Obligations” also shall not include guarantees of leases (other than Capitalized Leases), performance obligations or other obligations not constituting Indebtedness.

“Conversion/Continuation Notice”: As defined in Section 2.6.

“Credit Extension”: The making of any Loan or the issuance of a Facility LC.

“Deemed Dividend Problem”: With respect to any Foreign Subsidiary, any amounts determined under Section 956 of the Code that are required to be included in the gross income of Company or a Domestic Subsidiary of Company, but only to the extent that such inclusion causes, or would be expected to cause, material adverse tax consequences to Company or a Domestic Subsidiary of Company, in each case as determined by Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Default”: Any event that, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender”: At any time, any Lender that, as determined by Agent, has (a) failed to fund any portion of its Loans or participations in Facility LCs or Swingline Loans within two Business Days after this Agreement requires it to fund such portion, (b) notified Company, Agent, each LC Issuer, Swingline Lender, or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations (i) under this Agreement or (ii) under other agreements in which it is obligated to extend credit unless, in the case of this clause (ii), such obligation is the subject of a good faith dispute, (c) failed, within two Business Days after request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Facility LCs and Swingline Loans (provided, that it shall no longer constitute a Defaulting Lender under this clause (c) upon delivery of such confirmation), (d) otherwise failed to pay to Agent or any other Lender any other amount this Agreement obligates it to pay within two Business Days after the date when due, unless the subject of a good faith dispute, or (e) has, or has a direct or indirect parent company that has, (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that a Lender is not a Defaulting Lender solely as the result of (A) the acquisition or maintenance of an ownership interest in such Lender or a Person controlling such Lender or (B) the exercise of control over a Lender or a Person controlling such Lender, in each case, by a governmental authority or an instrumentality thereof. Any determination by Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon notification of such determination by Agent to Company, each LC Issuer, Swingline Lender, and the other Lenders.

“Default Rate”: As defined in Section 2.7.c.

“Designated Guarantor Subsidiaries”: At any time, all Subsidiaries that Company has designated as Designated Guarantor Subsidiaries in accordance with Section 5.16. There are no Designated Guarantor Subsidiaries on the Amendment No. 2 Effective Date.

“Designated Unrestricted Subsidiary”: Each Wholly-Owned Subsidiary that is designated as a Designated Unrestricted Subsidiary on the Amendment No. 2 Effective Date in Schedule 1.1.b, and each additional Subsidiary of Company that is designated as a Designated Unrestricted Subsidiary in accordance with Section 5.17 after the Amendment No. 2 Effective Date.

“Distributable Net Income Amount”: for any date of determination, 50% of cumulative Net Income for each fiscal year ending on or prior to such date for which the Agent has received financials under Section 5.1.a. (together with the corresponding compliance certificate under Section 5.1.c.), beginning with the fiscal year ending December 31, 2013. By way of example, upon receipt of the Company’s annual financials for 2013, the Distributable Net Income Amount would be 50% of Net Income as reported in such financials for such fiscal year, and upon receipt of the Company’s annual financials for the fiscal year ending December 31, 2014, the Distributable Net Income amount would be 50% of the sum of Net Income for the fiscal year ending December 31, 2013 and the fiscal year ending December 31, 2014.

“Domestic Subsidiary”: A Subsidiary of Company incorporated or organized under the laws of the United States, any State thereof or the District of Columbia.

“EBITDAR”: For any period of calculation, the sum of: (a) the Adjusted Net Income for such period; plus (b) the sum of the following amounts deducted in arriving at Adjusted Net Income (but without duplication for any item): (i) Interest Expense; (ii) Rent Expense; (iii) depreciation and amortization expense; and (iv) federal, state, and local income taxes, all calculated for Company and its Restricted Subsidiaries on a consolidated basis.

“ECP”: an “Eligible Contract Participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC (collectively, and as now or hereafter in effect, the “ECP Rules”).

“ECP Rules”: see the definition of “ECP”.

“Effective Date”: June 30, 2011 or, if all conditions precedent in Section 3.1 are not satisfied or waived on that date, the date on or after the satisfaction or waiver of such conditions precedent that Company and Agent establish as the Effective Date.

“Eligible Assignee”: (i) a Lender or an Affiliate of a Lender; (ii) an Approved Fund; (iii) a commercial bank organized under the laws of the United States, or any U.S. state, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization; (iv) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority that applies to such bank in its jurisdiction of organization, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (iv); or (v) the central bank of any country that is a member of the OECD; provided, however, that neither Company nor an Affiliate of Company shall qualify as an Eligible Assignee.

“Encumbered Real Estate Subsidiary”: Any Subsidiary that (a) is the obligor on a Permitted Permanent Loan, including any Related Mezzanine Encumbered Real Estate Subsidiary; or (b) is a Related Encumbered Real Estate Subsidiary. The Encumbered Real Estate Subsidiaries on the Amendment No. 2 Effective Date are listed in Schedule 1.1.b.

“Environmental Laws”: All federal, state, local, and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements, and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges, or releases of pollutants, contaminants, hazardous substances, or wastes into surface water, ground water, or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up, or remediation of pollutants, contaminants, hazardous substances, or wastes.

“Equity Interests”: All shares, interests, participations, or other equivalents, however designated, of or in a corporation, partnership, or limited liability company, whether or not voting, including but not limited to common stock, member interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

“Equivalent Amount”: With respect to any currency at any time, the equivalent in U.S. Dollars of such currency, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of Agent in the London interbank market (or other market where Agent’s foreign exchange operations with respect to such currency are then being conducted) for such other currency at or about 11:00 a.m. (local time applicable to the transaction in question) on the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by Agent from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, Agent may use any reasonable method it deems appropriate to determine such amount, and such determination shall be conclusive absent manifest error.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended, and any rule or regulation issued under it.

“ERISA Affiliate”: Any trade or business (whether or not incorporated) that, together with Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event”: Any of the following: (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued under it with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) failure of any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Company or any ERISA Affiliate of any notice, concerning the imposition upon Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurocurrency Advance”: An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurocurrency Rate.

“Eurocurrency Loan”: A Loan that, except as otherwise provided in Section 2.7, bears interest that is determined by reference to the Adjusted Eurocurrency Rate.

“Eurocurrency Rate”: With respect to each Interest Period applicable to a Eurocurrency Advance, the applicable interest settlement rate for deposits in the applicable Agreed Currency (other than Canadian Dollars) appearing on the LIBOR01 Page for such Agreed Currency as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if the LIBOR01 Page for such Agreed Currency is not available to Agent for any reason, the applicable Eurocurrency Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in the applicable Agreed Currency as reported by any other generally recognized financial information service selected by Agent as of 11:00 a.m. (London time) two business days before the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such interest settlement rate is available to Agent, the applicable Eurocurrency Rate for the relevant Interest Period shall instead be the rate determined by Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in U.S. Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period, in the approximate amount of U.S. Bank’s relevant Eurocurrency Loan and having a maturity equal to such Interest Period. The Eurocurrency Rate for Canadian Dollar Loans shall be CDOR.

“Eurocurrency Reserve Percentage”: As of any day, that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by Agent, with respect to “Eurocurrency Liabilities” as that term is defined in Regulation D; provided, that with respect to CDOR, such percentage shall include any other maximum reserve, liquid asset, fee or similar requirement established by any central bank, monetary authority, or other governmental authority for any category of deposits or liabilities customarily used to fund loans in Canadian Dollars. The rate of interest applicable to any outstanding Eurocurrency Advances shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default”: Any event described in Section 7.1.

“Exchange Rate”: On any day, for the purposes of determining the U.S. Dollar Amount of any currency other than U.S. Dollars, the rate at which such other currency may be exchanged into U.S. Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. If such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates that is agreed upon by Agent and Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of Agent in the market where its foreign currency exchange operations with respect to such currency are then being conducted, at or about such time Agent elects after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of U.S. Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Swap Obligation”: with respect to any Guarantor Subsidiary, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor Subsidiary of, or the grant by such Guarantor Subsidiary of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor Subsidiary’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor Subsidiary or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes”: In the case of each Lender or applicable Lending Installation and Agent, (i) taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or Agent is incorporated or organized or the jurisdiction in which Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located, (ii) in the case of a Lender or applicable Lending Installation, U.S. federal withholding taxes imposed on amounts payable to or for the account of it with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender or applicable Lending Installation acquires such interest in the Loan or Commitment or (b) such Lender changes its applicable Lending Installation, except in each case to the extent that, pursuant to Section 2.32, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its applicable Lending Installation, (iii) any U.S. federal backup withholding taxes, and (iv) any U.S. federal withholding taxes imposed under FATCA.

“Executive Officer”: The chief executive officer, the chief financial officer or any executive vice president.

“Exhibit”: An exhibit to this Agreement, unless another document is specifically referred to.

“Existing Club”: A health club facility owned by a Person other than Company or any Subsidiary, together with any and all related improvements and other assets used in the normal course of operation of such facility, including, but not limited to, real estate and equipment.

“Existing Credit Agreement”: As defined in the Recitals to this Agreement.

“Facility LC”: As defined in Section 2.10.

“Facility LC Application”: As defined in Section 2.11.

“Facility LC Collateral Account”: A deposit account belonging to Agent for the benefit of the Lenders into which this Agreement requires Borrowers to make deposits; such account shall be under the sole dominion and control of Agent and not subject to withdrawal by any Borrower, and Agent shall hold and apply any amounts in the account to the payment of any outstanding Facility LCs when drawn upon or applied as specified in Section 2.12 or 8.17.

“Facility Termination Date”: The earliest of (a) July 31, 2018, (b) the date on which the Commitments are terminated pursuant to this Agreement, or (c) the date on which the Commitments are reduced to zero pursuant to this Agreement.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate”: For any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (Minneapolis time) on such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by Agent in its sole discretion.

“Fixed Charge Coverage Ratio”: On any Quarterly Measurement Date, the ratio of

(a) the result of: (i) EBITDAR for the Measurement Period ending on such Quarterly Measurement Date, minus (ii) Cash Taxes; minus (iii) the Maintenance Capital Expenditures for such Measurement Period; to

(b) the sum of: (i) the Interest Expense for such Measurement Period; plus (ii) the Rent Expense for such Measurement Period; plus (iii) the Mandatory Principal Payments for such Measurement Period.

“Foreign Subsidiary”: Any Subsidiary of Company that is not a Domestic Subsidiary. On the Effective Date, the Foreign Subsidiaries are FCA Construction Company Canada Inc., an Ontario corporation; LTF Club Operations Company Canada Inc., an Ontario corporation; and LTF Real Estate Company Canada Inc., an Ontario corporation.

“Fund”: Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding, or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP”: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by any other entity that is approved by a significant segment of the accounting profession that apply to the circumstances as of any date of determination, applied in a manner consistent with that used in preparing the financial statements of Company to which this Agreement refers.

“Guarantor Subsidiaries”: The Required Guarantor Subsidiaries and the Designated Guarantor Subsidiaries.

“Guaranty”: The Guaranty dated as of the Effective Date signed and delivered by the Guarantor Subsidiaries in favor of Agent, for the ratable benefit of the Lenders, as it is supplemented, amended, restated, replaced, or otherwise modified at any relevant time, and any additional guaranty signed and delivered by any Guarantor Subsidiary after the Effective Date that is substantially on the same terms as such Guaranty or is otherwise acceptable to Agent in its reasonable discretion.

“IDA Lease Transaction”: any transaction pursuant to which (i) the Company or a Restricted Subsidiary sells, transfers or assigns Real Estate or a leasehold interest to an industrial development agency or similar governmental authority; (ii) such governmental authority leases such Real Estate or leasehold interest to the Company or such Restricted Subsidiary; (iii) the Company or such Restricted Subsidiary retains the beneficial interest in such Real Estate or leasehold interest and a repurchase right, for nominal consideration, in respect of such Real Estate or leasehold interest at the end of the applicable lease’s term; and (iv) the Company or such Restricted Subsidiary receives a tax benefit from such transaction either because the transaction and related Real Estate or leasehold interest is exempt from certain taxes or rental payments corresponding with the applicable Real Estate or leasehold interest are made in lieu of paying certain taxes thereon or related thereto.

“Immediately Available Funds”: Funds with good value on the day and in the city in which payment is received.

“Indebtedness”: With respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (i) all obligations of such Person for borrowed money, including non-recourse obligations, and including the Obligations, (ii) all obligations of such Person that are evidenced by bonds, debentures, notes, or other similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid or accrued, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person that are issued or assumed as the deferred purchase price of property or services, (vi) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations the Lien secures have been assumed, (vii) all Capitalized Lease Obligations of such Person, (viii) the net amount of all obligations of such Person with respect to interest rate swap agreements, cap or collar agreements, interest rate futures or option contracts, currency swap agreements, currency futures or option agreements and other similar contracts, (ix) all obligations of such Person, actual or contingent, as an account party with respect to standby and commercial letters of credit or bankers’ acceptances, (x) all obligations of any partnership or joint venture as to which such Person is personally liable, and (xi) all Contingent Obligations of such Person for which such Person would reserve in respect of Indebtedness of the type described in clauses (i) through (x) above.

“Intercreditor Agreement”: An intercreditor agreement between the holder of any Indebtedness of Company or any Subsidiary (other than the Obligations) and Agent, in form and substance satisfactory to Agent in its reasonable business judgment, and pursuant to which Agent and the holder of such Indebtedness agree that such Indebtedness and any Liens securing such Indebtedness are pari passu with the Obligations.

“Interest Expense”: For any Measurement Period, the aggregate consolidated amount, without duplication, of interest expense of Company and its Restricted Subsidiaries determined in accordance with GAAP.

“Interest Period”: With respect to each Eurocurrency Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two, three, or six months thereafter, as the applicable Borrower elects in the applicable Borrowing Notice or Conversion/Continuation Notice; provided that:

(a) Any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) Any Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(c) Any Interest Period applicable to an Advance on a Revolving Loan that would otherwise end after the Facility Termination Date shall end on the Facility Termination Date.

For the purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided that, if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

“Investment”: The acquisition, purchase, making, or holding of any Equity Interests or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase Equity Interests, securities or other debt of or any interest in another Person or any integral part of any business or the assets comprising all or a material portion of such business and the formation of, or entry into, any partnership as a limited or general partner or the entry into any joint venture. The amount of any Investment is the original cost of such Investment plus the cost of all additions to such Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“LC Fee”: As defined in Section 2.21.

“LC Issuer”: (i) U.S. Bank (or any subsidiary or affiliate thereof) or (ii) each such other Lender (or any subsidiary or affiliate thereof) that agrees to act as an LC Issuer hereunder and that is approved by the Company and the Agent, with each such Person acting in its capacity as issuer of Facility LCs under this Agreement, together with any successor thereto.

“LC Obligations”: At any time, either or both the USD Tranche LC Obligations and the Multicurrency Tranche LC Obligations, as applicable.

“LC Participations”: At any time, either or both the USD Tranche LC Participations or the Multicurrency Tranche LC Participations, as applicable.

“LC Payment Date”: As defined in Section 2.13.

“Lease Securitization Provisions”: Provisions customarily required in a ground lease subject to a Securitized financing that is rated by a nationally recognized ratings agency, including, without limitation, (a) notice and cure rights for a creditor consistent with market standards for cure periods, (b) creditor’s right to encumber the Real Estate Subsidiary’s leasehold interest and the superiority of such Lien to any Lien on a landlord’s interest in such property; (c) the right for a creditor or its designee to succeed to any Real Estate Subsidiary’s interest in the lease without landlord’s consent, and the right of any subsequent holder of the applicable financing to succeed to any Real Estate Subsidiary’s interest in the lease without commercially unreasonable restrictions on the identity of the successor (if other than such creditor or designee), (d) right for such creditor to a new lease with landlord if the lease is terminated prior to the expiration of the term, (e) no amendment, modification, cancellation or termination of the lease by the landlord or any Real Estate Subsidiary without the consent of creditor, and (f) in the event of damage to the property or the improvements thereon or loss or taking of all or a portion of the property or improvements thereon due to casualty or condemnation, the casualty insurance proceeds or condemnation proceeds, as the case may be, may be required by creditor to be applied to reduce the balance of its financing, or may be required by creditor to be used for, and used by the Real Estate Subsidiary under the lease for, restoration of the property or the improvements thereon.

“Lenders”: The lending institutions who sign and deliver this Agreement as the “Lenders” on the Effective Date and their successors and assigns. Unless this Agreement specifies otherwise, the term “Lenders” includes the Swingline Lender and each LC Issuer.

“Lending Installation”: With respect to a Lender or Agent, the office, branch, subsidiary, or affiliate of such Lender or Agent listed on the signature pages to this Agreement or otherwise selected and identified by such Lender or Agent pursuant to Section 2.25.

“Lien”: With respect to any Person, any security interest, mortgage, pledge, lien (statutory or other), charge, encumbrance or preference, hypothecation, assignment, deposit arrangement, title retention agreement, preferential arrangement, or analogous instrument or device (including the interest of each vendor or lessor under any conditional sale, Capitalized Lease, or other title retention agreement), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

“LIBOR01 Page”: The display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or any applicable successor service for the purpose of displaying interest settlement rates for U.S. Dollar deposits).

“Liquidity”: for any date of determination, the sum of (x) the excess of the Aggregate Commitment Amount over the Aggregate Outstanding Credit Exposure (excluding the aggregate principal amount of all outstanding Term Loans), plus (y) the aggregate amount of cash held by the Company and the Restricted Subsidiaries that is unrestricted and free and clear of all Liens other than those in favor of the Agent and the Lenders securing the Secured Obligations.

“Loan”: A Revolving Loan, a Term Loan or a Swingline Loan.

“Loan Documents”: This Agreement, any Notes, the Guaranty, the Collateral Documents, and each other document or agreement, now or in the future, signed by Company or any of its Affiliates for the benefit of Agent or any Lender under or in connection with this Agreement.

“Loan Party”: Company and each Guarantor Subsidiary.

“LTF Lease”: A lease agreement between a Real Estate Subsidiary, as lessor, and a Restricted Subsidiary, as lessee, relating to a Club or a Non-Club Building.

“Maintenance Capital Expenditures”: On any Quarterly Measurement Date, the sum of: (a) $10,000,000; plus (b) the product of: (i) $3.75; times (ii) the gross square feet for each Club or Non-Club Building that is open and that the Company and its Restricted Subsidiaries operate on such Quarterly Measurement Date as measured from the predominant plane of the exterior walls of such Club or Non-Club Building, as applicable.

“Majority Lenders”: Lenders having greater than 50% of (x) the Aggregate Commitment Amount or, if the Aggregate Commitment Amount has been terminated, the Aggregate Outstanding Multicurrency Tranche Credit Exposure plus the Aggregate Outstanding USD Tranche Credit Exposure plus (y) the Term Loan Commitment Amount for the Term Loan Lenders, or, once the Term Loans have been made, the aggregate principal amount of the Term Loans then outstanding (excluding the Commitment Amounts, Term Loan Commitment Amounts and Aggregate Outstanding Credit Exposure of Defaulting Lenders).

“Mandatory Principal Payments”: For any Measurement Period, the principal payments (including the portion of any payment on any Capitalized Lease allocable to principal in accordance with GAAP) regularly scheduled to have been paid by Company or any of its Restricted Subsidiaries during such period on the Permitted Permanent Loans and Company’s and its Restricted Subsidiaries’ Capitalized Leases and other interest-bearing Indebtedness (including, for avoidance of doubt, the Term Loans) and/or Seller Financing; provided, that the final principal payment (including, without limitation, any “bullet” maturity payment) in respect of any Indebtedness shall not be included as a Mandatory Principal Payment for purposes hereof.

“Material Adverse Occurrence”: Any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding) that could reasonably be expected to materially and adversely affect (i) the financial condition or operations of Company and its Restricted Subsidiaries taken as a whole, (ii) the ability of any Borrower to perform its obligations under the Loan Documents, (iii) the validity or enforceability of the material obligations of any Borrower under the Loan Documents, (iv) the rights and remedies of the Lenders and Agent under the Loan Documents, or (v) the timely payment of the principal of and interest on the Loans or other amounts payable by Borrowers under this Agreement.

“Maximum Borrowing Subsidiary Amount: As determined from time to time by the Revolving Lenders at the request of Company. On the Amendment No. 2 Effective Date, the Maximum Borrowing Subsidiary Amount is $0.00.

“Maximum Rate”: As defined in Section 9.16.

“Measurement Period”: On any Quarterly Measurement Date, the four fiscal quarters ending on such Quarterly Measurement Date.

“Modify” and “Modification”: As defined in Section 2.10.

“Multiemployer Plan”: A multiemployer plan, as that term is defined in Section 4001 (a) (3) of ERISA, that is maintained (on the Effective Date, within the five calendar years before the Effective Date, or at any time after the Effective Date) for employees of Company or any ERISA Affiliate.

“Multicurrency Tranche”: the credit facility tranche under which Multicurrency Tranche Commitments are maintained.

“Multicurrency Tranche Commitment”: With respect to each Multicurrency Tranche Lender, its obligation to make Multicurrency Tranche Revolving Loans to Borrowers and to purchase Multicurrency Tranche LC Participations.

“Multicurrency Tranche Commitment Amount”: With respect to each Multicurrency Tranche Lender, on the Amendment No. 2 Effective Date the amount set forth on Schedule 1.1.f as its Multicurrency Tranche Commitment Amount, but as reduced or increased at any time after the Amendment No. 2 Effective Date under this Agreement.

“Multicurrency Tranche LC”: Each Facility LC in which the Multicurrency Tranche Lenders are obligated to purchase Multicurrency LC Participations under Section 2.11.

“Multicurrency Tranche LC Obligations”: At any time, the sum, without duplication, of: (a) the aggregate amount available to be drawn on all outstanding Multicurrency Tranche LCs; plus (b) the Reimbursement Obligations that relate to all Multicurrency Tranche LCs.

“Multicurrency Tranche LC Participation”: As defined in Section 2.11.

“Multicurrency Tranche Lender”: A Lender that has agreed to make Multicurrency Tranche Revolving Loans and purchase Multicurrency Tranche LC Participations under the terms of this Agreement.

“Multicurrency Tranche Revolving Loan”: With respect to a Multicurrency Tranche Lender, a loan made by such Lender in U.S. Dollars or Canadian Dollars pursuant to its commitment to lend in Section 2.1(a), and any conversion or continuation of such loan.

“Multicurrency Tranche Share”: With respect to each Multicurrency Tranche Lender, a portion equal to a fraction, the numerator of which is the Multicurrency Tranche Commitment Amount of such Lender and the denominator of which is the Aggregate Multicurrency

Tranche Commitment Amount, provided, however, if all of the Multicurrency Tranche Commitments are terminated, then “Multicurrency Tranche Share” means the percentage obtained by dividing (i) such Lender’s Outstanding Multicurrency Tranche Credit Exposure at such time by (ii) the Aggregate Outstanding Multicurrency Tranche Credit Exposure at such time; and provided, further, that when any Multicurrency Tranche Lender shall be a Defaulting Lender, “Multicurrency Tranche Share” means the percentage of the Aggregate Multicurrency Tranche Commitment Amount (disregarding any Defaulting Lender’s Multicurrency Tranche Commitment) represented by such Lender’s Multicurrency Tranche Commitment Amount. If all of the Multicurrency Tranche Commitments have terminated or expired, the Multicurrency Tranche Shares shall be determined based upon the Multicurrency Tranche Commitment Amounts most recently in effect, giving effect to any assignments.

“Net Income”: For any Measurement Period, consolidated after-tax net income of Company and its Restricted Subsidiaries for such period determined in accordance with GAAP.

“Net Worth”: With respect to any Person or Persons, on any date of determination, the excess of (a) the net book value of the assets of such Person or Persons at such time, after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), minus (b) the sum of the total Indebtedness of such Person or Persons at such time, all as determined in accordance with GAAP, on an aggregate or consolidated basis with respect to such Person or Persons.

“Non-Club Building”: any building or improvements owned by Company or a Restricted Subsidiary that is not a Club.

“Non-U.S. Lender”: As defined in Section 2.32.f.

“Note”: As defined in Section 2.5.

“Obligations”: Borrowers’ obligations with respect to the due and punctual payment of principal and interest on the Loans and the LC Obligations when and as due, whether by acceleration or otherwise, and all fees (including the Commitment Fee), expenses, indemnities, reimbursements and other obligations of Borrowers under this Agreement or any other Loan Document, to the Lenders or to any Lender, Agent, any LC Issuer, or any indemnified party, in all cases whether now existing or hereafter arising or incurred.

“Operating Lease”: A lease of (or other agreement conveying the right to use) real or personal property classified as an operating lease in accordance with GAAP.

“Other Taxes”: As defined in Section 2.32.b.

“Outlot”: A parcel of real property purchased as an incidental part of a larger acquisition where such parcel is not required for the intended purposes of such acquisition.

“Outstanding Credit Exposure: As to each USD Tranche Lender, its Outstanding USD Tranche Credit Exposure, as to each Multicurrency Tranche Lender, its Outstanding Multicurrency Tranche Credit Exposure, and as to each Term Loan Lender, the principal amount of its Term Loans.

“Outstanding Multicurrency Tranche Credit Exposure: As to any each Multicurrency Tranche Lender at any time, the sum of (i) the aggregate principal U.S. Dollar Amount of its Multicurrency Tranche Revolving Loans outstanding at such time, and (ii) its Multicurrency Tranche LC Participations at that time.

“Outstanding USD Tranche Credit Exposure: As to each USD Tranche Lender at any time, the sum of (i) the aggregate principal U.S. Dollar Amount of its USD Tranche Revolving Loans outstanding at such time, plus (ii) its USD Tranche Share of the aggregate principal amount of Swingline Loans outstanding at that time, plus (iii) its USD Tranche LC Participations at that time.

“Parity Secured Debt”: Indebtedness other than the Secured Obligations incurred by Company or a Restricted Subsidiary that is secured by Liens permitted under Section 6.12.k; provided that: (i) at the time of the incurrence of such Parity Secured Debt, the Unencumbered Asset Coverage Ratio as of the Quarterly Measurement Date immediately preceding the date on which the proposed additional Indebtedness is to be incurred would not be more than the ratio permitted by Section 6.16 determined on a pro forma basis (including a pro forma application of net proceeds from such proposed additional Indebtedness), as if such proposed additional Indebtedness had been incurred at the beginning of the Measurement Period ending on such Quarterly Measurement Date; (ii) the Related Agreements evidencing or securing such Parity Secured Debt are in form and substance satisfactory to Agent, in its reasonable business judgment, provided that the default provisions of such Related Agreements may provide for cross-acceleration with respect to the covenant defaults under this Agreement; (iii) the holder of such Parity Secured Debt signs and delivers to Agent, before Company or any Restricted Subsidiary incurs such Parity Secured Debt, an Intercreditor Agreement; and (iv) reasonably before the incurrence of such Indebtedness, Agent has received drafts that are finalized in all material respects of each material Related Agreement to be signed and delivered in connection with such transaction. To the extent any such Parity Secured Debt contains financial covenants or event of default provisions that restrict Company or its Restricted Subsidiaries more than do the financial covenants and event of default provisions of this Agreement, the provisions of Section 5.20 shall apply.

“Participants”: As defined in Section 9.5.b.

“PBGC”: The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor.

“Permitted Acquisitions”: With respect to Company and Restricted Subsidiaries, either: (a) any Acquisition by Company or any of its Restricted Subsidiaries where (i) the business or division acquired are for use, or the Person acquired is engaged, in the businesses engaged in by Company or its Restricted Subsidiaries on the Effective Date or other businesses that are similar, ancillary, or complementary lines of business, or are reasonable extensions of such business, (ii) the Acquisition is completed on a non-hostile basis; (iii) for each Acquisition in which the total consideration paid by Company and its Subsidiaries exceeds $20,000,000, Company delivers to Agent, no later than 10 Business Days before the consummation of the Acquisition, pro forma financial statements giving effect to the Acquisition that demonstrate continued compliance with the financial covenants in this Agreement; (iv) Company or a Restricted Subsidiary is the surviving entity; (v) immediately before and after giving effect to such Acquisition, no Event of Default exists, (vi) the Consolidated Leverage Ratio on a pro forma basis reflecting the consummation of the Acquisition is less than 3.75 to 1.00; (vii) the sum of the cash held by Company and its Restricted Subsidiaries (including any cash acquired in the acquisition) but excluding cash in any account subject to a Lien in favor of any Person other than the Lenders plus the amount by which the Aggregate Commitment Amount exceeds the Aggregate Outstanding Credit Exposure (excluding the principal amount of the Term Loans) is at least $50,000,000 immediately after giving effect to such Acquisition; (viii) for each Acquisition in which the total consideration paid by Company and its Subsidiaries exceeds $20,000,000, reasonably prior to such Acquisition, Agent has received unexecuted copies of each material document, instrument, and agreement to be signed and delivered in connection with such Acquisition, (ix) for each Acquisition in which the total consideration paid by Company and its Restricted Subsidiaries exceeds $20,000,000, the related acquisition documents shall not prohibit liens and security interest thereon and collateral assignments thereof to the Administrative Agent for the benefit of the Lenders, and (x) if the acquired Person will be a Guarantor Subsidiary, Agent has received a Guaranty and Collateral Documents in accordance with Section 5.17 and 5.19; or (b) any other Acquisition consented to in writing by the Majority Lenders. For the purposes of this definition, “total consideration” means, without duplication, cash or other consideration paid, the fair market value of property or stock exchanged (or the face amount, if preferred stock) other than common stock of Company, the total amount of any deferred payments (including the Company’s good faith estimates for earnouts) or purchase money debt, all Seller Financing, and the total amount of any Indebtedness assumed or undertaken in such transactions.

“Permitted Permanent Loan”: Collectively:

(a) the Indebtedness of the Encumbered Real Estate Subsidiaries outstanding on the Amendment No. 2 Effective Date and described on Schedule 1.1.d; and

(b) Indebtedness incurred by an Encumbered Real Estate Subsidiary that is a Wholly-Owned Subsidiary after the Effective Date to finance the real property and improvements relating to one or more Clubs that are then open and operating or Non-Club Buildings being used for their intended purpose, where:

(i) immediately before and after giving effect to such Indebtedness, no Event of Default exists;

(ii) the Related Agreements for such Indebtedness do not cross-default to, or permit acceleration based on, any default under or acceleration of any other Indebtedness of Company or any other Subsidiary except other Permitted Permanent Loans that are held by the holder of the Indebtedness then being incurred; provided that any such Indebtedness that is incurred to an initial holder that, together with any of its Affiliates, are in the business of Securitizing commercial mortgage loans shall be deemed to be held by separate holders, regardless of whether such Indebtedness is actually held by separate holders;

(iii) the only Persons liable for such Indebtedness are:

(A) the Encumbered Real Estate Subsidiary that owns all of the relevant Clubs or Non-Club Buildings securing the Indebtedness then being incurred and such liability is limited to such Encumbered Real Estate Subsidiary’s right, title and interest in and to the collateral securing the Permitted Permanent Loan then being incurred; subject, however, to the imposition of personal liability for fraud, misrepresentation, misapplication of rents or insurance proceeds, adverse environmental conditions and other exceptions to limited recourse liability that are customarily set forth in limited recourse real estate financing transactions including, without limitation, indemnities in respect of environmental liabilities, material destruction or abuse of property, prohibited transfers of property or prohibited grants of collateral, insolvency, and failure to pay taxes or maintain insurance (such limited recourse liabilities being “Limited Recourse Liability”); and

(B) Company or any Restricted Subsidiary; provided that the Related Agreements for such Permitted Permanent Loan: (1) shall not impose any greater liability on Company or any Restricted Subsidiary than the Limited Recourse Liability that is incurred by the relevant Encumbered Real Estate Subsidiary in such transaction and to its liability as a guarantor of the LTF Lease securing such Permitted Permanent Loan that is permitted by subpart (v) of this definition; and (2) shall otherwise comply with the last paragraph of this definition;

(iv) (A) the only security for such Indebtedness is:

(1) the real property and improvements relating to such Clubs or Non-Club Buildings being financed by such Permitted Permanent Loan;

(2) the LTF Lease or any other lease by a Real Estate Subsidiary, acting as lessor, relating to such Clubs or Non-Club Buildings,

(3) if required to be by the original Related Agreements evidencing or securing such Indebtedness, then: (a) normal and reasonable repair and replacement reserves; and (b) a debt service reserve to be established from the basic rent payable under the original LTF Lease or any other lease by a Real Estate Subsidiary, acting as lessor, relating to such Clubs or Non-Club Buildings that exceeds the regularly scheduled monthly principal and interest payments on such Indebtedness if the Allocated Clubs/Non-Club Buildings Cash Flow is less than the amount required in the original Related Agreements evidencing or securing such Indebtedness; provided, however, that, the Encumbered Real Estate Subsidiary’s failure to maintain the required Allocated Clubs/Non-Club Buildings

Cash Flow shall not constitute an event of default (however defined) under the relevant Related Agreements and the sole remedy for such failure shall be the establishment of the debt service reserve;

(4) if such Indebtedness is Securitized by re-structuring into a senior loan to the borrowing Encumbered Real Estate Subsidiary and a mezzanine loan to a separate Related Mezzanine Encumbered Real Estate Subsidiary, then such mezzanine loan may be secured by a pledge of the Equity Interests in the borrowing Encumbered Real Estate Subsidiary for such Indebtedness; and

(5) normal and reasonable repair and replacement reserves that are required to be established by the original Related Agreements evidencing or securing such Indebtedness. None of such security shall secure any other Indebtedness of such Encumbered Real Estate Subsidiary, its Related Mezzanine Encumbered Real Estate Subsidiary, Company or any other Subsidiary;

(v) the Clubs or Non-Club Buildings are leased pursuant to a LTF Lease or any other lease by a Real Estate Subsidiary, acting as lessor; provided that Company may guaranty a Restricted Subsidiary’s obligations under the relevant LTF Lease; provided, further, that Company’s lease guaranty obligations must not be greater than the obligations of the tenant under the relevant LTF Lease, and the Related Agreements establishing such lease guaranty obligations shall comply with the last paragraph of this definition; and

(vi) reasonably prior to the incurrence of such Indebtedness, Agent has received drafts that are finalized in all material respects of each material Related Agreement to be signed and delivered in connection with such transaction.

For the purposes of this Agreement, a single Permitted Permanent Loan may be evidenced by separate notes made by one or more of the relevant Encumbered Real Estate Subsidiaries payable to the holder of such Permitted Permanent Loan and such separate notes may be secured by the real property and improvements relating to the Clubs or Non-Club Buildings respectively owned by such Encumbered Real Estate Subsidiaries then being financed by such Permitted Permanent Loan; provided that the proceeds of such separate notes are disbursed to the relevant Encumbered Real Estate Subsidiary on the same date as part of an integrated financing for all of such Clubs or Non-Club Buildings.

If Company or any Restricted Subsidiary incurs any Limited Recourse Liability that is described in subpart (b)(iii) of this definition or guaranties the payment and performance of a LTF Lease that is described in subpart (b)(v) of this definition, then the applicable Related Agreements shall not:

(a) (i) cross-default to any other Indebtedness of Company or any other Restricted Subsidiary; and/or (ii) violate Section 6.6; and/or

(b) in the case of any contingent liability, require Company to waive its rights of contribution, subrogation or other similar rights to succeed to the relevant lender’s rights against the borrowing Encumbered Real Estate Subsidiary or its assets upon Company’s payment and performance in full of its obligations under such Related Agreements.

Each Permitted Permanent Loan shall cause any automatic amendment of this Agreement that applies under the “most favored lender” provision in Section 5.20.

“Person”: Any natural person, corporation, partnership, limited partnership, limited liability limited partnership, limited liability company, joint venture, firm, association, enterprise, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity or organization, whether acting in an individual, fiduciary, or other capacity.

“Plan”: Each employee benefit plan (whether in existence on the Effective Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of Company or of any ERISA Affiliate.

“Pledge Agreement” or “Pledge Agreements”: Individually and collectively, (i) the Pledge Agreement dated June 30, 2011 made by Company in favor of Agent and pursuant to which Company grants a first priority Lien to Agent, for the benefit of the Lenders, to secure the Secured Obligations, in the Equity Interests it owns in its Restricted Subsidiaries and other “Collateral” it describes, (ii) each Pledge Agreement dated June 30, 2011 made by a Restricted Subsidiary that owns Equity Interests in another Restricted Subsidiary in favor of Agent and pursuant to which such Restricted Subsidiary grants a first priority Lien to Agent, for the benefit of the Lenders, to secure the Secured Obligations, in the Equity Interests and other “Collateral” it describes, but only to the extent that the granting of such Lien does not violate any restriction on such Restricted Subsidiary’s right to grant such Lien set forth in any Related Agreement, as it is amended, supplemented, extended, restated, or otherwise modified and in effect at any time, and (iii) each additional agreement made after the Effective Date by any Subsidiary of Company in favor Agent and pursuant to which such Subsidiary grants a first priority Lien to Agent, for the benefit of the Lenders, to secure the Secured Obligations, in the Equity Interests and other “Collateral” it describes, but only to the extent that the granting of such Lien does not violate any restriction on such Subsidiary’s right to grant such Lien set forth in any Related Agreement, as it is amended, supplemented, extended, restated, or otherwise modified and in effect at any time.

“Prime Rate”: The per annum rate of interest from time to time publicly announced by U.S. Bank or its parent as its “Prime Rate” (which is not necessarily the lowest rate charged to any customer) for such day, changing when and as such Prime Rate changes; except that if there is a successor Agent to U.S. Bank by merger, or U.S. Bank assigns its duties and obligations as “Agent” to an Affiliate pursuant to Section 8.11, then “Prime Rate” means the prime rate, base rate or other analogous rate of the new Agent.

“Purchase Money Indebtedness”: Any Indebtedness that is incurred at the time of the purchase of the relevant property.

“Purchaser”: As defined in Section 9.5.c.

“Quarterly Measurement Date”: The last day of each quarter of Company’s fiscal year, commencing on June 30, 2011.

“Rate Protection Agreement”: Any interest rate swap, cap or option agreement, or any other agreement pursuant to which any Loan Party hedges interest rate risk with respect to a portion of the Obligations or any Indebtedness permitted hereunder (other than Permitted Permanent Loans), entered into by the applicable Loan Party with a Rate Protection Provider.

“Rate Protection Obligations”: The liabilities, indebtedness, and obligations of Loan Parties, if any, to any Rate Protection Provider under a Rate Protection Agreement.

“Rate Protection Provider”: Any Lender, or any Affiliate of any Lender, that is the counterparty of a Loan Party under any Rate Protection Agreement.

“Real Estate”: Any undivided fee simple interest in land other than an Outlot; the tenant’s interest under a long-term ground lease of land; buildings and other improvements on such land owned in fee simple or leased under a long-term ground lease; and the right to receive any rents and income from such land owned in fee simple or leased under a long-term ground lease that have not yet been received. Without limiting the definition in the preceding sentence, “Real Estate” does not include (i) any interest in land that Company has sold and then leased back, either before or after the Effective Date, or (ii) the tenant’s interest under any lease or other occupancy agreement that is not a long-term ground lease, or any fixtures or improvements owned by the tenant under any lease or other occupancy agreement that is not a long-term ground lease.

“Real Estate Subsidiary”: Either an Encumbered Real Estate Subsidiary or an Unencumbered Real Estate Subsidiary.

“Regulation D”: Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of the Board of Governors with respect to reserve requirements that apply to member banks of the Federal Reserve System.

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of the Board of Governors with respect to the extension of credit by banks for the purpose of purchasing or carrying margin stocks that apply to member banks of the Federal Reserve System.

“Reimbursement Obligations”: At any time, the aggregate of all of Borrowers’ obligations then outstanding under Section 2.13 to reimburse each LC Issuer for amounts paid by such LC Issuer with respect to any one or more drawings under Facility LCs issued by it.

“Related Agreement”: All material documents establishing, evidencing, and/or securing any Permitted Permanent Loan or any Indebtedness for borrowed money permitted by Section 6.11.c, or additional Indebtedness permitted by Section 6.11.g, or any sale-leaseback transaction permitted by Section 6.18, or any ground lease or other real estate lease covering any Real Estate underlying, or on which Company and its Subsidiaries intend to develop and operate, a Club or Non-Club Building and related businesses that is permitted by Section 6.21. The Related Agreements in effect on the Amendment No. 2 Effective Date are respectively described on Schedules 1.1.e, 6.11 and 6.18.

“Related Encumbered Real Estate Subsidiary”: Any Subsidiary whose assets consist solely of the Equity Interests of one or more Encumbered Real Estate Subsidiaries.

“Related Mezzanine Encumbered Real Estate Subsidiary”: A Subsidiary that has been organized for the sole purpose of incurring a mezzanine loan made in conjunction with a Securitized Permitted Permanent Loan and whose only material assets are the Equity Interests in the Encumbered Real Estate Subsidiary that is the obligor of the related Permitted Permanent Loan.

“Rent Expense”: For any Measurement Period, the aggregate consolidated rent expense of Company and its Restricted Subsidiaries as determined in accordance with GAAP.

“Required Guarantor Subsidiaries”: At any time, all Wholly-Owned Subsidiaries except for:

(i) Designated Unrestricted Subsidiaries;

(ii) Foreign Subsidiaries as to which a guarantee of the Obligations would cause a Deemed Dividend Problem;

(iii) any Subsidiary that is a captive insurance Subsidiary;

(iv) any Subsidiary constituting a non-for-profit entity under Section 501(c)(3) of the Code; and

(v) each Encumbered Real Estate Subsidiary that is prohibited, restricted, or otherwise limited by the Related Agreements for a Permitted Permanent Loan to which it is a party from guaranteeing any Indebtedness other than such Permitted Permanent Loan, granting a Lien on any or all of its assets to secure any Indebtedness other than such Permitted Permanent Loan, or permitting a Lien on the Equity Interests in such Encumbered Real Estate Subsidiary to secure any Indebtedness other than such Permitted Permanent Loan, but only so long as such prohibitions, restrictions, or limitations apply.

The Required Guarantor Subsidiaries on the Amendment No. 2 Effective Date are listed in Schedule 1.1.a.

“Restricted Payments”: Collectively, (a) all dividends or other distributions in cash with respect to any Equity Interests in Company, (b) any payment (whether in cash, Equity Interests other than common stock of Company, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Company or any of its Restricted Subsidiaries, and (c) all management fees, consulting fees and other similar amounts payable to any present or former holder of any Equity Interests in Company or any of its Restricted Subsidiaries.

“Restricted Subsidiary”: Each Guarantor Subsidiary and each other Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Loans”: Multicurrency Tranche Revolving Loans and USD Tranche Revolving Loans.

“Schedule”: A specific schedule to this Agreement, unless another document is specifically referred to.

“Section”: A numbered section of this Agreement, unless another document is specifically referred to.

“Secured Obligations”: collectively, the Obligations, the Rate Protection Obligations, and all cash management, commercial credit card programs and treasury-related obligations owing by the Company or a Restricted Subsidiary to a Lender or an Affiliate of a Lender; provided, however, that the Secured Obligations of a Restricted Subsidiary shall exclude any Excluded Swap Obligations with respect to such Restricted Subsidiary.

“Securitized”: A transaction in which all or any portion of a Permitted Permanent Loan and the Related Agreements evidencing or securing such Permitted Permanent Loan are deposited into a trust (including a REMIC trust) by the holder of such Permitted Permanent Loan and such trust issues certificates to investors, or any similar transaction and the term “Securitizing” has a meaning correlative to the foregoing.

“Security Agreement” or “Security Agreements”: Individually or collectively, (i) the Security Agreement dated June 30, 2011 made by Company in favor of Agent and pursuant to which Company grants a first priority Lien to Agent, for the benefit of the Lenders, to secure the Secured Obligations, in the “Collateral” it describes, as it is amended, supplemented, extended, restated, or otherwise modified and in effect at any time, (ii) the Security Agreement dated June 30, 2011 made by each Guarantor Subsidiary in favor of Agent and pursuant to which each Guarantor Subsidiary grants a first priority Lien to Agent, for the benefit of the Lenders, to secure the Secured Obligations, in the “Collateral” it describes, to secure the Secured Obligations, as it is amended, supplemented, extended, restated, or otherwise modified and in effect at any time, and (iii) any additional security agreement that any Subsidiary of Company signs and delivers after the Effective Date to grant a first priority Lien to Agent, for the benefit of the Lenders, to secure the Secured Obligations, in the collateral it describes, as it is amended, supplemented, extended, restated, or otherwise modified and in effect at any time.

“Seller Financing”: Indebtedness incurred as seller financing.

“Subordinated Indebtedness”: Any Indebtedness of a Company or a Restricted Subsidiary that is formally subordinated to the Secured Obligations on terms that have been approved in writing by Agent.

“Subsidiary”: with respect to any Person, (i) any corporation, partnership, limited partnership, limited liability limited partnership, limited liability company, joint venture, firm, association, enterprise, trust, unincorporated organization, or other business entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, and (ii) any other corporation, partnership, limited partnership, limited liability limited partnership, limited liability company, joint venture, firm, association, enterprise, trust, unincorporated organization, or other business entity of which such Person, directly or indirectly, owns Equity Interests that represent more than 50% of the ordinary voting power, governance rights, or financial rights of such business entity. Except where this Agreement expressly provides to the contrary, all references in this Agreement to a “Subsidiary” or to “Subsidiaries” refer to a Subsidiary or Subsidiaries of Company. The Subsidiaries on the Amendment No. 2 Effective Date are listed in Schedule 1.1.b.

“Swap Obligation”: solely for purposes of determining an obligation being guaranteed by a Guarantor Subsidiary in respect of a “swap”, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment Amount”: As defined in Section 2.18, but as it is reduced at any time under this Agreement.

“Swingline Lender”: U.S. Bank or any other Lender that succeeds to its rights and obligations as the Swingline Lender under this Agreement.

“Swingline Loan”: A Loan made to Company by Swingline Lender under Section 2.18.

“Swingline Loan Commitment”: With respect to Swingline Lender, the obligation of Swingline Lender to make Swingline Loans to Company, as part of the USD Tranche, in an aggregate principal amount outstanding at any time not to exceed the Swingline Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

“Swingline Loan Date”: The date of the making of any Swingline Loan under this Agreement.

“Taxes”: All present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to the foregoing, imposed on or with respect to any payment made by or on account of any obligation of Borrowers under any Loan Document, but excluding Excluded Taxes and Other Taxes.

“Term Loan”: a term loan (including, without limitation, Additional Term Loans) made to the Company in U.S. Dollars under this Agreement, and any conversion or continuation of such term loan.

“Term Loan Commitment”: With respect to each Lender, its obligation to make Term Loans to Company, in an aggregate principal amount not to exceed such Lender’s Term Loan Commitment Amount.

“Term Loan Commitment Amount”: With respect to each Term Loan Lender, on the Amendment No. 2 Effective Date, the amount set by its name on Schedule 1.1.f as its Term Loan Commitment Amount. The aggregate thereof on the Amendment No. 2 Effective Date is $100,000,000.

“Term Loan Lender”: each Lender that has agreed to make Term Loans.

“Term Loan Share”: With respect to each Term Loan Lender, a portion equal to a fraction, the numerator of which is the outstanding principal amount of such Term Loan Lender’s Term Loan at such time, and the denominator of which is the aggregate outstanding principal amount of all Term Loans at such time provided, that when a Term Loan Lender constitutes a Defaulting Lender, such Term Loan Lender’s Term Loans shall be disregarded for purposes of determining the Term Loan Share of each Term Loan Lender.

“Third Party Lease”: a lease agreement between an unaffiliated third party, as lessor, and a Restricted Subsidiary, as lessee.

“Type”: With respect to any Advance, its nature as a Base Rate Advance or a Eurocurrency Advance, and, with respect to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan.

“Unencumbered Asset Coverage Ratio”: On any Quarterly Measurement Date, the ratio of:

a. the net book value of all Real Estate owned by Unencumbered Real Estate Subsidiaries on such Quarterly Measurement Date; to

b. the sum of (i) Aggregate Outstanding Credit Exposure; plus (ii) all Parity Secured Debt on such Quarterly Measurement Date.

“Unencumbered Real Estate Subsidiary”: A Wholly-Owned Subsidiary that: (i) owns Real Estate and has no material assets other than Real Estate, Equity Interests in other Unencumbered Real Estate Subsidiaries, or, as to LTF Real Estate Company, Inc. and LTF Real Estate Holdings, LLC, the other assets it owns on the Effective Date; provided, however, that no Unencumbered Real Estate Subsidiary (other than LTF Real Estate Company, Inc. and LTF Real Estate Holdings, LLC in respect of the ground leasehold interests it owned on the Effective Date) shall own any Real Estate that consists of or includes the tenant’s interest under a long-term ground lease if such Unencumbered Real Estate Subsidiary also owns fee simple title to any Real Estate; (ii) does not engage in any substantial business activity other than acquiring, owning, developing, operating, and leasing Real Estate, and, as to LTF Real Estate Company, Inc., the other businesses it is engaged in on the Effective Date; (iii) has no Indebtedness other than the Secured Obligations and unsecured Indebtedness owing to a Guarantor Subsidiary that is (A) subordinated to the payment of the Secured Obligations on terms and conditions acceptable to the Agent, and (B) incurred in the ordinary course of owning and operating its Real Estate, and, as to LTF Real Estate Company, Inc., the other businesses it is engaged in on the Effective Date; and (iv) is a Guarantor Subsidiary or a Foreign Subsidiary that is a Restricted Subsidiary and that has had at least 65% of its Equity Interests pledged to the Agent to secure the Secured Obligations. The Unencumbered Real Estate Subsidiaries on the Amendment No. 2 Effective Date are described on Schedule 1.1.b.

“United States” and “U.S.”: The United States of America.

“Unrestricted Subsidiary”: Each Designated Unrestricted Subsidiary and each other Subsidiary that is not a Wholly-Owned Subsidiary (other than a Designated Guarantor Subsidiary).

“U.S. Bank”: U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.

“U.S. Dollars”, “U.S.$” and “$”: The lawful currency of the United States.

“U.S. Dollar Amount”: On any date of determination, (a) with respect to any amount in U.S. Dollars, such amount, and (b) with respect to any amount in an Agreed Currency, the Equivalent Amount in U.S. Dollars of such amount, determined by Agent pursuant to Section 2.2 using the Exchange Rate with respect to such Agreed Currency at the time in effect.

“USD Tranche”: the credit facility tranche under which USD Tranche Commitments are maintained.

“USD Tranche Commitment”: With respect to each USD Tranche Lender, its obligation to make USD Tranche Revolving Loans to Company, to purchase USD Tranche LC Participations, and to purchase participations in Swingline Loans from Swingline Lender, in an aggregate principal amount outstanding at any time not to exceed such Lender’s USD Tranche Commitment Amount as it is modified as a result of any assignment that has become effective pursuant to Section 9.5.c or as otherwise modified from time to time pursuant to this Agreement and subject to the conditions and limitations of this Agreement, and with respect to Swingline Lender, its obligation to make Swingline Loans to Company.

“USD Tranche Commitment Amount”: With respect to each USD Tranche Lender, on the Amendment No. 2 Effective Date, the amount set by its name in Schedule 1.1.f as its USD Tranche Commitment Amount, but as reduced or increased at any time after the Amendment No. 2 Effective Date under this Agreement.

“USD Tranche LC”: Each Facility LC in which the USD Tranche Lenders are obligated to purchase USD Tranche LC Participations under Section 2.11.

“USD Tranche LC Obligations”: At any time, the sum, without duplication, of: (a) the aggregate amount available to be drawn on all outstanding USD Tranche LCs; plus (b) the Reimbursement Obligations that relate to USD Tranche LCs.

“USD Tranche LC Participation”: As defined in Section 2.11.

“USD Tranche Lender”: Swingline Lender and each other Lender that has agreed to make USD Tranche Revolving Loans and purchase USD Tranche LC Participations under the terms of this Agreement.

“USD Tranche Revolving Loan”: With respect to each USD Tranche Lender, a loan made by such Lender in U.S. Dollars pursuant to its commitment to lend in Section 2.1(a), and any conversion or continuation of such loan.

“USD Tranche Share”: With respect to each USD Tranche Lender, a portion equal to a fraction, the numerator of which is the USD Tranche Commitment Amount of such Lender and the denominator of which is the Aggregate USD Tranche Commitment Amount, provided, however, if all of the USD Tranche Commitments are terminated, then “USD Tranche Share”

means the percentage obtained by dividing (i) such Lender’s Outstanding USD Tranche Credit Exposure at such time by (ii) the Aggregate Outstanding USD Tranche Credit Exposure at such time; and provided, further, that when a USD Tranche Lender shall be a Defaulting Lender, “USD Tranche Share” means, with respect to each USD Tranche Lender, the percentage of the Aggregate USD Tranche Commitment Amount (disregarding any Defaulting Lender’s USD Tranche Commitment) represented by such Lender’s USD Tranche Commitment Amount. If all of the USD Tranche Commitments have terminated or expired, the USD Tranche Shares shall be determined based upon the USD Tranche Commitment Amounts most recently in effect, giving effect to any assignments.

“Wholly-Owned Subsidiary”: With respect to any Person, any Subsidiary of which 100% of the Equity Interests are at the time owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person. All Wholly-Owned Subsidiaries on the Amendment No. 2 Effective Date are identified as such in Schedule 1.1.b.

1.2. Accounting Terms and Calculations. Except to the extent this Agreement expressly provides to the contrary, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Company notifies Agent that Company requests an amendment to any provision of this Agreement to eliminate the effect of any change occurring after the Amendment No. 2 Effective Date in GAAP or in its application on the operation of such provision (or if Agent notifies Company that the Majority Lenders request an amendment to any provision of this Agreement for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in its application, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice is withdrawn or amended in accordance with this Section 1.2; and further provided that, notwithstanding any other provision of this Agreement, all terms of an accounting or financial nature used in this Agreement shall be construed, and all computations of amounts and ratios referred to in this Agreement shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Company or any of its Subsidiaries at “fair value”, as such standards define that term. If at any time any change in GAAP would affect the computation of any financial ratio or requirement in any Loan Document and Company, Agent, or the Majority Lenders so request, Agent, the Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve its original intent in light of such change in GAAP (subject to the approval of the Majority Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP before such change and Company shall provide to Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the monthly, quarterly, and annual financial statements this Agreement requires.

1.3. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the word “to” or “until” each means “to but excluding”.

1.4. Other Definitional Terms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context in which used in this Agreement otherwise clearly requires, “or” means both “and” and “or”.

ARTICLE II

TERMS OF THE CREDIT FACILITIES

Part A — Terms of Lending

2.1. Lending Commitments. (a) Revolving Commitments. From the Effective Date until the Facility Termination Date, subject to the terms and conditions set forth in this Agreement, each USD Tranche Lender severally agrees with the other USD Tranche Lenders to make USD Tranche Revolving Loans to Borrowers in U.S. Dollars and participate in USD Tranche LCs issued upon the request of Company, and each Multicurrency Tranche Lender severally agrees with the other Multicurrency Tranche Lenders to make Multicurrency Tranche Revolving Loans in U.S. Dollars or Canadian Dollars, and to participate in Multicurrency Tranche LCs, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC: (i) the U.S. Dollar Amount of such Lender’s Outstanding Credit Exposure shall not exceed its Commitment Amount; (ii) the Aggregate Outstanding USD Tranche Credit Exposure shall not exceed the Aggregate USD Tranche Commitment Amount; (iii) the Aggregate Outstanding Multicurrency Tranche Credit Exposure shall not exceed the Aggregate Multicurrency Tranche Commitment Amount; (iv) the Aggregate Outstanding Credit Exposure (excluding the principal amount of the Term Loans) owing by Borrowing Subsidiaries shall not exceed the Maximum Borrowing Subsidiary Amount; and (v) all Base Rate Loans shall be made in U.S. Dollars. Subject to the terms of this Agreement, Borrowers may borrow, repay, and reborrow at any time before the Facility Termination Date. Each LC Issuer shall issue Facility LCs on the terms and conditions set forth in Part B of this Article II. Loans may be obtained and maintained, at Company’s election but subject to the limitations of this Agreement, as Base Rate Advances or Eurocurrency Advances. On the Effective Date, Company, Agent, and the Lenders acknowledge and agree that the aggregate outstanding principal balance of the “Revolving Loans” under the Existing Credit Agreement shall be deemed to be the initial USD Tranche Revolving Loans under this Agreement. There are no Multicurrency Tranche Revolving Loans on the Effective Date. The Commitments to extend credit under this Agreement expire on the Facility Termination Date. Borrowers shall pay all Obligations in full on the Facility Termination Date.

(b) Term Loan Commitments. Subject to the effectiveness of Amendment No. 2, each Term Loan Lender shall make a Term Loan to the Company in the amount of its Term Loan Commitment. Such Term Loan shall be made, if at all, on the Amendment No. 2 Effective Date. No amount in respect of a Term Loan may be reborrowed once repaid. Term Loans may be obtained and maintained, at Company’s election but subject to the limitations of this Agreement, as Base Rate Advances or Eurocurrency Advances. Notwithstanding the foregoing or anything to the contrary set forth herein, Additional Term Loans shall be made, if at all, pursuant to Section 2.36.

2.2. Determination of U.S. Dollar Amounts; Required Payments; Termination. Agent shall determine the U.S. Dollar Amount of: (a) each Advance as of the date three Business Days before the Borrowing Date for such Advance or, if applicable, the date such Advance is converted or continued, and (b) all outstanding Advances on and as of the last Business Day of each quarter and on any other Business Day elected by Agent in its discretion. If, at any time, either (a) the U.S. Dollar Amount of the Aggregate Outstanding Credit Exposure (excluding the principal amount of the Term Loans) exceeds the Aggregate Commitment Amount, or (b) the U.S. Dollar Amount of the Aggregate Outstanding Multicurrency Tranche Credit Exposure exceeds 105% of the Aggregate Multicurrency Tranche Commitment Amount, Borrowers shall immediately make a payment on the Obligations under the USD Tranche or the Multicurrency Tranche sufficient to eliminate such excess. Borrowers shall pay the Aggregate Outstanding Credit Exposure and all other unpaid Obligations in full on the Facility Termination Date.

2.3. Method of Selecting Types and Interest Periods for New Advances. Company shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency that applies. Each request by Company for Revolving Loans (a “Borrowing Notice”) shall be in writing or by telephone and must be given so as to be received by Agent not later than 11:00 A.M. (Minneapolis time) three Business Days before the requested Borrowing Date if all or any portion of the Revolving Loans are requested as Eurocurrency Advances and not later than 11:00 A.M. (Minneapolis time) on the requested Borrowing Date if the Revolving Loans are requested as Base Rate Advances (other than a Swingline Loan). Each request for Revolving Loans shall be irrevocable and shall be deemed a representation by Borrowers that on the requested Borrowing Date and after giving effect to the requested Revolving Loans the applicable conditions specified in Article III have been and will be satisfied.

Each request for any Advance shall specify (a) the requested Borrowing Date, which shall be a Business Day, of such Advance, (b) the Agreed Currency for each requested Revolving Loan, (c) the aggregate amount of the Advance to be made on such date, which shall be in a minimum amount of $1,000,000 for Base Rate Advances or $5,000,000 for Eurocurrency Advances, (d) whether such Revolving Loans are to be funded as Base Rate Advances or Eurocurrency Advances (and, if such Revolving Loans are to be made with more than one applicable interest rate choice, specify the amount to which each interest rate choice applies), and (e) in the case of Eurocurrency Advances, the duration of the initial Interest Period that applies to such Advance; provided that no Revolving Loans shall be funded as Eurocurrency Advances if an Event of Default exists. Agent may rely on any telephone request by Company for Revolving Loans that it believes in good faith to be genuine. Agent shall promptly notify each other Lender of the receipt of such request, the matters it specifies, and of such Lender’s ratable share of any requested USD Tranche Revolving Loans and, in the case of a Multicurrency Tranche Lender, such Multicurrency Tranche Lender’s ratable share of any requested Multicurrency Tranche Revolving Loans. On the specified Borrowing Date, each Lender shall provide its share of the requested Revolving Loans to Agent in Immediately Available Funds not later than 1:00 P.M. (Minneapolis time).

Unless Agent determines that any applicable condition specified in Article III has not been satisfied, Agent shall make available to Company at Agent’s principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 2:00 P.M. (Minneapolis time) on the requested Borrowing Date the amount of the requested Revolving Loans. If Agent has made a Revolving Loan to Company on behalf of a Lender but has not received the amount of such Revolving Loan from such Lender by the time this Agreement requires, such Lender shall pay interest to Agent on the amount so advanced at the overnight Federal Funds Effective Rate from the date of such Revolving Loan to the date funds are received by Agent from such Lender, such interest to be payable with such remittance from such Lender of the principal amount of such Revolving Loan (provided that Agent shall not make any Revolving Loan on behalf of a Lender if Agent has received prior notice from such Lender that it will not make such Revolving Loan). If Agent does not receive payment from such Lender by the next Business Day after the date of any Revolving Loan, Agent shall be entitled to recover such Revolving Loan, with interest thereon at the rate (or rates) then applicable to such Revolving Loan, on demand, from Company, without prejudice to Agent’s and Company’s rights against such Lender. If such Lender pays Agent the amount this Agreement requires with interest at the overnight Federal Funds Effective Rate before Agent has recovered from Company, such Lender shall be entitled to the interest payable by Company with respect to the Revolving Loan in question accruing from the date Agent made such Revolving Loan.

2.4. Ratable Loans; Types of Advances. Each Advance other than any Swingline Loan shall consist of (a) USD Tranche Revolving Loans made by the USD Tranche Lenders ratably according to their USD Tranche Shares of the Aggregate USD Tranche Commitment Amount, (b) in the case of Multicurrency Tranche Revolving Loans, Multicurrency Tranche Revolving Loans made by the Multicurrency Tranche Lenders ratably according to their Multicurrency Tranche Shares of the Aggregate Multicurrency Tranche Commitment Amount or (c) Term Loans made pursuant to Section 2.1(b). The Advances may be Base Rate Advances or Eurocurrency Advances, or a combination of the two Types, selected by Company in accordance with Sections 2.3 and 2.6, or Swingline Loans selected by Company in accordance with Part C of this Article II.

2.5. Noteless Agreement; Evidence of Indebtedness. Each Lender shall maintain in accordance with its usual practice so long as any Obligations remain outstanding a current account or accounts evidencing Borrower’s indebtedness to such Lender that results from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender. Agent shall also maintain accounts in which it records (i) the amount of each Loan, the Agreed Currency and Type of each Loan, and the Interest Period with respect to each Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender under this Agreement, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by Agent from Borrower under this Agreement and each Lender’s share of such amount. The entries maintained in the accounts maintained pursuant to this Section 2.5 shall be prima facie evidence of the existence and amounts of the Obligations recorded in those accounts; provided that the failure of Agent or any Lender to maintain such accounts or any error in such accounts shall not in any manner affect Borrower’s obligation to repay the Obligations in accordance with the terms of this Agreement. Any Lender has the right to request that its Loans be evidenced by a promissory note or, in the case of Swingline Lender, promissory notes, representing its Revolving Loans, Term Loans, and/or Swingline Loans, as applicable, substantially in the form of Exhibit E, with appropriate changes for notes evidencing Swingline Loans or Term Loans (each a “Note”). If any Lender requests that its Loans be evidenced by a Note, Borrower shall prepare, sign, and deliver to such Lender such Note or Notes payable to such Lender in a form supplied by Agent. Thereafter, the Loans evidenced by such Note and interest on such Loans shall at all times (prior to any assignment pursuant to Section 9.5.c) be represented by one or more Notes payable to the payee named in such Note, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in the preceding sentences of this Section 2.5.

2.6. Conversions and Continuations. On the terms and subject to the limitations of this Agreement, Company has the option at any time to convert all or any portion of the Advances into Base Rate Advances or Eurocurrency Advances, or to continue a Eurocurrency Advance as such; provided that a Eurocurrency Advance may be converted or continued only on the last day of the Interest Period that applies to such Advance and no Advance may be converted to or continued as a Eurocurrency Advance if an Event of Default exists on the proposed date of continuation or conversion. Advances may be converted to, or continued as, Eurocurrency Advances only in the aggregate minimum amount of the Advances of all Lenders so converted or continued, of $5,000,000. Company shall give Agent written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by Agent not later than 11:00 A.M. (Minneapolis time) three Business Days (four Business Days in the case of Agreed Currencies that Agent designates as requiring additional notice) before the requested date of conversion or continuation in the case of the continuation of, or conversion to, Eurocurrency Advances and on the date of the requested conversion to Base Rate Advances. Each Eurocurrency Advance denominated in an Agreed Currency other than U.S. Dollars shall automatically continue as a Eurocurrency Advance in the same Agreed Currency with an Interest Period of one month unless (i) such Eurocurrency Advance is or was repaid in accordance with Section 2.9 or (ii) Company gives Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period or that such Eurocurrency Advance be converted to an Advance in U.S. Dollars. Each such notice (a “Conversion/Continuation Notice”) shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (1) the last day of the preceding Interest Period for any continuation or conversion of Eurocurrency Advances, and (2) a Business Day in the case of continuations as or conversions to Eurocurrency Advances and a Business Day in the case of conversions to Base Rate Advances), and (c) in the case of conversions to or continuations as Eurocurrency Advances, the Interest Period that applies to such Advance. Any notice given by Company under this Section shall be irrevocable. If Company fails to notify Agent of the continuation of any Eurocurrency Advance within the time required by this Section, at the option of Agent, such Advances shall, on the last day of the Interest Period that applies to such Advance, (A) automatically be continued as Eurocurrency Advances with the same principal amount and the same Interest Period or (B) automatically be converted into Base Rate Advances with the same principal amount. All conversions and continuation of Advances must be made uniformly and ratably among the Lenders. (For example, when continuing a one-month Eurocurrency Advance of one Lender to a three-month Eurocurrency Advance, Company must simultaneously continue all one-month Eurocurrency Advances of all Lenders having Interest Periods ending on the date of continuation as three-month Eurocurrency Advances.)

2.7. Interest Rates, Interest Payments, and Default Interest. Interest shall accrue and be payable on the Revolving Loans and the Term Loans as follows:

a. Subject to paragraph (c) below, each Eurocurrency Advance shall bear interest on the unpaid principal amount of such Loan during the Interest Period that applies to such Loan at a rate per annum equal to the sum of (A) the Adjusted Eurocurrency Rate for such Interest Period plus (B) the Applicable Margin.

b. Subject to paragraph (c) below, each Base Rate Advance shall bear interest on the unpaid principal amount of such Loan at a varying rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Margin.

c. Notwithstanding anything to the contrary in Section 2.3, 2.6, or this Section 2.7, during the existence of any Event of Default, Agent or the Majority Lenders have the right, at their option, by notice to Company (which notice may be revoked at the option of the party who gave it, notwithstanding the provisions in Section 9.1 that require unanimous consent of the Lenders to reduce interest rates), to declare that no Advance may be made as, converted into, or continued as a Eurocurrency Advance. During the existence of any Event of Default, at the option of Agent or at the direction of the Majority Lenders, by notice to Company (which notice may be revoked at the option of the party who gave it, notwithstanding any provision of this Agreement requiring unanimous consent of the Lenders to reduce interest rates), (i) each Advance in an Agreed Currency other than U.S. Dollars shall be converted to an Advance in the Approximate Equivalent Amount in U.S. Dollars, notwithstanding any Multicurrency Tranche Lender’s Multicurrency Tranche Commitment, (ii) each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (iii) each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2.00% per annum, and (iv) the LC Fee shall be increased by 2.00% per annum, provided that, during the existence of an Event of Default under Section 7.1.e or 7.1.f, the interest rates set forth in clauses (ii) and (iii) above and the increase in the LC Fee set forth in clause (iv) above shall apply to all Credit Extensions without any election or action on the part of Agent or any Lender. After an Event of Default has been cured or waived, the interest rate applicable to Advances and the LC Fee shall revert to the rates that then apply in the absence of an Event of Default. The interest rate that applies under this Section 2.7.c to each Advance during the existence of an Event of Default is the “Default Rate” with respect to that Advance.

d. Interest is payable (i) with respect to each Eurocurrency Advance having an Interest Period of three months or less, on the last day of the Interest Period that applies to such Advance; (ii) with respect to any Eurocurrency Advance having an Interest Period greater than three months, on the last day of the Interest Period that applies to such Advance and on the last day of each three-month interval during such Interest Period; (iii) with respect to any Base Rate Advance, on the last day of each month; (iv) with respect to all Advances, upon any prepayment, whether by acceleration or otherwise (on the amount prepaid); and (v) on the Facility Termination Date; provided that interest under paragraph (c) of this Section is payable on demand.

2.8. Repayment and Mandatory Prepayment. (a) Payments Generally; Certain Mandatory Prepayments. The unpaid principal balance of all Loans, together with all accrued and unpaid interest on such Loans, shall be due and payable on the Facility Termination Date. If at any time, (i) the Aggregate Outstanding USD Tranche Credit Exposure exceeds the Aggregate USD Tranche Commitment Amount, or (ii) (A) other than as a result of fluctuations in Exchange Rates, the Aggregate Outstanding Multicurrency Tranche Credit Exposure exceeds the Aggregate Multicurrency Tranche Commitment Amount, or (B) solely as a result of fluctuations in Exchange Rates, the Aggregate Outstanding Multicurrency Tranche Credit Exposure exceeds the Aggregate Multicurrency Tranche Commitment Amount by more than 5%, Borrowers shall immediately repay to Agent for the accounts of the Lenders the amount of such excess. With respect to USD Tranche Revolving Loans, any such payments shall be applied first against Base Rate Advances and then to Eurocurrency Advances in order starting with the Eurocurrency Advances having the shortest time to the end of the applicable Interest Period. If, after payment of all outstanding Advances (other than the Term Loans), the Aggregate Outstanding Credit Exposure (excluding the principal amount of outstanding Term Loans) still exceeds the Aggregate Commitment Amount, the remaining amount paid by Borrowers shall be placed in the Facility LC Collateral Account.

(b) On the last Business Day of each calendar quarter (beginning with the quarter ending September 30, 2013), the Company agrees to make scheduled principal payments in respect of the Term Loans in an amount equal to $1,250,000 (as adjusted in accordance with the terms hereof to give effect to any prepayments) for each such quarter. To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the Company on the Facility Termination Date. The Term Loans may be prepaid in accordance with Section 2.9. Payments in respect of the Term Loans shall be made to the Agent for ratable distribution to the Term Loan Lenders in accordance with the terms hereof.

2.9. Reductions in Aggregate Commitment; Optional Prepayments. Company may permanently reduce (a) the Aggregate USD Tranche Commitment Amount in whole, or in part ratably among the USD Tranche Lenders in integral multiples of U.S.$1,000,000 and (b) the Aggregate Multicurrency Tranche Commitment Amount in part ratably among the Multicurrency Tranche Lenders in integral multiples of the Approximate Equivalent Amount of U.S.$1,000,000 in Canadian Dollars, upon at least 5 Business Days’ written notice to Agent, which notice must specify the amount of any such reduction, provided, however, that Company cannot reduce (x) the Aggregate Commitment Amount below the Aggregate Outstanding Credit Exposure (excluding the principal amount of the Term Loans), (y) the Aggregate USD Tranche Commitment Amount below the Aggregate Outstanding USD Tranche Credit Exposure, or (z) the Aggregate Multicurrency Tranche Commitment Amount below the Aggregate Outstanding Multicurrency Tranche Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions. Borrowers may prepay all outstanding Base Rate Advances (other than Swingline Loans), in whole, or in a minimum amount of $1,000,000, at any time, without premium or penalty. Company may at any time pay, without penalty or premium, all outstanding Swingline Loans, or any portion of the outstanding Swingline Loans in a minimum amount of $1,000,000, with notice to Agent and Swingline Lender by 11:00 a.m. (Minneapolis time) on the date of repayment. Company may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 2.30, but without penalty or premium, all outstanding Eurocurrency Advances, or, in a minimum aggregate amount of $1,000,000, any portion of the outstanding Eurocurrency Advances, upon 3 Business Days’ prior written notice to

Agent. All partial prepayments of Revolving Loans shall be applied pro rata based on the unpaid principal balance of the Revolving Loans. All partial prepayments of Term Loans shall be applied on the unpaid principal balance of the Term Loans in such order as the Company may direct (but all Term Loan Lenders shall receive their ratable shares of any such prepayments). To the extent a Borrower does not designate how a prepayment should be applied, such prepayment shall be applied ratably to all Revolving Loans and Term Loans. Amounts paid (unless following an acceleration or upon termination of the Commitments in whole) or prepaid on the Revolving Loans under this Section 2.9 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement.

Part B-Terms of the Letter of Credit Facility

2.10. Letter of Credit Commitment. Subject to the terms and conditions of this Agreement, each LC Issuer agrees to issue standby and commercial letters of credit (each, a “Facility LC”) either (i) as a Multicurrency Tranche LC, denominated in either U.S. Dollars or Canadian Dollars, or (ii) as a USD Tranche LC, denominated in U.S. Dollars, and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time on terms reasonably acceptable to such LC Issuer on any Business Day during the period from the Effective Date and ending on the Facility Termination Date; provided that such LC Issuer has no obligation to issue or Modify any Facility LC if, immediately after giving effect to such issuance or Modification: (a) the USD Tranche LC Obligations would exceed U.S.$50,000,000; (b) the Multicurrency Tranche LC Obligations would exceed the Approximate Equivalent Amount of U.S.$10,000,000; or (c) the Aggregate Outstanding Credit Exposure (excluding the principal amount of the Term Loans) would exceed the Aggregate Commitment Amount; and provided further that no LC Issuer has any obligation to issue or Modify any Facility LC if a Default or Event of Default exists. Each LC Issuer’s obligation to issue any Facility LC terminates on the Facility Termination Date. On the Effective Date, Company, Agent, each LC Issuer, and the Lenders acknowledge and agree that the outstanding Facility LCs issued by such LC Issuer under the Existing Credit Agreement are set forth on Schedule 2.10 and that such Facility LCs and related applications and agreements are the initial Facility LCs and related applications and agreements under this Agreement.

2.11. Procedures for Facility LCs. Company shall make each request for a Facility LC or a Modification of a Facility LC in writing, by facsimile transmission or electronic mail received by the applicable LC Issuer by 2:00 P.M. (Minneapolis time) on a Business Day that is not less than one Business Day before the requested date of issuance (which shall also be a Business Day). Each request for a Facility LC shall specify (i) whether such Facility LC is a USD Tranche LC or a Multicurrency Tranche LC, (ii) the date of issuance, amendment, renewal or extension (which shall be a Business Day), (iii) the date on which such Facility LC is to expire, (iv) the amount of such Facility LC, (v) with respect to Multicurrency Tranche LCs, whether such Facility LC is to be denominated in U.S. Dollars or Canadian Dollars, (vi) the name and address of the beneficiary, and (vii) any other information that is necessary to prepare, amend, renew, or extend such Facility LC. Each request for a Facility LC shall be deemed a representation by Company that on the date such Facility LC is issued and after giving effect to such request the applicable conditions in Article III have been and will be satisfied. No LC Issuer has any independent duty to determine whether the conditions in Article III have been satisfied, but no LC Issuer shall issue a Facility LC if, on or before the proposed date of issuance, such LC Issuer receives notice from Agent or the Majority Lenders that any such condition has not been satisfied or waived. Each LC Issuer has the right to require that such request be made on any letter of credit application form that such LC Issuer specifies at the applicable time (each, a “Facility LC Application”), along with satisfactory evidence of the authority and incumbency of the officials of Company making such request. Each LC Issuer shall promptly notify the other Lenders of the receipt of the request and the matters it specifies. On the date of each issuance of a Facility LC, the applicable LC Issuer shall send notice to the other Lenders of such issuance, and if requested by a Lender, a copy of the Facility LCs so issued. In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control. Concurrently with the issuance or Modification of each Facility LC in accordance with this Agreement, the applicable LC Issuer shall be deemed, without further action or notice by any party to this Agreement: (a) with respect to each USD Tranche LC, to have unconditionally and irrevocably sold and transferred to each USD Tranche Lender, and each USD Tranche Lender shall be deemed irrevocably and unconditionally to have purchased and received from the applicable LC Issuer, without recourse or warranty, an undivided participation (a “USD Tranche LC Participation”) in such Facility LC or Modification and the USD Tranche LC Obligations that relate to that Facility LC or Modification and any security for it in the amount of such Lender’s USD Tranche Share of such USD Tranche LC Obligations; and (b) with respect to each Multicurrency Tranche LC, to have unconditionally and irrevocably sold and transferred to each Multicurrency Tranche Lender, and each Multicurrency Tranche Lender shall be deemed irrevocably and unconditionally to have purchased and received from the applicable LC Issuer, without recourse or warranty, an undivided participation (a “Multicurrency Tranche LC Participation”) in such Facility LC or Modification and the Multicurrency Tranche LC Obligations that relate to that Facility LC or Modification and any security for it in the amount of such Lender’s Multicurrency Tranche Share of such Multicurrency Tranche LC Obligations. Each LC Issuer shall retain its individual LC Participation in the amount of its Applicable Share in each Facility LC issued by it and the LC Obligations that relate to such Facility LC and any security for it.

2.12. Terms of Facility LCs. Facility LCs shall be issued in support of obligations of any Borrower and its Restricted Subsidiaries. Subject to the following sentence, all Facility LCs must be issued no less than 10 days before the Facility Termination Date and all Facility LCs must expire no later than 12 months after the Facility Termination Date. Any Facility LC with an expiry date one year after issuance may provide for the renewal thereof for additional one-year periods, including pursuant to customary automatic renewal provisions agreed upon by the applicable Borrower and the applicable Issuing Bank, subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary of such Facility LC in advance of any such renewal; provided, that no Facility LC may extend more than one year beyond the Facility Termination Date, and such Facility LC must be cash collateralized in accordance with the following clause (A). As to each Facility LC that is outstanding as of the Facility Termination Date, Company shall provide either (A) cash collateral in an amount reasonably satisfactory to Agent and the applicable Issuing Bank (but in no event less than 105% of the stated undrawn amount of each Facility LC) for deposit into the Facility LC Collateral Account, or (B) one or more irrevocable letters of credit in form and substance, and issued by a bank, reasonably satisfactory to Agent pursuant to which the applicable LC Issuer is entitled to recover the maximum amount at any time payable under each outstanding Facility LC, plus all costs and fees then or thereafter payable with respect to such Facility LC under the terms of this Agreement, provided further that, if Company fails to provide such cash collateral or one or more letters of credit satisfactory to Agent, the Lenders shall make Revolving Loans ratably in accordance with their respective Applicable Shares of the aggregate amount of USD Tranche LCs and Multicurrency Tranche LCs, as applicable, outstanding on the Facility Termination Date, and deposit the proceeds of such Revolving Loans into the Facility LC Collateral Account. Upon Company’s compliance with its obligations under the preceding sentence upon or following the Facility Termination Date, each Lender’s obligations to fund its LC Participations under Section 2.13 and to indemnify each LC Issuer under Section 2.17 shall terminate. So long as no Event of Default exists, any such cash collateral on deposit in the Facility LC Collateral Account shall be returned to Company upon the cancellation or expiration of all outstanding Facility LCs and the payment of all amounts due under this Article II with respect to the issuance, signing, delivery, or transfer of any Facility LC, any drawing on a Facility LC, or the payment or failure to pay any drawing under any Facility LC.

2.13. Agreement to Repay Facility LC Drawings. Company is irrevocably and unconditionally obligated to reimburse each LC Issuer on or before the applicable LC Payment Date for (i) the amount of each draft or other request for payment drawn under any Facility LC issued by it (whether drawn before, on or after its stated expiry date), without presentment, demand, protest, or other formalities of any kind, and (ii) interest on all amounts referred to in clause (i) above from the date of such draw until payment in full at a fluctuating rate per annum at all times equal to the sum of the Base Rate plus the Applicable Margin plus 2.00%; provided that so long as the conditions precedent set forth in Section 2.1 and Article III are satisfied as of the date of any draw under the applicable Facility LC, the Lenders shall make (and Company hereby authorizes each Lender to make) Revolving Loans in accordance with Section 2.3 to pay any draw under a Facility LC. Each LC Issuer shall promptly notify Company and each Lender of each demand for payment under a Facility LC issued by it and of the date on which such payment is to be made (the “LC Payment Date”) and the amount of such Lender’s Revolving Loan to be made under Sections 2.1 and 2.12, if any.

If Company fails to reimburse an LC Issuer for any drawing on any Facility LC on the date of such drawing through the making of Revolving Loans or otherwise, then, by not later than 1:00 P.M. (Minneapolis time), on such date, each Lender shall fund its LC Participation in such Facility LC drawing by paying to the applicable LC Issuer, in Immediately Available Funds, such Lender’s Applicable Share of such demand for payment that Company has not paid to the applicable LC Issuer. Each Lender’s obligation to make such amounts available to the applicable LC Issuer shall be irrevocable and is not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances except where Company is not liable to the applicable LC Issuer for payment of a draw on a Facility LC under Section 2.14. If and to the extent any Lender has not made such amount available to the applicable LC Issuer on any such date, such Lender shall, upon demand, pay interest on such amount to such LC Issuer for the account of such LC Issuer for each day from and including the date on which such payment was to be made to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect, based upon a year of 360 days. Any Lender’s failure to make available to the applicable LC Issuer its Applicable Share of any demand for payment under a Facility LC issued by it does not relieve any other Lender of its obligation to make available to such LC Issuer its Applicable Share of such demand for payment on the date such payment is to be made, but no Lender is responsible for the failure of any other Lender to make available to such LC Issuer such other Lender’s Applicable Share of any such payment. No Term Loan Lender shall participate in any LC Participation.

Whenever, at any time after an LC Issuer has made a payment under any Facility LC issued by it and has received from another Lender such other Lender’s Applicable Share of the unreimbursed portion of such payment, such LC Issuer receives any reimbursement on account of such unreimbursed portion or any payment of interest on account of such unreimbursed portion, such LC Issuer shall promptly distribute to such other Lender its pro rata share of such reimbursement in like funds as received in accordance with Section 8.17; provided that if such LC Issuer is required to return such reimbursement or such payment of interest (as the case may be), such other Lender shall return to such LC Issuer any portion of such reimbursement previously distributed to it by such LC Issuer in like funds as such reimbursement or payment is required to be returned by such LC Issuer.

2.14. Obligations Absolute. Company’s obligation under Section 2.13 to repay each LC Issuer for any amount drawn on any Facility LC issued by it and to repay the Lenders for any Revolving Loans made under Sections 2.12 or 2.13 is absolute, unconditional, and irrevocable and shall continue for so long as any such Facility LC is outstanding notwithstanding any termination of this Agreement, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

a. Any lack of validity or enforceability of any Facility LC;

b. The existence of any claim, setoff, defense or other right that Company may have or claim at any time against any beneficiary, transferee or holder of any Facility LC (or any Person for whom any such beneficiary, transferee or holder is acting), any LC Issuer or any Lender or any other Person, whether in connection with a Facility LC, this Agreement, the transactions this Agreement contemplates, or any unrelated transaction; or

c. Any statement or any other document presented under any Facility LC is forged, fraudulent, invalid, or insufficient in any respect or any statement in such document is untrue or inaccurate in any respect whatsoever.

None of Agent, any LC Issuer, any other Lender, or their officers, directors or employees is liable or responsible for, and the obligations of Company to each LC Issuer and the Lenders are not impaired by:

(i) The use that is made of any Facility LC or for any acts or omissions of any beneficiary, transferee or holder of a Facility LC in connection with the Facility LC;

(ii) The validity, sufficiency, or genuineness of documents, or of any endorsements on or to them, even if such documents or endorsements are, in any or all respects, invalid, insufficient, fraudulent, or forged;

(iii) any LC Issuer’s acceptance of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; or

(iv) Any other action of LC Issuer in making or failing to make payment under any Facility LC if in good faith and in conformity with U.S. or foreign laws, regulations or customs that apply to such Facility LC.

Notwithstanding the foregoing, Company shall have a claim against an LC Issuer, and such LC Issuer shall be liable to Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Company that Company proves were caused by such LC Issuer’s willful misconduct or gross negligence in determining whether documents presented under any Facility LC issued by it comply with the terms of such Facility LC.

2.15. Actions of LC Issuer. Each LC Issuer is entitled to rely, and shall be fully protected in relying, upon any Facility LC issued by it, draft, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, or electronic mail message, statement, order or other document it believes to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer is fully justified in failing or refusing to take any action under this Agreement unless it first receives any advice or concurrence of the Majority Lenders it reasonably deems appropriate or it is first indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that it may incur by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Article II, Part B, each LC Issuer is in all cases fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant to such request is binding upon the Lenders and any future holders of a participation in any Facility LC issued by it.

2.16. Indemnification by Company. Company shall indemnify and hold harmless each Lender, each LC Issuer and Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) that such Lender, such LC Issuer or Agent incurs (or that is claimed against such Lender, such LC Issuer, or Agent by any Person whatsoever) by reason of or in connection with the issuance, signing, and delivery or transfer of or payment or failure to pay under any Facility LC issued by it or any actual or proposed use of any such Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) that such LC Issuer incurs by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer under this Agreement (but nothing in this Section 2.16 affects any rights Company has against any Defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC issued by it that specifies that the term “Beneficiary” included in such Facility LC includes any successor by operation of law of the named beneficiary, but that Facility LC does not require that any drawing by any such successor beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor beneficiary; provided that Company is not required to indemnify any Lender, any

LC Issuer, or Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (b) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.16 limits Company’s obligations under any other provision of this Agreement.

2.17. Indemnification by Lenders. The Lenders severally shall indemnify each LC Issuer acting in its capacity as an issuer of Facility LCs, and each officer, director, employee, agent and affiliate of such LC Issuer, ratably according to their Applicable Shares with respect to the USD Tranche LC Obligations or the Multicurrency Tranche LC Obligations, as applicable, to the extent not reimbursed by Company, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the payment of any of the LC Obligations) be imposed on, incurred by or asserted against such LC Issuer in any way relating to or arising out of the issuance of or payment or failure to pay under a Facility LC issued by it or the use of proceeds of any payment made under such Facility LC; provided that no Lender shall be liable for the payment to an LC Issuer of any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from such LC Issuer’s gross negligence or willful misconduct. All obligations provided for in this Section 2.17 shall survive the termination of this Agreement.

Part C — Terms of the Swingline Loan Facility

2.18. Swingline Loan Commitment.

a. Swingline Loan Commitment On the terms and subject to the conditions of this Agreement, Swingline Lender, in its individual capacity, agrees to make a revolving credit facility available as loans under the USD Tranche (each, a “Swingline Loan” and, collectively, the “Swingline Loans”) to Company on a revolving basis at any time and from time to time from the Effective Date to the Facility Termination Date, during which period Company may borrow, repay, and reborrow in accordance with the provisions of this Agreement; provided that no Swingline Loan will be made in any amount that, after giving effect to such Swingline Loan, would cause: (i) the aggregate outstanding principal amount of the Swingline Loans to exceed $75,000,000 (the “Swingline Commitment Amount”); or (ii) the Aggregate Outstanding USD Tranche Credit Exposure to exceed the Aggregate USD Tranche Commitment Amount. Swingline Loans may be obtained and maintained as Base Rate Advances unless Swingline Lender agrees to different interest rate; provided that: (A) Swingline Lender may not agree to a different rate if an Event of Default exists; and (B) upon the occurrence and during the existence of any Event of Default, the Swingline Loans shall, at the option of Swingline Lender, bear interest until paid in full at a rate per annum equal to the Default Rate in effect for Base Rate Advances with respect to any Swingline Loan that has been made as a Base Rate Advance or, if any Swingline Loan accrues interest at a different rate, at a rate per annum equal to the sum of such rate plus 2.00%. Accrued interest on Swingline Loans is payable on the last day of each calendar month or, if any Event of Default has exists, on demand. On the Effective Date, Company, Agent and Swingline Lender acknowledge and agree that the aggregate outstanding principal balance of the “Swingline Loans” under the Existing Credit Agreement shall be deemed to be the initial Swingline Loans under this Agreement.

b. Procedure for Swingline Loans. Any request by Company for Swingline Loans must be in writing or by telephone and must be given so as to be received by Swingline Lender not later than 1:00 P.M. (Minneapolis time) on the requested Swingline Loan Date or, if the requested Swingline Loan will accrue interest at a rate other than the rate applicable to Base Rate Advances, as Swingline Lender requires. Each request for Swingline Loans is irrevocable and is deemed a representation by Company that on the requested Swingline Loan Date and after giving effect to the requested Swingline Loans the applicable conditions specified in Article III have been and will be satisfied. Each request for Swingline Loans shall specify (i) the requested Swingline Loan Date, and (ii) the aggregate amount of the Swingline Loans to be made on such date, which must be in a minimum amount of $100,000. Swingline Lender may rely on any telephone request by Company for Swingline Loans that it believes in good faith to be genuine. On the date of the requested Swingline Loans, Swingline Lender, unless Swingline Lender determines, or has been notified by Agent that Agent has determined, that any applicable condition specified in Article III has not been satisfied, shall make available to Company at Swingline Lender’s principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 2:00 P.M. (Minneapolis time) on the requested Swingline Loan Date the amount of the requested Swingline Loans.

c. Repayment of Swingline Loans. Each Swingline Loan is due and payable in full on the earlier of the date selected by Swingline Lender or the Facility Termination Date. Company has the right to prepay all or a portion of any Swingline Loan at any time without premium or penalty. Swingline Lender has the right, at any time, in its sole discretion, by written notice to Company, Agent, and the Lenders, to demand repayment of its Swingline Loans by way of a USD Tranche Revolving Loan borrowing, in which case Company shall be deemed to have requested a USD Tranche Revolving Loan borrowing comprised entirely of Base Rate Advances in the amount of such Swingline Loans; provided that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (i) the Facility Termination Date, (ii) the occurrence of any Event of Default described in Section 7.1.f; (iii) upon acceleration of the Obligations, whether on account of an Event of Default or otherwise, and (iv) the exercise of remedies in accordance with Section 7.2 (each such USD Tranche Revolving Loan borrowing made on account of any such deemed request by Company under this Section 2.18.c is a “Mandatory Swingline Borrowing”).

Each USD Tranche Lender hereby irrevocably agrees to make such USD Tranche Revolving Loans ratably in accordance with its USD Tranche Share promptly upon any such request or deemed request on account of each Mandatory Swingline Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (x) the amount of Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of USD Tranche Revolving Loans otherwise required under this Agreement, (xi) whether any conditions specified in Section 2.3 are then satisfied, (xii) whether a Default or an Event of Default then exists, (xiii) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.3, (xiv) the date of such Mandatory Swingline Borrowing, or (xv) any reduction in the USD Tranche Commitment Amounts or termination of the USD Tranche Commitments immediately before or at the same time as such Mandatory Swingline Borrowing.

If any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Federal Bankruptcy Code), then each USD Tranche Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from Company on or after such date and prior to such purchase) from Swingline Lender such participations in the outstanding Swingline Loans as is necessary to cause each such USD Tranche Lender to share in such Swingline Loans ratably based upon its USD Tranche Share (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (A) all interest payable on the Swingline Loans is for the account of Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing USD Tranche Lender shall pay to Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Swingline Borrowing purchase occurs under this Agreement to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Effective Rate.

Part D — General

2.19. Fees. On or before the Effective Date, Company shall (i) pay to Agent the fees set forth in the separate letter agreement dated May 25, 2011 between Agent and Company, (ii) pay to RBC the fees set forth in the separate letter agreement dated May 25, 2011 between Company and RBC, and (iii) pay to J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. the fees set for the separate letter agreement dated May 25, 2011 between Company and those two entities. Company shall pay such fees on the Effective Date and at such other times the fee letters require. Agent may separately agree with any Lender to pay a portion of such fees to such Lender, but is not obligated to pay such portion to such Lender unless and until it is received from Company.

2.20. Commitment Fee. Borrowers shall, from the Effective Date through the Facility Termination Date, pay to Agent, for the account of each USD Tranche Lender according to its USD Tranche Share, and for the account of each Multicurrency Tranche Lender according to its Multicurrency Tranche Share, in arrears on the last day of each calendar quarter commencing on September 30, 2011, and on the Facility Termination Date, a commitment fee (the “Commitment Fee”) equal to the per annum Applicable Commitment Fee Rate on the Average Available Aggregate Commitment Amount for such calendar quarter. Swingline Loans shall not count as usage of the Aggregate Commitment for the purpose of calculating the amount of the Commitment Fee Borrower owes, but shall count for the purposes of calculating Agent’s share of the Commitment Fee.

2.21. LC Fees. For each Facility LC issued, Company shall pay to Agent for the account of the Lenders (other than Term Loan Lenders) ratably in accordance with their Applicable Shares, in arrears, payable on the last day of each calendar quarter, a letter of credit fee (an “LC Fee”) in an amount determined by applying a per annum rate equal to the Applicable Margin for Eurocurrency Advances in effect on such date to the average daily face amount of such Facility LC during such calendar quarter. In addition to the LC Fee, Company shall pay to Agent, on demand, all issuance, amendment, drawing and other fees regularly charged by Agent to its letter of credit customers and a fronting fee at the per annum rate separately agreed to by Company and Agent of the face amount of each Facility LC for the period from the date of issuance to the scheduled expiration date of such Facility LC, and all out-of-pocket expenses incurred by Agent in connection with the issuance, Modification, amendment, administration, or payment of any Facility LC. During the existence of an Event of Default, the rate used for calculating the LC Fee shall equal the rate that otherwise applies plus 2.00%.

2.22. Computation. The Commitment Fee, LC Fee, and interest on the Eurocurrency Advances shall be calculated for actual days elapsed on the basis of a 360-day year, except that Interest at the Base Rate, interest computed using CDOR, or any interest rate that is based on the Prime Rate, shall be calculated for actual days elapsed on the basis of a 365 or 366-day year, as applicable.

2.23. Method of Payment. Each Advance shall be repaid and each payment of interest on such Advance shall be paid in the currency in which such Advance was made. All payments of the Obligations shall be made without setoff, deduction, or counterclaim in Immediately Available Funds not later than 1:00 P.M. (Minneapolis time) on the date when due to Agent at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. Except (i) with respect to repayments of Swingline Loans, (ii) in the case of Reimbursement Obligations for which an LC Issuer has not been fully indemnified by the Lenders, or (iii) as this Agreement otherwise specifically requires, Agent shall promptly distribute in like funds to each Lender its ratable share of each such payment of principal, interest and fees received by Agent for the account of the Lenders. Whenever any payment on the Obligations is stated to be due on a day that is not a Business Day, such payment is due on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment; provided that if such extension would cause payment of interest on or principal of a Eurocurrency Advance to be made in the next following calendar month, such payment is due on the immediately preceding Business Day. Each payment delivered to Agent for the account of any Lender shall be delivered promptly by Agent to such Lender in the same type of funds that Agent received at its address specified pursuant to this Agreement or at any Lending Installation specified in a notice received by Agent from such Lender. Company and the Lenders hereby authorize Agent to charge the account of Company maintained with U.S. Bank for each payment of principal, interest, Reimbursement Obligations, and fees as it becomes due. Each reference to Agent in this Section 2.23 also refers and applies equally to each LC Issuer in the case of payments Company owes to the LC Issuers under Section 2.13.

Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than U.S. Dollars, currency control or exchange regulations are imposed in the country that issues such currency with the result that the type of currency in which the Advance was made (the “Original Currency”) no longer exists or Borrowers are not able to make payment to Agent for the account of the Lenders in such Original Currency, then all payments to be made by Borrowers in such currency shall instead be made when due in U.S. Dollars in an amount equal to the U.S. Dollar Amount (as of the date of repayment) of such payment due, it being the intention of Borrowers and the Lenders that Borrowers take all risks of the imposition of any such currency control or exchange regulations.

2.24. Use of Loan Proceeds. Borrowers shall use the proceeds of each Credit Extension and each Facility LC to refinance, but not to pay, the “Loans” under the Existing Credit Agreement, and for other general corporate purposes subject to the Borrowers’ covenants in this Agreement.

2.25. Lending Installations; Mitigation Obligation. Each Lender has the right to book its Advances and its LC Participations and each LC Issuer has the right to book its Facility LCs at any Lending Installation it selects and has the right to change its Lending Installation at any time. All terms of this Agreement apply to each Lending Installation and the Loans, Facility LCs, LC Participations, and any Notes issued under this Agreement shall be deemed held by each Lender or each LC Issuer for the benefit of any such Lending Installation. Each Lender and each LC Issuer have the right, by written notice to Agent and Company, to designate replacement or additional Lending Installations through which it will make Loans or issue Facility LCs and for whose account Loan payments or payments with respect to Facility LCs are to be made. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of any Borrower to such Lender under Sections 2.27, 2.29 and 2.32 or to avoid the unavailability of Eurocurrency Advances under Section 2.26, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender.

2.26. Interest Rate Not Ascertainable, Etc. If Agent or the Majority Lenders determine that deposits of a type and maturity appropriate to match fund Eurocurrency Advances are not available to such Lenders in the relevant market or Agent, in consultation with the Lenders, determines that the interest rate applicable to Eurocurrency Advances is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining Eurocurrency Advances, then Agent shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 2.30.

2.27. Yield Protection. If, on or after the Effective Date, any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) is adopted, or any change is made in its interpretation, promulgation, implementation, or administration by any governmental or quasi-governmental authority, central bank, or comparable agency charged with interpreting or administering it, including, notwithstanding the foregoing, all requests, rules, guidelines, or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or promulgated by the Bank for

International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case regardless of the date enacted, adopted or issued, or compliance by any Lender or applicable Lending Installation or any LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency:

a. subjects any Lender or any applicable Lending Installation or any LC Issuer to any taxes, duties, levies, imposts, deductions, charges or withholdings (other than Taxes, Other Taxes or Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

b. imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate that applies to Eurocurrency Advances), or

c. imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or any LC Issuer of making, funding, or maintaining its Eurocurrency Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or such LC Issuer as the case may be;

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer, as the case may be, of making or maintaining its Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or such LC Issuer, as the case may be, in connection with such Loans or Commitment, Facility LCs, or participations in any of them, then, within 15 days after demand by such Lender or such LC Issuer, as the case may be, Company shall pay such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such LC Issuer, as the case may be, for such increased cost or reduction in amount received; provided, however, that the Company shall not be required to compensate a Lender or an LC Issuer pursuant to this Section for any increased costs or reduced return incurred more than 180 days prior to the date that such Lender or such LC Issuer, as the case may be, notifies the Company of the change or other event giving rise to such increased costs or reductions and of such Lender’s or such LC Issuer’s intention to claim compensation therefor; provided further that, if the change or other event giving rise to such increased costs or reduced return is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.28. Illegality. If any change after the Effective Date in federal, state, or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any Lender under any federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with its interpretation or administration makes it unlawful or impossible for any Lender to make, maintain or fund any Eurocurrency Advances, such Lender shall notify Company and Agent, whereupon the obligation of such Lender to make or continue, or to convert any Advances to, Eurocurrency Advances, shall be suspended until such Lender notifies Company and Agent that the circumstances giving rise to such suspension no longer exist. Before giving any such notice, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If any Lender determines that it may not lawfully continue to maintain any Eurocurrency Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Base Rate Advances as of the date of such Lender’s notice, and upon such conversion Company shall indemnify such Lender in accordance with Section 2.30.

2.29. Changes in Capital Adequacy Regulations. If a Lender or an LC Issuer determines the amount of capital or liquidity required or expected to be maintained by such Lender or such LC Issuer, any Lending Installation of such Lender or such LC Issuer, or any corporation or holding company controlling such Lender or such LC Issuer is increased as a result of a Change, then, within 30 days after demand by such Lender or such LC Issuer, Company shall pay such Lender or such LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity that such Lender or such LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or such LC Issuer’s policies as to capital or liquidity adequacy). If any such Lender or such LC Issuer fails to make demand for any such amounts within 180 days after it obtains knowledge of an event giving rise to such demand, such Lender shall only be entitled to payment under this Section for costs incurred from and after the date 180 days prior to the date on which demand for payment under this Section is provided (with the understanding that, if the Change giving rise to such amount is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof). “Change” means (i) any change after the Effective Date in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any LC Issuer or any Lending Installation or any corporation controlling any Lender or any LC Issuer. Notwithstanding the foregoing, for the purposes of this Agreement, all requests, rules, guidelines, or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change regardless of the date enacted, adopted, or issued. All requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities shall be deemed to be a Change regardless of the date adopted, issued, promulgated or implemented. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the Effective Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted before the Effective Date.

2.30. Funding Losses; Eurocurrency Advances. If (a) any payment of a Eurocurrency Advance occurs on a date that is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Eurocurrency Advance is not made on the date specified by Company for any reason other than default by the Lenders, (c) a Eurocurrency Loan is converted other than on the last day of the Interest Period that applies to it, (d) Company fails to borrow, convert, continue, or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant to this Agreement, or (e) any Eurocurrency Loan is assigned other than on the last day of the Interest Period that applies to it as a result of a request by Company pursuant to Section 2.35, Company shall indemnify each Lender for such Lender’s costs, expenses and Interest Differential (as determined by such Lender) incurred as a result of such prepayment. The term “Interest Differential” means the sum equal to the greater of zero or the financial loss incurred by the Lender resulting from prepayment, calculated as the difference between the amount of interest such Lender would have earned (from the investments in money markets as of the Borrowing Date of such Advance) had prepayment not occurred and the interest such Lender will actually earn (from like investments in money markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, Borrowers agree that any Interest Differential shall not be discounted to its present value.

2.31. Discretion of Lender as to Manner of Funding. Each Lender is entitled to fund and maintain its funding of Eurocurrency Advances in any manner it elects, except that, for the purposes of this Agreement, all determinations under this Agreement (including, but not limited to, determinations under Section 2.26) shall be made as if such Lender had actually funded and maintained each Eurocurrency Advances during the Interest Period for such Advance through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurocurrency Rate or CDOR, as applicable, for such Interest Period.

2.32. Taxes.

a. All payments by Borrowers to or for the account of any Lender, any LC Issuer, or Agent under this Agreement or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes, except as required by law. If Borrowers are required by law to deduct any Taxes with respect to any sum payable under this Agreement to any Lender, any LC Issuer or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.32), such Lender, such LC Issuer, or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) Borrowers shall make such deductions, (c) Borrowers shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) Borrowers shall deliver to Agent the original copy of a receipt evidencing payment of such Taxes within 30 days after making the payment.

b. In addition, Borrowers shall pay any present or future stamp or documentary taxes and any other excise or property taxes, charges, or similar levies that arise from any payment made under this Agreement or under any Note or Facility LC Application or from the signing or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

c. Borrowers shall indemnify Agent, each LC Issuer and each Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed on amounts payable under this Section 2.32) paid by Agent, such LC Issuer, or such Lender as a result of its Commitment, any Loans by it under this Agreement, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising from or with respect to this Agreement. Borrowers shall make each payment due under this indemnification within 30 days after Agent, such LC Issuer or such Lender requests it; provided that the Company shall not be required to compensate Agent, any LC Issuer or any Lender pursuant to this Section for any such tax-related amount arising more than 180 days prior to the date that Agent, such LC Issuer or such Lender, as the case may be, notifies the Company of such amount; provided further that, if tax liability giving rise to such amount is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

d. In the case of any payment under this Agreement or under any Notes by or on behalf of Borrowers through an account or branch outside the United States or by or on behalf of Borrowers by a payor that is not a United States person, if Company determines that no Taxes are payable in respect of such payment, Company shall furnish or shall cause such payor to furnish, to Agent, at such address, an opinion of counsel acceptable to Agent stating that such payment is exempt from Taxes. For the purposes of this Section 2.32.d, the terms “United States” and “United States person” have the meanings specified in Section 7701 of the Code.

e. If any Borrower is required by law or regulation to make any deduction, withholding, or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States, any U.S. possession or territory (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States) from any payments to a Lender pursuant to any Loan Document with respect to the Obligations that are then, or thereafter become, payable to such Lender, Borrowers shall make such withholdings or deductions and pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

f. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or other Loan Document shall deliver to Company (with a copy to Agent), at the time or times prescribed by applicable law, such properly completed and signed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall, on or before the Effective Date, deliver to Company and Agent two duly completed copies of whichever of the following is applicable: (i) U.S. Internal Revenue Service

Form W-8BEN or Form W8ECI, or any subsequent versions or successors, (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions or successors, and a certificate representing that such Non-U.S. Lender is not a “bank” for the purposes of Section 881(c) of the Code, is not a 10% percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Company and is not a controlled foreign corporation related to Company (within the meaning of Section 864(d)(4) of the Code)), (iii) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of U.S. Internal Revenue Service Form W-8IMY, accompanied by U.S. Internal Revenue Service Form W-8ECI, U.S. Internal Revenue Service Form W-8BEN, U.S. Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable, or (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Company or Agent to determine the withholding or deduction required to be made, with any of such foregoing form or documents properly completed and duly signed and delivered by such Non-U.S. Lender and/or each beneficial owner, as applicable, claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Company and Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.32.f, a Non-U.S. Lender is not required to deliver any form pursuant to this Section 2.32.f that such Non-U.S. Lender is not legally able to deliver.

g. Borrowers are not required to pay any additional amounts with respect to United States federal income tax pursuant to Section 2.32 to any Lender for the account of any Applicable Lending Office of such Lender:

(i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 2.32.f with respect to such Applicable Lending Office;

(ii) if such Lender has delivered to Company a Form W-8BEN and/or Form W-8ECI (or any subsequent versions or successors) with respect to such Applicable Lending Office pursuant to Section 2.32.f and such Lender is entitled to exemption from deduction or withholding of United States federal income tax with respect to payments by Borrowers under this Agreement for the account of such Applicable Lending Office; or

(iii) if such Lender has delivered to Company a Form W-8 (or any subsequent versions or successors) with respect to such Applicable Lending Office pursuant to Section 2.32.f and such Lender is not entitled to exemption from deduction or withholding of United States federal income tax with respect to payments by Borrowers under this Agreement for the account of such Applicable Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with its interpretation or administration (whether or not having the force of law) after the date of delivery of such Form W-8 (or subsequent versions or successors).

h. Agent and the Lenders agree to use commercially reasonable efforts, upon request by Company and at Borrowers’ sole cost and expense, to assist Borrowers in obtaining a refund that is available to Borrowers of any Taxes paid by Borrowers under this Agreement; provided that (i) Agent or Lender of which such request is made determines in its reasonable discretion, that such assistance would not be prejudicial and (ii) if any such refund is subsequently disallowed, Borrowers shall indemnify Agent and the Lenders for any liability (including penalties, interest, additions to tax and expenses) arising from or related to such disallowance. If Agent or any Lender receives a refund or tax credit when computing its tax payable in the jurisdiction in which Agent or such Lender, as the case may be, is organized or maintains an Applicable Lending Office, with respect to Taxes paid by Borrowers, Agent or such Lender shall, to the extent it can do so without jeopardizing its right to such refund or credit, pay to Borrowers an amount that would leave Agent or such Lender in the same position as if no such Taxes had been imposed; provided that (i) nothing in this Section 2.32.h shall interfere with the right of Agent or such Lender to arrange its tax affairs in whatever manner it thinks fit, nor require it to disclose any information relating to its tax affairs or any computations with respect to taxes or to do anything that would prejudice its ability to benefit from any other credits, relief, remissions or repayments to which it may be entitled and (ii) if any such refund or tax credit is subsequently disallowed, then Borrowers shall within 30 days after receiving notice of any such disallowance from Agent or any Lender, return the amount paid to Borrowers under this Section 2.32.h to Agent or Lenders and indemnify Agent and Lenders for any liability (including penalties, interest, additions to tax and expenses) arising from or related to such disallowance.

i. For any period during which a Lender has failed to provide Borrowers with an appropriate form pursuant to Section 2.32.f (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring after a form originally was required to be provided), such Lender is not entitled to indemnification or additional amounts under this Section 2.32 with respect to any Taxes; provided that, if a Lender that is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to Taxes because of its failure to deliver a form required under Section 2.32.f, Borrowers shall take all steps such Lender reasonably requests to assist such Lender to recover such Taxes.

j. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to Company (with a copy to Agent), at the time or times prescribed by applicable law, such properly completed and signed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

k. If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision of the United States claims that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify Agent of a change in circumstances that made its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax, withholding for taxes, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to Agent under this Section 2.32.k, together with all related costs and expenses (including attorney fees and time charges of attorneys for Agent, which attorneys may be employees of Agent). The Lenders’ obligations under this Section 2.32.k shall survive the payment of the Obligations and termination of this Agreement.

l. If a payment made to a Lender under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Company and Agent at the time or times prescribed by law and at such time or times reasonably requested by Company or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Company or Agent as may be necessary for Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.32.l, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

2.33. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions apply for so long as such Lender is a Defaulting Lender:

a. Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender;

b. the Commitment and Outstanding Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lenders have taken or may take any action under this Agreement;

c. if any Swingline Loans are outstanding or any LC Obligations exist at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of the unfunded participations in and commitments with respect to such Swingline Loans or Facility LCs shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Shares (excluding, for the avoidance of doubt, all Term Loan Lenders and Term Loan Shares) but only to the extent (x) the sum of all non-Defaulting Lenders’ Outstanding Credit Exposure plus such Defaulting Lenders’ Revolving Loans and participations in and commitments with respect to Revolving Loans and Facility LCs does not exceed the total of all non-Defaulting Lender’s Commitment Amounts (excluding, for the avoidance of doubt, all Term Loan Lenders and Term Loan Commitment Amounts) and (y) the conditions set forth in Article III are satisfied at such time; provided, that the LC Fees payable to the Lenders shall be determined taking into account such reallocation;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (A) first, prepay the outstanding Swingline Loans that were not reallocated and (B) second, cash collateralize such Defaulting Lender’s Applicable Share of the LC Obligations in accordance with the procedures in Section 7.2 for so long as such Facility LC Exposure is outstanding;

(iii) if Borrowers cash collateralize any portion of such Defaulting Lender’s Facility LC Exposure pursuant to clause (ii) above, Borrowers are not required to pay any LC Fees to such Defaulting Lender with respect to such Defaulting Lender’s Facility LC Exposure during the period such Defaulting Lender’s Facility LC Exposure is cash collateralized; and

(iv) if any Defaulting Lender’s Facility LC Exposure is not cash collateralized pursuant to clause (ii) above, then, without prejudice to any rights or remedies of any LC Issuer or any Lender under this Agreement, all LC Fees with respect to such Defaulting Lender’s Facility LC Exposure are payable to the applicable LC Issuer until such Facility LC Exposure is cash collateralized;

d. so long as any Lender is a Defaulting Lender, no LC Issuer has an obligation to issue or Modify any Facility LC unless it is satisfied that the related exposure will be 100% covered by cash collateral provided by Borrowers in accordance with Section 2.33.c; and

e. any amount payable to such Defaulting Lender under this Agreement (whether on account of principal, interest, fees or otherwise, but excluding Section 2.35) shall, instead of being distributed to such Defaulting Lender, be retained by Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times Agent determines (i) first, to the payment of any amounts owing by such Defaulting Lender to Agent under this Agreement, (ii) second, to the payment of any amounts owing by such Defaulting Lender to each LC Issuer or Swingline Lender under this Agreement, (iii) third, to the funding of any Revolving Loan or the funding or cash collateralization of any participating interest in any Swingline Loan or Facility LC with respect to which such Defaulting Lender has failed to fund its portion as this Agreement requires, as determined by Agent, (iv) fourth, if so determined by Agent and Company, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, to the payment of any amounts owing to Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by Borrowers or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, if so determined by Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Outstanding Credit Exposure of such Lenders to the Aggregate Outstanding Exposure equals such ratio immediately before the Defaulting Lender’s failure to fund any portion of any Loans or participations in Facility LCs or Swingline Loans and (vii) seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is a prepayment of the principal amount of any Loans or Reimbursement Obligations with respect to draws under Facility LCs for which the applicable LC Issuer has funded its participation obligations, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

If each of Agent, Company, each LC Issuer and Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the “Swingline Exposure” and “Facility LC Exposure”, as the next sentence defines those terms, of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment (if any) and on such date such Lender shall purchase at par such of the Loans of the other Lenders that Agent determines are necessary in order for such Lender to hold the Revolving Loans in accordance with its Applicable Share thereof. For the purposes of this Section 2.33, (i) “Swingline Exposure” means, with respect to any Defaulting Lender at any time, such Defaulting Lender’s Applicable Share of the aggregate principal amount of all Swing Line Loans outstanding at such time and (ii) “Facility LC Exposure” means, with respect to any Defaulting Lender at any time, such Defaulting Lender’s Applicable Share of the LC Obligations at such time. Nothing in this Section 2.33 waives any of Borrowers’ rights or remedies (whether in equity or law) against any Lender that fails to fund any of its Loans at the time or in the amount this Agreement requires.

2.34. Market. Notwithstanding the satisfaction of all conditions referred to in Article II and Article III with respect to any Advance or Facility LC in any Agreed Currency other than U.S. Dollars, if there occurs on or before the date of such Advance or the date such LC Facility is issued any change in national or international financial, political, or economic conditions or currency exchange rates or exchange controls that would in the reasonable opinion of Agent or the Majority Lenders make it impracticable for the Eurocurrency Advances comprising such Advance or Facility LC to be denominated in the Agreed Currency specified by Company, then Agent shall promptly give Company and the Lenders notice of such determination, and such Loans or LC Facility shall not be denominated in such Agreed Currency but shall be made on such Borrowing Date in U.S. Dollars, in an aggregate principal amount equal to the U.S. Dollar Amount of the aggregate principal amount specified by Company in the related Borrowing Notice or Conversion/Continuation Notice, as Base Rate Loans, unless Company notifies Agent at least one Business Day before that date that (i) it elects not to borrow on that date or (ii) it elects to borrow on that date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of Agent and the Majority Lenders be practicable and in an aggregate principal amount equal to the U.S. Dollar Amount of the aggregate principal amount Company specified in the related Borrowing Notice or Conversion/Continuation Notice.

2.35. Replacement of Lender. If Borrowers are required under Section 2.27, 2.29, 2.30, or 2.32 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Base Rate Advances into Eurocurrency Advances is suspended under Section 2.26 or 2.28 or if any Lender defaults in its obligation to make a Loan, to reimburse the applicable LC Issuer under Section 2.13, to reimburse Swing Line Lender under Section 2.18.c, or otherwise constitutes a Defaulting Lender, or if any Lender declines to approve an amendment or waiver that is approved by the Majority Lenders (any Lender so affected is an “Affected Lender”), Company has the right, promptly after written demand for such payment or written notice of such suspension, so long as such amounts continue to be charged or such suspension is still effective, or, with respect to a Lender that declines to approve an amendment or waiver, promptly after such Lender declines to approve such amendment or waiver, to give Agent written notice that it desires to replace such Affected Lender with a replacement lender (a “Replacement Lender”) as a Lender under this Agreement, provided that no Event of Default exists either at the time of such notice or at the time of replacement. If Company obtains a Replacement Lender that is satisfactory to Agent, the Affected Lender shall sell and assign its Advances and Obligations to the Replacement Lender, provided that (i) the Replacement Lender must purchase for cash the Advances and other Obligations due to the Affected Lender under an assignment acceptable to Agent and the Affected Lender, and the Replacement Lender must become a Lender for all purposes under this Agreement, assume all obligations of the Affected Lender to be terminated as of such date, and agree to comply with the requirements of this Agreement that apply to assignments, and (ii) Borrowers must pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees, and other amounts then accrued but unpaid to such Affected Lender under this Agreement through the date of termination, including without limitation payments due to such Affected Lender under Sections 2.27, 2.29, or 2.32, and (B) an amount, if any, equal to the payment that would have been due to such Lender on the day of such replacement under Section 2.30 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

2.36. Increase Option. Company may from time to time make one or more requests to increase the Aggregate Commitment Amount and/or incur additional term loans (“Additional Term Loans”), in each case in minimum increments of $10,000,000 or any lower amount that Company and Agent agree on, so long as, after giving effect to each increase (including any extension of Additional Term Loans), the aggregate amount of such increases does not exceed $240,000,000. Each Additional Term Loan shall have a maturity date no earlier than the Facility

Termination Date, each Additional Term Loan may include amortization, and each Additional Term Loan may be priced differently than Revolving Loans or previously extended Term Loans. Company may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment or extension of an additional Commitment or an Additional Term Loan, is an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution, or other entity, is an “Augmenting Lender”), to increase their existing Commitments, or extend new Commitments or Additional Term Loans, as the case may be; provided that (i) each Augmenting Lender and each Increasing Lender is subject to the reasonable approval of Company and Agent and (ii) (A) in the case of an Increasing Lender, Company and such Increasing Lender enter into an agreement substantially in the form of Exhibit C, (B) in the case of an Augmenting Lender, Company and such Augmenting Lender enter into an agreement substantially in the form of Exhibit D, and (C) if any portion of such increase is an Additional Term Loan, Agent, the Augmenting Lender, and Borrowers enter into an amendment to this Agreement with respect to such Additional Term Loan on terms satisfactory to Agent and Borrowers. No consent of any Lender (other than the Lenders participating in the increase) is required for any increase in the Commitment Amounts or the Aggregate Commitment Amount under this Section 2.36, or any amendment to this Agreement with respect to an Additional Term Loan pursuant the preceding sentence. Increases, new Commitments and Additional Term Loans created under this Section 2.36 become effective on the date agreed by Company, Agent and the relevant Increasing Lenders or Augmenting Lenders, and Agent shall notify each Lender of such dates. Notwithstanding the foregoing, no increase in the Aggregate Commitment Amount (or in the Commitment Amount of any Lender) shall become effective under this Section 2.36 and no Additional Term Loans shall be made unless, (i) on the proposed date of the effectiveness of such increase or Additional Term Loan, (A) the conditions set forth in Section 3.2 are satisfied or waived by the Majority Lenders and Agent receives a certificate to that effect dated such date and signed by an authorized officer of Company and (B) Company is in compliance (on a pro forma basis reasonably acceptable to Agent) with its financial covenants in this Agreement, and (ii) Agent has received documents consistent with those delivered on the Effective Date as to the corporate power and authority of Company to borrow under this Agreement after giving effect to such increase. On the effective date of any increase in the Commitment Amounts, to the extent such increase is in the form of Revolving Loans, (i) each relevant Increasing Lender and Augmenting Lender shall make available to Agent amounts in immediately available funds that Agent determines, for the benefit of the other Lenders, are required to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Share of the Revolving Loans and LC Participations outstanding on such date, and (ii) Company shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by Company, in accordance Section 2.3). The deemed payments made under clause (ii) of the immediately preceding sentence must be accompanied by payment of all accrued interest on the amount prepaid and, with respect to each Eurocurrency Advance, are subject to indemnification by Company under Section 2.30 if the deemed payment occurs other than on the last day of the related Interest Periods. No Lender has any obligation to become an Increasing Lender, and no refusal to become an Increasing Lender shall make such Lender a Defaulting Lender.

2.37. Borrowing Subsidiaries. Subject to the terms and conditions of this Section 2.37, Company may from time to time designate any Foreign Subsidiary organized under the laws of Canada as a Borrowing Subsidiary (each being, a “Borrowing Subsidiary”) with the ability to borrow under this Agreement within the limits of a specified Borrowing Subsidiary Sublimit to be established by the Lenders; provided, that all of the Multicurrency Tranche Lenders shall first consent to any such designation (which consent shall not be unreasonably withheld or delayed). Upon Agent’s signing and delivery of a Borrowing Subsidiary Agreement that has been signed and delivered by such Subsidiary and Company (and, in the case of the designation of the initial Borrowing Subsidiary, Agent’s signing and delivery of a separate amendment to this Agreement that has been signed and delivered by the Lenders, such Subsidiary and Company, a legal opinion of special Canadian counsel to Company and such Borrowing Subsidiary in form and substance acceptable to Agent and such other documents, certificates, and other items Agent requires and establishment of the related Borrowing Subsidiary Sublimit and Borrowing Subsidiary Commitment(s), such Subsidiary shall be a Borrowing Subsidiary and a party to this Agreement.

2.38. Termination of Borrowing Subsidiaries. Any Subsidiary shall cease to be a Borrowing Subsidiary when (a) no Credit Extension is outstanding to such Subsidiary and (b) such Subsidiary and Company sign and deliver to Agent a Borrowing Subsidiary Termination. If a Borrowing Subsidiary liquidates, dissolves, or ceases to be a Subsidiary, all Credit Extensions outstanding to such Borrowing Subsidiary shall be due and payable and such Subsidiary shall no longer be entitled to obtain any Credit Extensions.

2.39. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower in the currency in which it is payable under this Agreement (the “specified currency”) into another currency, the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the specified currency with such other currency at Agent’s Minneapolis, Minnesota office on the Business Day preceding that on which final, non-appealable judgment is given. Each Borrower’s obligations with respect to any sum due to any Lender or Agent under this Agreement shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or Agent of any sum adjudged to be so due in such other currency such Lender or Agent is able, in accordance with normal, reasonable banking procedures, to purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or Agent in the specified currency, each Borrower agrees, to the fullest extent that it can effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Agent, as applicable, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or Agent in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 8.18, such Lender or Agent shall remit such excess to such Borrower.

ARTICLE III

CONDITIONS PRECEDENT

3.1. Conditions of Closing. The effectiveness of this Agreement is conditioned on the satisfaction of the following conditions precedent on the Effective Date:

a. Documents. Agent has received the following in form and substance satisfactory to Agent:

(i) A Note dated as of the Effective Date drawn to the order of each Lender who requests a Note, drawn to the order of such Lender, signed by a duly authorized officer (or officers) of Company and delivered to each such Lender.

(ii) The Guaranty signed and delivered by each Guarantor Subsidiary to Agent.

(iii) The Upstream Distribution Agreement signed and delivered by Company, LTF Club Operations Company, Inc., LTF Real Estate Holdings, LLC, LTF Real Estate Company, Inc, LTF CMBS Managing Member, Inc., and LTF CMBS I, LLC, a Delaware limited liability company.

(iv) The Security Agreement signed and delivered by Company.

(v) The Security Agreement signed and delivered by each Guarantor Subsidiary.

(vi) A Pledge Agreement signed and delivered by Company and each Restricted Subsidiary that owns Equity Interests in another Restricted Subsidiary.

(vii) A certificate of the secretary or assistant secretary (or other appropriate officer) of Company dated as of the Effective Date and certifying to the following:

(A) A true and accurate copy of the corporate (or other) resolutions of Company authorizing the signing, delivery, and performance of the Loan Documents to which Company is a party;

(B) The incumbency, names, titles and signatures of the officers of Company authorized to sign the Loan Documents to which Company is a party and to request Advances;

(C) The Articles of Incorporation (or the equivalent) of Company, including all amendments, previously delivered by Company to Agent have not been amended, modified or supplement and remain in full force and effect; and

(D) The bylaws (or other constituent documents) for Company previously delivered by Company to Agent have not been amended, modified, or supplement and remain in full force and effect.

(viii) A certificate of good standing for Company in the jurisdiction of its incorporation or organization and in the jurisdictions where the character of the properties owned or leased by Company or the business conducted by Company makes such qualification necessary, certified by the appropriate governmental officials as of a date acceptable to Agent.

(ix) A certificate of good standing for each Loan Party in the jurisdiction of such Loan Party’s incorporation or organization and in the jurisdictions where the character of the properties owned or leased by such Loan Party or the business conducted by such Loan Party makes such qualification necessary, certified by the appropriate governmental officials as of a date acceptable to Agent.

(x) ACORD 27 certificates of insurance with respect to each of the businesses and real properties of Company in amounts and with carriers that are reasonably acceptable to Agent.

(xi) A certificate dated the Effective Date of the chief executive officer or chief financial officer of Company certifying as to the matters set forth in Sections 3.2.a and 3.2.b.

b. Opinions. Agent has received written legal opinions of counsel to Company addressed to the Lenders in form and substance satisfactory to Agent, except that Company shall deliver local opinions of counsel as to Leadville Trail 100, Inc. and Creative & Production Resources, Inc. within 10 Business Days after the Effective Date.

c. Compliance. Company has performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by Company before or on the Effective Date.

d. Collateral Documents. All financing statements and similar documents required to perfect a first priority Lien in the Collateral have been appropriately filed or recorded to the satisfaction of Agent; all Collateral Documents required to be delivered to Agent have been duly delivered to Agent; and the priority and perfection of the Liens created by the Collateral Documents have been established to the satisfaction of Agent and its counsel.

e. Other Matters. All corporate and legal proceedings relating to Company and all instruments and agreements in connection with the transactions contemplated by this Agreement are satisfactory in scope, form and substance to Agent, the Lenders and Agent’s counsel, and Agent has received all information and copies of all documents, including records of corporate proceedings, any Lender or such counsel reasonably requests. Where appropriate such documents must be certified by proper corporate or governmental authorities.

f. Fees and Expenses. Agent has received for itself and for the account of the Lenders all fees and other amounts due and payable by Company on or before the Effective Date, including the reasonable fees and expenses of counsel to Agent Company owes under Section 9.2.

g. Compliance Certificate. Agent has received a Compliance Certificate appropriately completed and duly signed and delivered by Company showing compliance with Sections 6.14, 6.15, 6.16 and 6.22 as of March 31, 2011.

h. No Material Adverse Change. There has not occurred a material adverse change (i) in the business, property, liabilities (actual and contingent), operations or condition (financial or otherwise), results of operations, or prospects of Company and its Subsidiaries taken as a whole, since December 31, 2010 or (ii) in the facts and information regarding Company and its Subsidiaries as represented by Company and its Subsidiaries as of the Effective Date.

i. Financial Projections. Agent has received: (i) Company-prepared financial projections over a 5-year period giving effect to the Credit Extensions that demonstrate, in Agent’s reasonable judgment, together with all other information then available to Agent, that Company can repay its debts and satisfy its other obligations as and when they become due, and can comply with the financial covenants in this Agreement, (ii) information Agent reasonably requests to confirm the tax, legal, and business assumptions made in such pro forma financial statements, and (iii) unaudited consolidated financial statements of Company and its Subsidiaries for the fiscal quarter ended March 31, 2011.

j. Consents. Agent has received all governmental, equity holder, and third party consents and approvals necessary in connection with the contemplated financing and all applicable waiting periods have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent, or impose any material adverse conditions on Company and its Subsidiaries, taken as a whole, and no law or regulation applies that in Agent’s reasonable judgment could have such effect.

3.2. Conditions Precedent to all Credit Extensions. The effectiveness of this Agreement and the obligations of the Lenders to make any Credit Extension are subject to the satisfaction of the following conditions precedent on the Effective Date and on the applicable Borrowing Date:

a. Representations and Warranties. The representations and warranties in Article IV are true and correct in all material respects, except: (i) to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; and (ii) the representations and warranties in Section 4.6 as to Company’s financial statements shall be deemed to refer to the financial statements then most recently delivered to the Lenders pursuant to Section 5.1.a or 5.1.b, as the case may be; provided that the unaudited interim financial statements do not comply with GAAP because of the absence of footnotes and are subject to immaterial year-end audit adjustments.

b. No Default. There exists no Default or Event of Default, and no Default or Event of Default would result from such Credit Extension.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make Loans under this Agreement and to induce each LC Issuer to issue Facility LCs, Company and, to the extent applicable, the other Borrowers, represent and warrant to the Lenders and Agent:

4.1. Organization, Standing, Etc. Each of Company and its Restricted Subsidiaries is a corporation or limited liability company duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Company and its Restricted Subsidiaries has all requisite power and authority to carry on its businesses as now conducted, to enter into and perform its obligations under each of the Loan Documents to which it is a party and, in the case of each Borrower, to enter into this Agreement and to issue the Notes and to perform its obligations under the Loan Documents. Each of Company and its Restricted Subsidiaries: (a) holds all certificates of authority, licenses and permits necessary to carry on its businesses as presently conducted in each jurisdiction in which such Person is carrying on such business, except where the failure to hold such certificates, licenses or permits would not constitute a Material Adverse Occurrence, and (b) is duly qualified and in good standing as a foreign corporation or limited liability company in each jurisdiction in which the character of the properties it owns, leases, or operates, or the business it conducts, makes such qualification necessary and the failure so to qualify would permanently preclude such Person from enforcing its rights with respect to any material assets or could reasonably be expected to constitute a Material Adverse Occurrence.

4.2. Authorization and Validity. The signing, delivery, and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or company action by such Loan Party. Each of the Loan Documents constitutes the legal, valid, and binding obligations of each Loan Party that is a party to such Loan Document, enforceable against such Loan Party in accordance with its terms, subject to limitations as to enforceability that might result from bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

4.3. No Conflict; No Default. The signing, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party will not (a) violate in any material respect any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Loan Party, (b) violate or contravene any provision of the organizational documents of such Loan Party, or (c) result in a breach of or constitute a default under any indenture, loan, credit agreement or any Related Agreement or any other material agreement, lease or instrument to which such Loan Party is a party or by which it or any of its properties is bound or result in the creation of any Lien under any such instrument. Neither Company nor any of its Restricted Subsidiaries is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could reasonably be expected to constitute a Material Adverse Occurrence.

4.4. Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Loan Party to authorize, or is required in connection with the signing, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents, except for any necessary filing or recordation of or with respect to any of the Collateral Documents.

4.5. Material Adverse Change. Since December 31, 2012, there has been no change in the business, property, financial condition, or results of operations of Company and its Subsidiaries that could reasonably be expected to be a Material Adverse Occurrence.

4.6. Financial Statements and Condition. The audited consolidated financial statements for Company and its Subsidiaries as of December 31, 2012, as delivered to the Lenders before the Amendment No. 2 Effective Date, were prepared in accordance with GAAP on a consistent basis and fairly present in all material respects the consolidated financial condition of Company and its Subsidiaries as of such date and the results of its consolidated operations and changes in financial position for the period then ended. As of the date of such financial statements, Company did not have any material obligation, contingent liability, liability for taxes, or long-term lease obligation that is not reflected in such financial statements or in the notes to them.

4.7. Litigation. Except as set forth on Schedule 4.7, there are no actions, suits or proceedings pending or, to the knowledge of Borrowers, threatened against or affecting Company or any of its Restricted Subsidiaries or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality that could reasonably be expected to constitute a Material Adverse Occurrence, or that seeks to prevent, enjoin, or delay the making of any Credit Extension, and there are no unsatisfied judgments against Company or any of its Restricted Subsidiaries, the satisfaction or payment of which could reasonably be expected to constitute a Material Adverse Occurrence.

4.8. Environmental, Health and Safety Laws. There does not exist any violation by Company or any of its Restricted Subsidiaries of any applicable U.S. or foreign federal, state, provincial, or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental pollution, health, or safety matters that has, will or threatens to impose a material liability on Company or any of its Restricted Subsidiaries or that has required or would require a material expenditure by Company or any of its Restricted Subsidiaries to cure in either case, the effect of which could reasonably be expected to constitute a Material Adverse Occurrence. Except as set forth in Schedule 4.8, neither Company nor any of its Restricted Subsidiaries has received any notice to the effect that any part of such Person’s operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment that could reasonably be expected to constitute a Material Adverse Occurrence. Except as set forth in Schedule 4.8, Company does not have knowledge that it, any of its Subsidiaries, or any of their respective property will become subject to Environmental Laws during the term of this Agreement, compliance with which could reasonably be expected to require significant capital expenditures by Company or its Restricted Subsidiaries or to constitute a Material Adverse Occurrence.

4.9. ERISA. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under ERISA and the Code setting forth those requirements. No ERISA Event exists with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition that would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lenders) of such Plan’s projected benefit obligations did not exceed the fair market value of such Plan’s assets. Neither the signing and delivery of this Agreement nor the making of Credit Extensions gives rise to a “prohibited transaction” as Section 406 of ERISA or Section 4975 of the Code defines that term.

4.10. Federal Reserve Regulations. None of Company or its Restricted Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying “margin stock”, as that term is defined in Regulation U. The value of all margin stock owned by Company or any of its Subsidiaries does not constitute more than 25% of the value of the consolidated assets of Company and its Subsidiaries.

4.11. Title to Property; Leases; Liens; Subordination. Company and each of its Restricted Subsidiaries has (a) good and marketable title in fee simple to, or valid leasehold interests in, their respective real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, their respective other properties, including all other properties and assets, referred to as owned by Company and its Restricted Subsidiaries in the most recent financial statement referred to in Section 5.1 (other than property disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under this Agreement). None of such properties is subject to a Lien, except as allowed under Section 6.12 or Liens to be discharged on the Effective Date. Neither Company nor any of its Restricted Subsidiaries has subordinated any of its material rights under any obligation owing to it to the rights of any other person.

4.12. Taxes. Company and its Restricted Subsidiaries have filed all U.S. and foreign federal, state, provincial, and local tax returns required to be filed and has paid or made provision for the payment of all taxes before they become delinquent pursuant to such returns and pursuant to any assessments made against any such Person or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of Company). No material tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals, and reserves on the books of Company with respect to taxes and other governmental charges are adequate and Company does not know of any proposed material tax assessment against it or any of its Restricted Subsidiaries or any basis for such an assessment.

4.13. Trademarks, Patents. Each of Company and its Restricted Subsidiaries has licenses to use or otherwise has the right to use, all intellectual property necessary for the conduct of its business as currently conducted, except to the extent that the absence of such property could not individually, or in the aggregate, reasonably be expected to constitute a Material Adverse Occurrence. As of the Effective Date, no claim has been asserted or is pending or, to the knowledge of Company, has been threatened against Company or any of its Restricted Subsidiaries by any Person challenging or questioning the use by Company or any of its Restricted Subsidiaries of any intellectual property in a manner that could, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Occurrence, nor does Company know of any reason to believe that any such claim would be successful if brought. As of the Effective Date, no claim has been asserted or is pending or, to the knowledge of Company, threatened against Company or any of its Restricted Subsidiaries by any Person challenging or questioning the validity or effectiveness of any intellectual property of Company or any of its Restricted Subsidiaries in a manner that could, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Occurrence. The use of intellectual property by Company and its Restricted Subsidiaries does not infringe on the rights of any Person in a manner that could, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Occurrence. As of the Amendment No. 2 Effective Date, Schedule 4.13 is a complete list of all such intellectual property that is owned by Company or any of its Restricted Subsidiaries and constitutes a patent issued by, or a trademark or service mark registered with, the United States Patent and Trademark Office (or, in either case, applications therefor) or a copyright issued by the United States Copyright Office (or an application therefor).

4.14. Force Majeure. Since the date of the most recent financial statement referred to in Section 5.1, the business, properties and other assets of Company or any of its Restricted Subsidiaries have not been affected as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God that could reasonably be expected to constitute a Material Adverse Occurrence.

4.15. Investment Company Act. Neither Company nor any of its Restricted Subsidiaries is an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended.

4.16. [Intentionally Omitted].

4.17. Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Section 5.1 nor any other certificate, written statement, exhibit or report furnished by or on behalf of Company in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained in such financial statements not misleading in light of the circumstances in which made. Certificates or statements furnished by or on behalf of Company to the Lenders consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of

Company and its Restricted Subsidiaries, and, as of the date of delivery, Company has no reason to believe that such projections or forecasts are not reasonable; provided that Company can give no assurances that such projections will be attained.

4.18. Subsidiaries; Etc. As of the Amendment No. 2 Effective Date, neither Company nor any of its Subsidiaries owns, beneficially or of record, any Equity Interests in any other Person other than (i) the Subsidiaries listed in Schedule 1.1.b, and (ii) Bloomingdale LIFE TIME Fitness, L.L.C., an Illinois limited liability company. With respect to all Persons in which Company or any of its Subsidiaries owns any Equity Interests, beneficially or of record, Schedule 4.18 sets forth, as of the Amendment No. 2 Effective Date, the number and percentage of the shares of each class of Equity Interests owned beneficially or of record by Company or its Subsidiaries, and the jurisdiction of organization of each Subsidiary or other issuer of Equity Interests.

4.19. Labor Matters. Neither Company nor any Restricted Subsidiary is a party to any collective bargaining agreement, and, to the knowledge of Company, there are no pending or threatened strikes, lockouts, or slowdowns against Company or any of its Restricted Subsidiaries. Neither Company nor any of its Restricted Subsidiaries has been or is in violation in any material respect of the Fair Labor Standards Act or any other applicable federal, state, local, or foreign law dealing with such matters that could reasonably be expected to cause a Material Adverse Occurrence. All payments due from Company or any of its Restricted Subsidiaries on account of wages and employee health and welfare insurance and other benefits (in each case, except for de minimus amounts), have been paid or accrued as a liability on the books of Company.

4.20. Solvency. Immediately after this Agreement becomes effective on the Effective Date, and immediately following each Credit Extension: (i) the fair value of the assets of Company and its Restricted Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent, or otherwise of Company and its Restricted Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of Company and its Restricted Subsidiaries on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of the debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, of Company and its Restricted Subsidiaries on a consolidated basis; (iii) Company and its Restricted Subsidiaries on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Company and its Restricted Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is proposed to be conducted following the Effective Date.

4.21. Insurance. Schedule 4.21 sets forth a summary of the property and casualty insurance program carried by Company and its Restricted Subsidiaries on the Amendment No. 2 Effective Date, including any self-insurance or risk assumption agreed to by any such Person or imposed upon any such Person by any such insurer.

4.22. [Intentionally Omitted].

4.23. [Intentionally Omitted].

4.24. Related Agreements.

a. Company has furnished to Agent a true and correct copy of all Related Agreements in effect on the Effective Date.

b. Company, and to Company’s knowledge, each other party to a Related Agreement, has taken all necessary corporate, company, partnership or other organizational action to authorize the signing, delivery and performance of the Related Agreements and the consummation of the transactions contemplated thereby.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrowers agree that until any obligation of the Lenders to make any Credit Extension has expired or been terminated and the Obligations have been paid in full and all outstanding Facility LCs have expired or the liability of the LC Issuers on the outstanding Facility LCs has otherwise been discharged (including by providing cash collateral or backup letters of credit in accordance with Section 2.12), unless the Majority Lenders otherwise consent in writing:

5.1. Financial Statements and Reports. Company shall maintain, for itself and each Restricted Subsidiary, a system of accounting established and administered in accordance with GAAP, and shall deliver to Agent, for the benefit of the Lenders:

a. As soon as they become available and in any event within 90 days after the end of each fiscal year of Company, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP) audit report, with no going concern modifier, certified by Company’s existing certified public accountants or other independent certified public accountants of recognized national standing selected by Company and acceptable to Agent, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for Company and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and statements of income, cash flow, and changes in stockholders’ equity, accompanied by any management letter prepared by the accountants.

b. As soon as they become available and in any event within 45 days after the end of each quarter, unaudited consolidated statements of income and cash flow for Company for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, setting forth in comparative form to the corresponding period for the preceding fiscal year, a consolidated balance sheet of Company as at the end of such quarter, together with corresponding figures for the prior fiscal year. Company shall also deliver to Agent the related consolidating financial statements and a certificate signed by the chief financial officer of Company, on behalf of Company, stating that such financial statements present fairly the financial condition of Company and that they were prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments).

c. Within 10 Business Days after filing or delivering financial statements pursuant to Section 5.1.a and 5.1.b, a Compliance Certificate in the form attached to this Agreement as Exhibit A signed by the chief financial officer of Company demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 6.14, 6.15, and 6.16, as of the end of such quarter and stating that as of the end of such quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence of the Default or Event of Default and what action Company proposes to take.

d. Upon Agent’s request, but not later than 60 days after the end of each fiscal year, projections by Company for Company’s immediately following fiscal year consisting of a balance sheet as of the end of such following fiscal year and monthly and year to date income statements together with the assumptions underlying such projections certified by Company’s chief financial officer or treasurer as being based on reasonable estimates, information and assumptions and that such officer has no reason to believe that such projections are not reasonable (provided that no assurance can be given that such projections will be attained), all in reasonable detail and reasonably satisfactory in scope to Agent.

e. Promptly upon any Executive Officer of Company becoming aware of any Default or Event of Default, a notice describing the nature of the Default or Event of Default and what action Company proposes to take to remedy or cure such Default or Event of Default.

f. Promptly upon any Executive Officer of Company becoming aware of the occurrence, with respect to any Plan, of any ERISA Event, a notice specifying the nature of the event or transaction and what action Company proposes to take, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

g. Promptly upon any Executive Officer of Company becoming aware of any matter that has resulted or could reasonably be expected to result in a Material Adverse Occurrence, a notice from Company describing the nature of the occurrence and what action Company proposes to take.

h. Promptly upon any Executive Officer of Company becoming aware of (i) the commencement of any action, suit, investigation, proceeding or arbitration before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting Company, any of its Restricted Subsidiaries or any property of such Person, or to which Company or any of its Restricted Subsidiaries is a party (other than litigation where the insurance insures against the damages claimed and the insurer has assumed defense of the litigation without reservation) that could reasonably be expected to result in a Material Adverse Occurrence; or (ii) any adverse development that occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by Company that could reasonably be expected to result in a Material Adverse Occurrence, a notice from Company describing the nature and status of the development.

i. Without duplication of items otherwise delivered pursuant to this Section 5.1, promptly upon mailing or filing, copies of all financial statements, reports and proxy statements mailed to Company’s shareholders.

j. Promptly upon receipt by Company or any of its Restricted Subsidiaries, a copy of any notice of default on, or acceleration of, any Indebtedness of Company or any Restricted Subsidiary in excess of $50,000,000 or waiver of such Person’s noncompliance with the terms of such Indebtedness; or immediately upon Company or any of its Restricted Subsidiaries becoming aware of the occurrence of any event of default (however defined) on Indebtedness of Company or any Restricted Subsidiary in excess of $50,000,000 or of any event that could, with the giving of notice and/or lapse of time, constitute any such event of default, a notice describing the nature of the event and what action such Person proposes to take.

k. Promptly upon any material change in accounting policies of, or financial reporting practices by, Company or any Restricted Subsidiary, a notice describing such material change.

l. Promptly upon any Executive Officer of Company becoming aware of it, a notice describing the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to be a Material Adverse Occurrence.

m. From time to time, promptly upon request, such other information regarding the business, operation, and financial condition of Company or any of its Subsidiaries that any Lender reasonably requests.

Any financial statement required by Section 5.1.a or 5.1.b or information required by Section 5.1.i. shall be deemed to have been furnished on the date on which Company has filed such financial statement or other information with the Securities and Exchange Commission and such financial statement or information is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to Agent and the Lenders without charge. Notwithstanding the foregoing, Company shall deliver paper copies of any such financial statement or other information to Agent upon request.

5.2. Existence. Company shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, its existence as a corporation or other entity, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude such Person from enforcing its rights with respect to any material asset or could reasonably be expected to constitute a Material Adverse Occurrence; provided that nothing in this Section 5.2 prohibits the merger or liquidation of any Subsidiary allowed under Section 6.1.

5.3. Insurance. Company shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurance companies such insurance that is required by law, any Loan Document or any Related Agreement and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

5.4. Payment of Taxes and Claims. Company shall file, and shall cause each of its Restricted Subsidiaries to file, all tax returns and reports that are required by law to be filed by such Person, and shall pay, and shall cause each of its Restricted Subsidiaries to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon Company’s or any of its Restricted Subsidiaries’ property; provided that: (a) the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as Company’s or any of its Restricted Subsidiaries’ title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on Company’s books in accordance with GAAP; and (b) in all events, Company and its Restricted Subsidiaries shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith upon the commencement of foreclosure of any Lien on any asset of Company or any Restricted Subsidiary that may have attached as security for such Lien.

5.5. Inspection. Company shall permit, and shall cause each of its Restricted Subsidiaries to permit, any Person designated by any Lender or Agent to visit and inspect its books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss with and be advised by its officers of the affairs, finances and accounts of Company or Restricted Subsidiaries at any reasonable times and intervals that any Lender, or Agent designates; provided that so long as no Default or Event of Default exists, each Lender, Agent and their respective representatives shall use their best efforts to coordinate their inspections so that such inspections occur at the same time. So long as no Event of Default exists at the time of any such visit, inspection or examination or any such inspection or examination does not reveal significant errors or discrepancies in the most recent financial and operating statements furnished to any Lender or Agent, the expenses of the relevant inspecting Person for such visits, inspections and examinations shall be at the expense of such inspecting Person; provided that: (a) any such visit, inspection, or examination made while any Event of Default exists or that reveals any such significant error or discrepancy shall be at the expense of Company; and/or (b) Borrowers agree to pay to Agent, solely for Agent’s account, the costs and expenses incurred by Agent, or its representative, in connection with such Person’s review of Company’s and/or its Restricted Subsidiaries’ real estate construction procedures; provided further that, so long as no Default or Event of Default exists, Borrowers are not obligated to pay for more than one such review during any 12 month period.

5.6. Maintenance of Properties. Company shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, such Person’s properties used or desirable in the conduct of its business in good condition, repair and working order, normal wear and tear excepted, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith is properly and advantageously conducted at all times.

5.7. Books and Records. Company shall keep, and shall cause each of its Subsidiaries to keep, adequate and proper records and books of account in which full and correct entries shall be made of such Person’s dealings, business, and affairs.

5.8. Compliance. Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it is subject, including, without limitation, all Environmental Laws; provided that the failure so to comply shall not be a breach of this covenant if such failure could not reasonably be expected to result in a Material Adverse Occurrence and, with respect to any such failure by Company or a Restricted Subsidiary, Company or its Restricted Subsidiary is acting in good faith to cure such non-compliance. Without limiting the foregoing sentence, Company shall ensure that no person who owns a controlling interest in or otherwise controls Company is (a) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (b) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (c) without limiting clause (a) above, Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations.

5.9. ERISA. Company shall maintain, and shall cause each of its ERISA Affiliates to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under ERISA and of the Code and shall not, and shall not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which Company or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $100,000, (b) fail to make full payment when due of all amounts that, under the provisions of any Plan, Company or any ERISA Affiliate is required to pay as contributions thereto, or permit any Plan to fail to satisfy the “minimum funding standard” (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, or (c) fail to make any payments to any Multiemployer Plan that Company or any of the ERISA Affiliates is required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

5.10. Environmental Matters; Reporting. Company shall observe and comply with, and shall cause each of its Restricted Subsidiaries to observe and comply with, all Environmental Laws to the extent non-compliance could result in a material liability or otherwise could reasonably be expected to result in a Material Adverse Occurrence. Company shall give Agent prompt written notice of any violation as to any environmental matter by Company and of the commencement of any judicial or administrative proceeding relating to health, safety, or environmental matters in which an adverse determination or result could reasonably be expected to result in a Material Adverse Occurrence.

5.11. Further Assurances. Company shall promptly correct any defect or error that is discovered in any Loan Document or in the signing, acknowledgment, or recordation of any Loan Document. Promptly upon request by Agent or the Majority Lenders, Company also shall execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations, notices of assignment, transfers, certificates, assurances and other instruments that Agent or the Majority Lenders reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Lenders the rights granted now or hereafter intended to be granted to the Lenders under any Loan Document or under any other instrument signed and delivered in connection with any Loan Document or that Company may be or become bound to convey, mortgage or assign to Agent for the benefit of the Lenders in order to carry out the intention or facilitate the performance of the provisions of any Loan Document.

5.12. [Intentionally Omitted].

5.13. Ownership of Real Estate.

a. All Real Estate owned by Company or any of its Restricted Subsidiaries must be owned by either: (i) an Unencumbered Real Estate Subsidiary, if such Real Estate is not subject to a Lien encumbering a Permitted Permanent Loan; or (ii) an Encumbered Real Estate Subsidiary if such Real Estate is encumbered by a Lien securing a Permitted Permanent Loan.

b. In accordance with the definition of Unencumbered Real Estate Subsidiary, no Unencumbered Real Estate Subsidiary (other than LTF Real Estate Company, Inc. or LTF Real Estate Holdings, LLC in respect of the ground leasehold interests it owned on the Effective Date) (i) shall own any Real Estate that consists of or includes the tenant’s interest under a long-term ground lease if such Unencumbered Real Estate Subsidiary also owns fee simple title to any Real Estate; (ii) shall engage in any substantial business activity other than acquiring, owning, developing, operating, and leasing Real Estate, and, as to LTF Real Estate Company, Inc., the other businesses it is engaged in on the Effective Date; (iii) shall have any Indebtedness other than the Secured Obligations and unsecured Indebtedness owing to a Guarantor Subsidiary that is (A) subordinated to the payment of the Secured Obligations on terms and conditions acceptable to the Agent, and (B) incurred in the ordinary course of owning and operating its Real Estate, and, as to LTF Real Estate Company, Inc., the other businesses it is engaged in on the Effective Date; and (iv) shall fail to be a Guarantor Subsidiary or a Foreign Subsidiary that is a Restricted Subsidiary and that has had at least 65% of its Equity Interests pledged to the Agent to secure the Secured Obligations.

5.14. Mandatory Distributions. The Company shall cause each Restricted Subsidiary (other than Real Estate Subsidiaries and Foreign Subsidiaries, in each case, which are not Guarantor Subsidiaries) to distribute, not less often than monthly, to the Company or a Guarantor Subsidiary all cash and cash equivalents that come into the possession of such Restricted Subsidiary that are not required by such Restricted Subsidiary to satisfy (a) its immediate working capital requirements (including, without limitation, its immediate obligations to contractors and vendors entered into in the ordinary course of business) ; and (b) in the case of such Real Estate Subsidiaries, its obligations under any Permitted Permanent Loan it has borrowed.

5.15. Depository Accounts. The Company shall cause, and shall direct each Restricted Subsidiary to cause, each of their respective deposits accounts (other than Excluded Accounts (as defined below)) with an average daily balance (determined for any thirty day period) of at least $1,000,000 to be (a) maintained with a Lender, or (b) subject to a deposit account control agreement in favor of Agent that is in form and substance reasonably acceptable to Agent; provided, however, that (x) if the average daily balance of all accounts (other than Excluded Accounts) not subject to such deposit account control agreements equals or exceeds $5,000,000, then the Company shall deliver deposit account control agreements for such accounts as is necessary to reduce such balance below $5,000,000 and (y) the requirements of this Section 5.15 shall not apply in respect of payroll accounts, accounts dedicated solely to the payment of taxes, and trust accounts where amounts on deposit therein are for Persons other than the Company or the applicable Restricted Subsidiary (such as escrow accounts or accounts for the benefit of employees) (the accounts referenced in this clause (y), collectively, the “Excluded Accounts”).

5.16. Designated Guarantor Subsidiaries. Company has the right, at any time, to make any Subsidiary that is not a Wholly-Owned Subsidiary, a “Designated Guarantor Subsidiary”, by delivering to Agent, both (i) written notice that such Subsidiary is a Designated Guarantor Subsidiary for the purposes of this Agreement, and (ii) delivering to Agent the Guaranty and Collateral Documents Section 5.18 requires with respect to such Designated Guarantor Subsidiary. Company also has the right to terminate the Designated Guarantor Subsidiary status of any Subsidiary by delivering a written notice to Agent that it is terminating the Designated Guarantor Subsidiary status of such Subsidiary, so long as no Default or Event of Default exists or would exist as a result of such termination, and Agent shall promptly sign and deliver any termination documents Company reasonably requests to terminate the Guaranty and Collateral Documents signed by such Subsidiary.

5.17. Designated Unrestricted Subsidiaries. Company has the right, by delivering written notice to Agent, to designate any Wholly-Owned Subsidiary to be an Unrestricted Subsidiary, provided that Company may not make any such designation (i) when an Event of Default exists or (ii) if after giving effect to any such designation, the aggregate Net Worth of all Subsidiaries that Company has designated as Unrestricted Subsidiaries under this Section 5.17 would exceed 5% of the consolidated Net Worth of Company and its Subsidiaries as of the last day of the immediately preceding fiscal quarter of Company. If, at any time, the aggregate Net Worth of all Designated Unrestricted Subsidiaries exceeds 5% of the consolidated Net Worth of Company and its Subsidiaries, Company shall (a) within 30 days identify in writing to Agent a sufficient number of Designated Unrestricted Subsidiaries that shall no longer be so-designated in order to cause the Net Worth of all Designated Unrestricted Subsidiaries (after giving effect to such redesignation) to be not greater than 5% of the consolidated Net Worth of Company and its Subsidiaries, and (b) shall deliver to Agent those Guaranty and Collateral Documents required under Section 5.18 with respect to each Restricted Subsidiary in order to become a Restricted Subsidiary, at which time such Subsidiaries’ status as Designated Unrestricted Subsidiaries shall terminate.

5.18. Subsidiaries that Become Guarantor Subsidiaries after the Effective Date. Company shall, with respect to each Subsidiary that becomes a Guarantor Subsidiary after the Effective Date, on or before the date such Subsidiary becomes a Designated Guarantor Subsidiary, or within 10 Business Days (or such longer period of time as Agent may agree) after such Subsidiary becomes a Required Guarantor Subsidiary, as applicable: (i) cause such Guarantor Subsidiary to sign and deliver to Agent, for the benefit of the Lenders, either a joinder to the existing Guaranty, or a new Guaranty, guaranteeing the Secured Obligations; (ii) cause such Guarantor Subsidiary to sign and deliver to Agent all Collateral Documents Agent requests in order to grant to Agent, for the benefit of the Lenders, a perfected first priority security interest in all of the assets, other than Real Estate, of such Guarantor Subsidiary to secure the Secured Obligations, subject to no other Liens, except for Liens permitted pursuant to Section 6.12; (iii) grant, and cause its Guarantor Subsidiaries to grant, a perfected Lien to Agent, for the benefit of the Lenders, in the Equity Interests Company or any of its Guarantor Subsidiaries owns in each Guarantor Subsidiary to secure the Secured Obligations, on terms substantially equivalent to the terms of the Pledge Agreements or otherwise on terms acceptable to Agent, in its reasonable discretion, subject to no other Liens except for Liens permitted pursuant to Section 6.12 and, as to any Guarantor Subsidiary that is not a Wholly-Owned Subsidiary, obtain the consent of all other owners of Equity Interests in such Guarantor Subsidiary to such Lien and to the exercise of Agent’s rights and remedies pursuant to the relevant Collateral Document.

5.19. Pledge of Equity Interests. Notwithstanding any other term of this Agreement to the contrary, Company shall grant, and cause its applicable Restricted Subsidiaries to grant, a continuing perfected Lien to Agent, for the benefit of the Lenders, in the Equity Interests Company or any of its Restricted Subsidiaries owns in each Restricted Subsidiary other than each Encumbered Real Estate Subsidiary that is prohibited, restricted, or otherwise limited by the Related Agreements for a Permitted Permanent Loan to which it or any of its Subsidiaries is a party from permitting a Lien on the Equity Interests in such Encumbered Real Estate Subsidiary to secure any Indebtedness other than such Permitted Permanent Loan, but only so long as such prohibitions, restrictions, or limitations apply to the Secured Obligations; provided, that in the case of a Foreign Subsidiary that is a Restricted Subsidiary where the granting of such Lien would result in a Deemed Dividend Problem, the Lien shall be limited to 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of such Subsidiary.

5.20. Most Favored Lender.

a. If Company or any Restricted Subsidiary (a) amends, restates, or otherwise modifies any Indebtedness (other than the Secured Obligations) that exceeds $50,000,000 (a “Material Financing”) or (b) otherwise enters into, assumes, or otherwise becomes bound or obligated under any Material Financing, that contains financial covenants or event of default provisions that restrict Company more than do the financial covenants and event of default provisions of this Agreement, the terms of this Agreement shall, without any further action on the part of Company, any Restricted Subsidiary, the Agent, or any Lender, be immediately and automatically amended to include in this Agreement each such more restrictive financial covenant or event of default provision (subject to Section 5.20.b). Company shall give Agent written notice of each such event to Agent together with a copy of the fully-signed and delivered Related

Agreements for such Material Financing within 10 Business Days after such Material Financing becomes binding on Company or any Restricted Subsidiary. Upon the written request of Company, Agent, or the Majority Lenders, Company and Agent shall promptly sign and deliver at Company’s expense (including Agent’s attorney fees) an amendment to this Agreement in form and substance reasonably satisfactory to Agent evidencing the amendment of this Agreement to include such more restrictive financial covenants or event of default provisions, provided that the signing and delivery of such an amendment is merely for the convenience of the parties to this Agreement and is not a precondition to the effectiveness of the automatic amendment of this Agreement under this Section 5.20.a.

b. If, after this Agreement is amended under Section 5.20.a to include any more restrictive financial covenant or event of default provision from any Material Financing, any such more-restrictive financial covenant or event of default provision ceases to bind Company or any Restricted Subsidiary or is amended to be less restrictive with respect to Company or any Restricted Subsidiary, then, upon the written request of any of Company, Agent, or the Majority Lenders, provided that no Default or Event of Default then exists, Agent shall release or similarly amend, as applicable, such more-restrictive financial covenant or event of default provision. No release or amendment under this Section 5.20.b shall make the financial covenants and Events of Default in this Agreement less restrictive than they would have been absent the original amendments under Section 5.20.a that are being terminated or amended to be less restrictive.

ARTICLE VI

NEGATIVE COVENANTS

The Borrowers agree that until any obligation of the Lenders to make any Credit Extension has expired or been terminated, the Obligations have been paid in full, and all outstanding Facility LCs have expired or each LC Issuer’s liability on the outstanding Facility LCs has otherwise been discharged (including by providing cash collateral or backup letters of credit in accordance with Section 2.12), unless the Majority Lenders otherwise consent in writing:

6.1. Merger. Company shall not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) and shall not permit any of its Restricted Subsidiaries to do any of the foregoing; provided that, upon not less than 5 Business Days prior written notice to Agent, any Wholly-Owned Subsidiary of Company may be merged with or liquidated into Company or any other Wholly-Owned Subsidiary so long as Company or such Wholly-Owned Subsidiary is the surviving corporation or entity and such merger or liquidation does not violate or result in a violation of any other term of this Agreement.

6.2. Disposition of Assets. Company shall not directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing and shall not permit any of its Restricted Subsidiaries to do any of the foregoing, except, subject to the limitations in Section 6.22:

a. dispositions of inventory, equipment, or fixtures in the ordinary course of business, including to the extent the same is obsolete or worn out;

b. the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment;

c. the sale or transfer of any open and operating Clubs or Non-Club Buildings being used for their intended purposes to any Encumbered Real Estate Subsidiary made in connection with such Encumbered Real Estate Subsidiary’s incurrence of a Permitted Permanent Loan to be secured by such Clubs or Non-Club Buildings;

d. the LTF Leases and IDA Lease Transactions;

e. the sale or transfer of open and operating Clubs or Non-Club Buildings in connection with a sale-leaseback transaction permitted by Section 6.18.b;

f. the sale or transfer of any Unrestricted Subsidiary or the property of any Unrestricted Subsidiary;

g. the sale or transfer of Outlots in the ordinary course of Company’s and its Restricted Subsidiaries’ business;

h. sale, transfers and dispositions of assets by any Loan Party to any other Loan Party;

i. the sale, transfer or disposition of any aircraft owned by the Company or any Restricted Subsidiary for fair market value on an arm’s length basis;

j. leases, subleases, licenses or sublicenses of property (including, without limitation, software or other intellectual property rights):

(i) in effect as of the Amendment No. 2 Effective Date;

(ii) leases, subleases, licenses or sublicenses of property (other than Real Estate and leasehold interests) on customary terms that do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(iii) leases and subleases of Real Estate and leasehold interests entered into in the ordinary course of business (which, for purposes hereof, includes businesses that are similar, ancillary or complimentary lines of business or reasonable extensions thereof) and which do not materially interfere with the business of the Company and the Restricted Subsidiaries; and

(iv) leases and subleases of Real Estate and leasehold interests not otherwise described in the foregoing clauses so long as the square footage subject thereto does not exceed 15% of the total square footage of all Real Estate and leasehold interests owned or held by the Company and the Restricted Subsidiaries;

k. sale and leaseback transactions permitted under Section 6.18;

l. transfers of property subject to any casualty event (which, for purposes hereof, means any event giving rise to the Company’s or any Restricted Subsidiary’s receipt of insurance proceeds or condemnation awards to, in the case of insurance proceeds, replace, restore or repair the property subject to such casualty event);

m. Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business; and

n. other dispositions of property not described in Section 6.2.a through Section 6.2.m that are not material to the operation of Company or any Restricted Subsidiary, so long as the aggregate net book value of all property disposed of under this Section 6.2.n in any fiscal year is less than 10% of the net book value of the consolidated assets of Company and its Subsidiaries as of the then most recent fiscal year end.

6.3. Plans. Company shall not permit any event to occur or condition to exist that would permit any Plan to terminate under any circumstances that would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of Company or any of its ERISA Affiliates and shall not permit any of its ERISA Affiliates to do so; and Company shall not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lenders) of such Plan’s projected benefit obligations to exceed the fair market value of such Plan’s assets by more than $100,000 and shall not permit any of its ERISA Affiliates to do so.

6.4. Change in Nature of Business. Company shall not make, and shall not permit any of its Restricted Subsidiaries to make, any material change in the nature of the business of such Person, as carried on at the Effective Date.

6.5. Acquisitions. The Company will not, nor will it permit any Restricted Subsidiary, to make any Acquisition other than a Permitted Acquisition. Neither the Company nor any Restricted Subsidiary shall permit an Unrestricted Subsidiary to consummate a hostile Acquisition.

6.6. Negative Pledges. Company shall not enter into, and shall not permit any of its Restricted Subsidiaries to enter into, any agreement, bond, note or other instrument (including, without limitation, any ground lease or other real estate lease described in Section 6.21) with or for the benefit of any Person other than the Lenders that would:

(a) prohibit the Company or the applicable Restricted Subsidiary from granting or otherwise limit the ability of the Company or such Restricted Subsidiary to grant to the Agent and the Lenders any Lien on any of the Company’s or such Restricted Subsidiary’s assets or properties;

(b) prohibit any Restricted Subsidiary from paying distributions or dividends to its equity holders; or

(c) require Company or any of its Restricted Subsidiaries to grant a Lien to any other Person if such Person grants any Lien to the Lenders;

except for the Related Agreements evidencing or securing:

(i) in the cases of clauses (a) and (b) above, a Permitted Permanent Loan so long as such restriction applies only to the Encumbered Real Estate Subsidiaries that are bound by the relevant Related Agreements and terminates upon the payment of such Permitted Permanent Loan;

(ii) in the case of clause (a) above, Purchase Money Indebtedness (including Capitalized Leases so long as such prohibition applies only to the granting of additional Liens on the property securing such Purchase Money Indebtedness; or

(iii) in the cases of clauses (a) and (b) above, Indebtedness permitted under Section 6.11(j) or (l); provided, that any such prohibition is not more restrictive or limiting than the restrictions in respect of dividends and distributions set forth in this Agreement or the other Loan Documents; or

6.7. Restricted Payments. Company shall not make, and shall not permit any Restricted Subsidiary to make any Restricted Payments or prepay any Indebtedness of Company or any of its Restricted Subsidiaries other than the Obligations, except for the following:

a. So long as (i) no Default or Event of Default exists either before or immediately following the making of any such payment and (ii) the Consolidated Leverage Ratio, determined on a pro forma basis giving effect to the applicable payment and all other payments made during the applicable quarter, does not exceed 3.75 to 1.00, Company and its Restricted Subsidiaries may make Restricted Payments in an aggregate amount from and after the Amendment No. 2 Effective Date that does not exceed (at any time) $300,000,000 plus the Distributable Net Income Amount at such time;

b. any Wholly-Owned Subsidiary of Company may pay dividends or make distributions to its parent; provided that, if such Wholly-Owned Subsidiary is indirectly owned by Company through one or more intermediate Subsidiaries, then such Subsidiary may not pay dividends or make distributions to its parent unless all of such intermediate Subsidiaries can pay dividends or make distributions to their respective parents without any restriction or limitation set forth in any Related Agreement;

c. LTF Restaurant Company, LLC may make distributions to its members in an amount equal to their federal and state income tax liability arising from their respective allocable share of that Subsidiary’s taxable income so long as that Subsidiary is a pass-through tax entity under the Code (such distributions being the “Tax Distributions”); provided that: (i) such members’ federal and state income tax liability shall be computed on the basis of the highest marginal combined tax rate for individuals under the Code and Minnesota law; (ii) Tax Distributions shall be paid in estimated quarterly installments contemporaneously with an individual’s obligations to pay estimated income taxes based upon FCA Restaurant Company, LLC’s annualized income through the end of its fiscal month immediately preceding such tax installment’s due date and also contemporaneously with any such members’ filing of its, his or her federal and state income tax returns if the estimated Tax Distributions paid for any of that Subsidiary’s fiscal years are not sufficient to pay such members’ actual income tax liability arising from its, his or her share of that Subsidiary’s actual taxable income for such fiscal year as disclosed by copies of that Subsidiary’s tax returns and related Schedules K-1 for such fiscal year delivered to Agent and the Lenders pursuant to this Agreement; and (iii) if the Tax Distributions actually paid with respect to any of such Subsidiary’s fiscal years exceed the Tax Distributions permitted by this Section based upon such Subsidiary’s actual taxable net income as disclosed by copies of such tax returns and schedules described above, then such Subsidiary shall immediately recover the excess amount from the recipient and shall not pay any further Tax Distribution to any person until such excess amount is recovered;

d. prepayments of Indebtedness; provided that (A) prepayments of Subordinated Indebtedness shall not occur unless (i) the amount thereof shall not exceed $100,000,000 in the aggregate between the Effective Date and the Facility Termination Date, and (ii) no Default or Event of Default exists either before or immediately following the making of such prepayment; and (B) prepayments of unsecured Indebtedness shall not occur unless (i) the Consolidated Leverage Ratio, determined on a pro forma basis giving effect to any payment of unsecured Indebtedness, shall not exceed 3.75 to 1.00, (ii) Liquidity, immediately before and after giving pro forma effect to the applicable payment, shall equal or exceed $100,000,000, and (iii) no Default or Event of Default exists either before or immediately following the making of such prepayment; and

e. Company may purchase shares of its stock in the open market for the purpose of selling such shares to its employees pursuant to a qualified employee stock bonus plan described in Section 401 of the Code or an employee stock purchase plan described in Section 422 of the Code that has been adopted by Company.

6.8. Transactions with Affiliates. The Company will not, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to the Company or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Loan Parties not involving any other Affiliate, (c) any transaction otherwise permitted by this Article VI, (d) the payment of reasonable fees to directors of the Company or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, current or former officers or employees of the Company or the applicable Restricted Subsidiaries in the ordinary course of business, (e) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Company’s board of directors, and (f) tax sharing arrangements and overhead and other administrative cost allocations between the Company and the Restricted Subsidiaries.

6.9. Accounting Changes. Company shall not make, and shall not permit any of its Restricted Subsidiaries to make, any significant change in accounting treatment or reporting practices, except as permitted by GAAP; provided that, for the purposes of this Agreement, any such change is subject to Section 1.2.

6.10. Investments. Company shall not, and shall not permit any of its Restricted Subsidiaries to, acquire for value, make, have or hold any Investments, except the following, provided that Company’s right to make any of the following Investments is subject to the limitation in Section 6.22:

a. Investments described in Schedule 6.10.

b. Travel-related advances to management personnel and employees in the ordinary course of business.

c. Investments in readily marketable United States Government Treasury notes or bills, or in United States Government Agency Securities, including discount notes that are supported by the full faith and credit of the United States.

d. Certificates of deposit or bankers’ acceptances issued by any Lender or overnight Eurocurrency deposits issued by any Lender or any of its Affiliates.

e. Commercial paper with an investment grade rating of A1/P1 or A2/P2;

f. Asset backed securities with a credit rating of AAA.

g. Repurchase agreements backed by securities listed in Section 6.10.c or Section 6.10.d above; provided that all such agreements shall require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System.

h. Money market mutual funds having a top short-term rating.

i. Extensions of credit in the nature of (i) purchase money financing extended to a purchaser of any assets of Company or its Restricted Subsidiaries, not to exceed $50,000,000 in the aggregate during the term of this Agreement, and (ii) accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business.

j. Shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business.

k. Investments by Company in a Encumbered Real Estate Subsidiary that are made in connection with such Encumbered Real Estate Subsidiary’s incurrence of a Permitted Permanent Loan that are required to be made by the applicable Related Agreements; provided that such Investments are made solely by transferring to such Encumbered Real Estate Subsidiary the real property and improvements of the relevant open and operating Clubs or Non-Club Buildings or of Company’s relevant corporate headquarters office buildings that secure such Permitted Permanent Loan.

l. the acquisition by the Company or any Restricted Subsidiary of fee title to any real estate, improved or unimproved, or a leasehold estate in real estate, or the Equity Interests of any Person whose assets consist solely of any such real estate or leasehold estate in real estate and related fixtures and personal property, that Company or such Restricted Subsidiary or the acquired entity intends to use, operate, or develop, either wholly or in substantial part, as a Club or a Non-Club Building and otherwise in the ordinary course of the businesses engaged in by Company or its Restricted Subsidiaries on the Effective Date or other businesses that are similar, ancillary, or complementary lines of business, or are reasonable extensions of such business.

m. Investments by Company in its Restricted Subsidiaries, and investments by Restricted Subsidiaries in other Restricted Subsidiaries.

n. Permitted Acquisitions.

o. Investments made after the Effective Date in Unrestricted Subsidiaries; provided that the cumulative net amount of all such Investments, taken in the aggregate, shall not exceed $50,000,000 at any time.

p. Investments by the Company in its captive insurance Subsidiaries; provided, however, that the aggregate amount thereof shall not exceed $30,000,000 at any time.

q. Repurchases of Real Estate or leasehold interests subject to IDA Lease Transactions.

r. Additional Investments by Company or Restricted Subsidiaries of types not described in Section 6.10.a through 6.10.q above; provided that the aggregate amount of all such additional Investments described in this Section 6.10.r shall not exceed 10% of the consolidated Net Worth of Company and its Subsidiaries at any time.

Any Investment under Section 6.10.d, .e, .f., or .g above must mature within one year of the acquisition of such Investment by Company and such Investment must be maintained in securities accounts maintained with a Lender or, if not with a Lender, then with any securities intermediary that has signed a securities account control agreement with Agent that is reasonably acceptable to Agent.

6.11. Indebtedness. Company shall not incur, create, issue, assume, or suffer to exist any Indebtedness, and Company shall not permit any of its Restricted Subsidiaries to do any of the foregoing, except:

a. The Obligations.

b. At any time, current liabilities determined in accordance with GAAP, other than for borrowed money, incurred in the ordinary course of business, and intercompany Indebtedness between any of Company and its Restricted Subsidiaries.

c. Indebtedness existing on the Amendment No. 2 Effective Date and disclosed on Schedule 6.11, and any extension or refinancing of such Indebtedness; provided that the Indebtedness incurred in connection with such extension or refinancing, and the Related Agreements pertaining thereto, do not cross-default to any other Indebtedness of Company or any of its Subsidiaries except, in the case of: (A) an extension, any cross-default that is contained in the Related Agreements pertaining to such extended Indebtedness at the time of its extension; or (B) a refinancing, any cross-default to other Indebtedness that is held by the holder of the refinancing Indebtedness.

d. Indebtedness consisting of endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business.

e. Permitted Permanent Loans, provided that such Permitted Permanent Loans shall cause any automatic amendment of this Agreement that applies under the “most favored lender” provision in Section 5.20.

f. Contingent Obligations in respect of Indebtedness permitted by this Section 6.11, contingent liabilities permitted by Section 6.13 and sale leaseback transactions permitted by Section 6.18.

g. Other unsecured Indebtedness incurred by Company or any of its Restricted Subsidiaries; provided that: (i) reasonably before the incurrence of such Indebtedness, Agent has received an unexecuted form that is finalized in all material respects of each material Related Agreement to be signed and delivered in connection with such transaction (with the understanding that this clause (i) shall not apply to Indebtedness between the Company and a Restricted Subsidiary or any two Restricted Subsidiaries); and (ii) such other unsecured Indebtedness shall cause any automatic amendment of this Agreement that applies under the “most favored lender” provision in Section 5.20.

h. The Rate Protection Obligations.

i. The Parity Secured Debt, provided that such other secured Indebtedness shall cause any automatic amendment of this Agreement that applies under the “most favored lender” provision in Section 5.20.

j. Other recourse Indebtedness secured by Real Estate that is not described in Sections 6.11.a through 6.11.i, in an aggregate amount not to exceed at any time more than 10% of the Net Worth of Company and its Subsidiaries on a consolidated basis as shown on the consolidated balance sheet of Company then most recently provided to Agent under Section 5.1, provided that (i) the Related Agreements evidencing or securing such Indebtedness are in form and substance satisfactory to Agent, in its reasonable business judgment, provided that the default provisions in such Related Agreements may provide for cross-acceleration with respect to the covenant defaults under this Agreement, (ii) reasonably before the incurrence of such Indebtedness, Agent has received drafts that are finalized in all material respects of each material Related Agreement to be signed and delivered in connection with such transaction, and (iii) that such other recourse Indebtedness shall cause any automatic amendment of this Agreement that applies under the “most favored lender” provision in Section 5.20.

k. Purchase price adjustments, earnouts and similar obligations incurred or assumed in connection with acquisitions or dispositions permitted hereunder; provided, that all such obligations shall be unsecured; provided, further, that Seller Financing or other financing from unaffiliated third parties shall not be permitted under this clause k.

l. Other secured Indebtedness that is not described in Sections 6.11.a through 6.11.k (including, without limitation, Purchase Money Indebtedness and Capitalized Leases), in an aggregate amount not to exceed at any time more than 10% of the assets of Company and its Subsidiaries on a consolidated basis as shown on the consolidated balance sheet of Company then most recently provided to Agent under Section 5.1, provided that such other secured Indebtedness shall cause any automatic amendment of this Agreement that applies under the “most favored lender” provision in Section 5.20.

Notwithstanding the foregoing, the Indebtedness (other than Permitted Permanent Loans) of Foreign Subsidiaries that are Restricted Subsidiaries but not Guarantor Subsidiaries that is owing to Persons other than the Company and other Restricted Subsidiaries shall not exceed the Approximate Equivalent Amount of U.S.$15,000,000 at any time.

6.12. Liens. Company shall not create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by Company and shall not permit any of its Restricted Subsidiaries to do any of the foregoing with respect to any property now owned or hereafter acquired by such Restricted Subsidiary, except:

a. Liens granted to Agent and the Lenders under the Collateral Documents to secure the Secured Obligations.

b. Liens existing on the Amendment No. 2 Effective Date and disclosed on Schedule 6.12.

c. Deposits or pledges to secure payment of workers’ compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of Company or its Subsidiaries.

d. Liens for taxes, fees, assessments, and governmental charges not delinquent or to the extent that Section 5.4 does not require such Liens to be paid.

e. Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent Section 5.4 does not require such sums to be paid; provided, that Company and its Restricted Subsidiaries shall pay or cause to be paid each such Lien forthwith upon the commencement of foreclosure of such Lien.

f. Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

g. Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the account holder in excess of those set forth by regulations promulgated by the Board, and (ii) such deposit account is not intended by Company or any of its Restricted Subsidiaries to provide collateral to the depository institution.

h. Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord’s Liens under leases on the premises rented that do not materially detract from the value of such property or impair its use in the business of Company or its Restricted Subsidiaries.

i. The interest of any lessor under any Capitalized Lease entered into after the Effective Date or purchase money Liens on property acquired after the Effective Date; provided that (i) the Indebtedness it secures is permitted by Section 6.11.l and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property.

j. Liens against the real property and improvements and rights as lessor under leases of an Encumbered Real Estate Subsidiary securing a Permitted Permanent Loan.

k. Liens against the Collateral securing the Parity Secured Debt, provided that: (i) Agent, or another Person acceptable to Agent, in its reasonable business judgment, is the collateral agent for the holders of such Parity Secured Debt; and (ii) such Liens are subject to an Intercreditor Agreement.

l. Liens on Collateral securing the Indebtedness described in Section 6.11.j and 6.11.l.

m. Liens encumbering Real Estate or leasehold interests subject to IDA Lease Transactions to secure the obligations of the Company or a Restricted Subsidiary with respect to such IDA Lease Transactions.

6.13. Contingent Liabilities. Company shall not, and shall not permit any of its Restricted Subsidiaries to endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except:

a. by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business;

b. for guarantees of the obligations of Company to the Lenders or any Rate Protection Provider and for other Contingent Obligations for the benefit of the Lenders or any Rate Protection Provider;

c. Contingent Obligations existing on the Amendment No. 2 Effective Date and described on Schedule 6.13;

d. contingent liabilities incurred after the Effective Date in connection with Permitted Permanent Loans so long as such contingent liabilities comply with the conditions set forth in the definition of Permitted Permanent Loan;

e. guaranties of obligations that would otherwise constitute permitted Indebtedness under Section 6.11; and

f. guaranty by the Company or any Restricted Subsidiary of the obligations of any Restricted Subsidiary as the lessee under ground leases, sale leaseback leases, or other real estate leases covering any real estate that Company or any Restricted Subsidiary intends to use, operate, or develop, either wholly or in substantial part, as a Club or, with respect to any Non-Club Building, otherwise in the ordinary course of the businesses engaged in by Company or its Restricted Subsidiaries on the Effective Date or other businesses that are similar, ancillary, or complementary lines of business, or are reasonable extensions of such business (including, without limitation, the lease guaranties existing on the Amendment No. 2 Effective Date and described in Schedule 6.13) so long as:

(i) the applicable Related Agreements evidencing any lease guaranty issued after the Effective Date shall not: (1) impose any greater liability on Company than the obligations of the tenant under the relevant lease; (2)(a) cross-default to any other Indebtedness of Company or any other Restricted Subsidiary; and/or (b) violate Section 6.6; and/or (c) require Company to waive its rights of contribution, subrogation, or other similar rights to succeed to the relevant lender’s rights against the applicable Subsidiary or its assets upon Company’s payment and performance in full of its obligations under such Related Agreements; and

(ii) in the case of a ground lease, such ground lease contains Lease Securitization Provisions (any guaranty described in this clause (f) shall cause any automatic amendment of this Agreement that applies under the “most favored lender” provision in Section 5.20).

Notwithstanding the foregoing or anything to the contrary set forth herein, the Company and each Restricted Subsidiary shall be entitled to guaranty lease obligations (other than Capitalized Lease Obligations) or other obligations of the Company or any Restricted Subsidiary that do not constitute Indebtedness, so long as each such guaranty is entered into in the ordinary course of business.

6.14. Fixed Charge Coverage Ratio. Commencing with the Quarterly Measurement Date occurring on June 30, 2011, Company shall not permit the Fixed Charge Coverage Ratio, as of the Quarterly Measurement Date for the Measurement Period ending on that date, to be less than 1.50 to 1.00.

6.15. Consolidated Leverage Ratio. Commencing with the Quarterly Measurement Date occurring on June 30, 2011, Company shall not permit the Consolidated Leverage Ratio, as of the Quarterly Measurement Date for the Measurement Period ending on that date, to be more than 4.00 to 1.00.

6.16. Unencumbered Asset Coverage Ratio. Commencing with the Quarterly Measurement Date occurring on June 30, 2011, Company shall not permit the Unencumbered Asset Coverage Ratio, as of the Quarterly Measurement Date for the Measurement Period ending on that date, to be less than 1.30 to 1.00.

6.17. Loan Proceeds. Company shall not use any part of the proceeds of any Loan or Advances directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry “margin stock”, as that term is defined in Regulation U, or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose that entails a violation of, or that is inconsistent with, Regulations U or X.

6.18. Sale and Leaseback Transactions. Company shall not enter into, and shall not permit any of its Restricted Subsidiaries to enter into, any arrangement, directly or indirectly, whereby it sells or transfer any property, real or personal, and thereafter leases the same property for the same or a substantially similar purpose or purposes as the property sold or transferred, except for:

a. Sale-leaseback transactions existing on the Amendment No. 2 Effective Date and disclosed on Schedule 6.18.

b. Sale-leaseback transactions relating to an open and operating Club or a Non-Club Building being used for its intended purposes that are entered into by Company or any Restricted Subsidiary after the Effective Date; provided that: (i) the Related Agreements do not cross-default to any other Indebtedness of Company or any of its Subsidiaries except for Indebtedness that is held by the lessor party to such lease; and (ii) reasonably before the consummation of such transaction, Agent has received drafts that are finalized in all material respects of each material Related Agreement to be signed and delivered in connection with such transaction.

c. IDA Lease Transactions.

6.19. Related Agreements. Company shall not, and shall not permit any of its Restricted Subsidiaries to amend, modify, or supplement any provision of, or waive any other party’s compliance with any of the terms of, any Related Agreement in any manner that:

a. provides for any cross-default to any Indebtedness of Company or any of its Subsidiaries under this Agreement or any Loan Document, except that such Related Agreement may cross default among the Indebtedness of Unrestricted Subsidiaries;

b. could reasonably be expected to result in a Material Adverse Occurrence; or

c. is materially adverse to the rights and benefits of Agent or the Lenders.

6.20. Fiscal Year. Company shall not change its fiscal year.

6.21. Real Estate Leases. Company shall not permit any Real Estate Subsidiary to become the tenant under any ground lease with any lessor or landlord if the Related Agreements for such ground lease:

(i) cross-default to any Indebtedness of Company or any of its Subsidiaries under this Agreement or any Loan Document;

(ii) contain any financial covenants;

(iii) violates Section 6.6; or

(iv) solely with respect to a long-term ground lease, fails to include Lease Securitization Provisions.

6.22. Limitation on Net Worth of Unrestricted Subsidiaries. Notwithstanding anything in this Agreement to the contrary, Company shall not: (i) permit the aggregate Net Worth of all Unrestricted Subsidiaries to exceed 10% of the consolidated Net Worth of Company and its Subsidiaries as of any Quarterly Measurement Date; or (ii) make, or permit any Subsidiary to make, any Acquisition, Investment, or disposition, that would cause the aggregate Net Worth of all Unrestricted Subsidiaries to exceed 10% of the consolidated Net Worth of Company and its Subsidiaries immediately after such Acquisition, Investment, or disposition.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

7.1. Events of Default. The occurrence of any one or more of the following events constitutes an Event of Default:

a. (i) Any of the Borrowers fails to pay any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (ii) any of the Borrowers fails to pay any interest on any Loan or any fee or any other amount (other than principal or Reimbursement Obligations) payable under any Loan Document, when and as the same shall become due and payable, and such failure under this clause (ii) shall continue unremedied for a period of five calendar days or more.

b. Any representation or warranty made by or on behalf of any of the Company or any of its Restricted Subsidiaries in any Loan Document or by or on behalf of any of Company or any of its Restricted Subsidiaries in any certificate, statement, report, or document delivered to any Lender or Agent pursuant to or in connection with any Loan Document or any Credit Extension is false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

c. Any of the Borrowers fails to comply with Sections 5.2 or 5.3 or any Section of Article VI.

d. Company or any Restricted Subsidiary fails to comply with any other agreement, covenant, condition, provision, or term in this Agreement (other than those set forth in this Section 7.1) or any other Loan Document on its part to be performed and such failure to comply continues for 30 calendar days after whichever of the following dates is the earliest: (i) the date Company gives notice of such failure to the Lenders, (ii) the date Company should have given notice of such failure to Agent pursuant to Section 5.1, or (iii) the date Agent or any Lender gives notice of such failure to Company.

e. Borrowers or any of its Restricted Subsidiaries becomes insolvent or generally does not pay its debts as they mature or applies for, consents to, or acquiesces in the appointment of a custodian, trustee or receiver of Company or any of its Restricted Subsidiaries or for a substantial part of the property of such Restricted Subsidiary or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver is appointed for Company or any of its Restricted Subsidiaries or for a substantial part of its property and is not discharged within 30 days, or Company or any of its Restricted Subsidiaries makes an assignment for the benefit of creditors.

f. Any bankruptcy, reorganization, debt arrangement, or other proceedings under any bankruptcy or insolvency law is instituted by or against Company, or any of its Restricted Subsidiaries, and, if instituted against such Person, is consented to or acquiesced in by such Person, or remains undismissed for 30 days, or an order for relief is entered against such Person.

g. Any dissolution or liquidation proceeding not permitted by Section 6.1 is instituted by or against Company or any of its Restricted Subsidiaries and, if instituted against such Person, is consented to or acquiesced in by such Person or remains undismissed for 30 days.

h. A judgment or judgments for the payment of money in excess of $25,000,000 in the aggregate is entered against Company and/or any of its Restricted Subsidiaries and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 30 days from the date it is entered or such longer period during which execution of such judgment is stayed during an appeal from such judgment; provided, that no Event of Default shall occur under this clause (ii) if the applicable judgment is fully covered by independent third-party insurance.

i. The maturity of any Indebtedness of Company or any of its Restricted Subsidiaries (other than Indebtedness under this Agreement or the other Loan Documents) in excess of the aggregate amount of $50,000,000 for any or all of such Persons is accelerated, or Company or any of its Restricted Subsidiaries fails to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event occurs or condition exists and continues for more than the period of grace, if any, that applies and has the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security for such Indebtedness.

j. Any execution or attachment is issued whereby any substantial part of the property of Company or any of its Restricted Subsidiaries is taken or attempted to be taken and it is not vacated or stayed within 30 days after its issuance.

k. Any Loan Document, at any time, ceases to be in full force and effect (except in accordance with its terms or in a transaction permitted by this Agreement) or is judicially declared null and void, or its validity or enforceability is contested by Company or any other Loan Party, or Agent or the Lenders cease to have a valid and perfected first priority security interest in any of the collateral it describes (other than by reason of the action or inaction of Agent or any Lender).

l. Any Change of Control occurs.

m. The lessor party to any “material” (as defined below) Operating Lease on which Company or any of its Restricted Subsidiaries is the lessee party declares an event of default (howsoever defined) under such Operating Lease and terminates such Operating Lease or accelerates Company’s or any of its Restricted Subsidiaries’ payment obligations under such Operating Lease. For the purposes of this Event of Default, an Operating Lease is “material” if the aggregate rent payable under such Operating Lease and all other Operating Leases between the original lessor party (without giving effect to any assignment of such original lessor party’s assignment of its rights under such leases), on the one hand, and Company or any of its Restricted Subsidiaries, on the other hand, are more than $15,000,000 during any fiscal year.

n. An ERISA Event occurs that, in Agent’s opinion, when taken together with all other ERISA Events that have occurred, could reasonably be expected to be a Material Adverse Occurrence.

7.2. Remedies. If (a) any Event of Default described in Sections 7.1.e, .f or .g occurs with respect to any of the Borrowers, the Commitments shall automatically terminate and the Obligations shall automatically become immediately due and payable, and Borrowers shall without demand pay into the Facility LC Collateral Account an amount equal to the aggregate face amount of all outstanding Facility LCs; or (b) any other Event of Default exists, then, upon receipt by Agent of a request in writing from the Majority Lenders, Agent shall take any of the following actions so requested: (i) declare the Commitments terminated, whereupon the

Commitments shall terminate; (ii) declare the outstanding unpaid principal balance of the Loans, the accrued and unpaid interest on each Loan, and all other Obligations to be forthwith due and payable, whereupon the Loan, all accrued and unpaid interest on the Loans, and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding; and (iii) demand that Borrowers pay into the Facility LC Collateral Account an amount equal to the aggregate face amount of all outstanding Facility LCs. Upon the occurrence of any of the events described in clause (a) of the preceding sentence, or upon the occurrence of any of the events described in clause (b) of the preceding sentence when so requested by the Majority Lenders, Agent has the right to exercise all rights and remedies under any of the Loan Documents and to enforce all rights and remedies under any applicable law.

7.3. Offset. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while it continues, each Borrower hereby irrevocably authorizes each Lender or any other holder of any Note to offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts (including, without limitation, any demand deposit, savings or investment account) or monies of such Borrower then or thereafter with such Lender or such other holder, or any obligations of such Lender or such other holder of the Note against the Obligations. Each Borrower hereby grants to Agent for itself and the pro rata use and benefit of each Lender, each other Note holder and each Rate Protection Provider a Lien in all such balances, credits, deposits, accounts or monies. Each Borrower and each Lender agree that Agent has perfected its Lien by “control” over each such demand deposit, savings or investment account or monies of each Borrower then or thereafter with such Lender or other holder of any Notes within the meaning of Article 8 and Article 9 of the Uniform Commercial Code enacted in the relevant jurisdiction. Each Lender agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify such Borrower of its exercise of such setoff right; provided that the failure of any Lender to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any Lender to all rights of banker’s lien, setoff, and counterclaim available pursuant to law.

ARTICLE VIII

THE AGENT

The following provisions govern the relationship of Agent with the Lenders.

8.1. Appointment; Nature of Relationship. Each Lender hereby appoints U.S. Bank as its contractual representative and irrevocably authorizes U.S. Bank as the “Agent” to act as its contractual representative with the rights and duties the Loan Documents expressly set forth. Agent agrees to act as such contractual representative upon the express conditions contained in this Article VIII. Each reference in the Loan Documents to U.S. Bank as the “Agent” refers only to U.S. Bank in its capacity as the contractual representative of the Lenders, and notwithstanding the use of the defined term “Agent,” the Lenders understand and agree that Agent has no fiduciary responsibilities to any Lender by reason of any Loan Document and that Agent is merely acting as the contractual representative of the Lenders with only those duties the Loan Documents expressly set forth. In its capacity as the Lenders’ contractual representative, Agent

(i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Minnesota Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in the Loan Documents. Each of the Lenders hereby agrees to assert no claim against Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

8.2. Powers. Agent has and has the right to exercise all powers the Loan Documents specifically delegate to Agent, together with all powers that are reasonably incidental to those express powers. Agent has no implied duty to any Lender or any obligation to any Lender to take any action under any Loan Document except actions the Loan Documents expressly require Agent to take.

8.3. General Immunity. Neither Agent nor any of its directors, officers, agents, or employees shall be liable to any of the Borrowers or any of the Lenders for any action taken or omitted to be taken by it or them under any Loan Document or in connection with any Loan Document except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

8.4. No Responsibility for Loans, Recitals, etc. Neither Agent nor any of its directors, officers, agents or employees is responsible for or has any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any Advance or Facility LC; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency, or genuineness of any Loan Document or any other instrument or writing furnished in connection with any Loan Document; (f) the value, sufficiency, creation, perfection, or priority of any Lien in any Collateral; or (g) the financial condition of any of the Borrowers or any guarantor of any of the Obligations or of any of Company’s or any such guarantor’s Subsidiaries.

8.5. Action on Instructions of Lenders. Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Loan Document in accordance with written instructions signed by the Majority Lenders (or by all Lenders, to the extent Section 9.1 requires the consent of all Lenders), and such instructions and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders. Each Lender hereby acknowledges that Agent has no duty to take any discretionary action any Loan Document permits it to take unless the Majority Lenders (or all Lenders, to the extent Section 9.1 requires the consent of all Lenders) request it to take such an action. Agent is fully justified in failing or refusing to take any action under any Loan Document unless it is indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost, and expense it incurs by reason of taking or continuing to take any such action.

8.6. Employment of Administrative Agents and Counsel. Agent has the right to execute any of its duties as the Agent under any Loan Document by or through employees, agents, and attorneys-in-fact and is not answerable to the Lenders, except as to money or securities it or its authorized agents receive, for the default or misconduct of any such agents or attorneys-in-fact it selects with reasonable care. Agent is entitled to advice of counsel concerning the contractual arrangement between Agent and the Lenders and all matters pertaining to Agent’s duties under this any Loan Document.

8.7. Reliance on Documents; Counsel. Agent is entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, facsimile, electronic mail message, statement, paper, or document it believes to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by Agent, which counsel may be employees of Agent. For the purposes of determining compliance with the conditions specified in Sections 3.1 and 3.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter those Sections require to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent has received notice from such Lender before the applicable date specifying its objection to such matter.

8.8. Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by Borrowers for which Agent is entitled to reimbursement by Borrowers under the Loan Documents, (ii) for any other expenses incurred by Agent on behalf of the Lenders, in connection with the preparation, signing, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by Agent in connection with any dispute between Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that are imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection with the Loan Documents or the transactions they contemplate (including, without limitation, for any such amounts incurred by or asserted against Agent in connection with any dispute between Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Agent and (ii) any indemnification required pursuant to Section 2.32.k shall, notwithstanding the provisions of this Section 8.8, be paid by the relevant Lender in accordance with Section 2.32.k. The obligations of the Lenders under this Section 8.8 shall survive payment of the Obligations and termination of this Agreement.

8.9. Rights as a Lender. At all times when Agent is a Lender, Agent has the same rights and powers under the Loan Documents with respect to its Commitment and its Loans as any Lender and has the right to exercise those rights and powers as though it were not Agent, and the term “Lender” or “Lenders” shall, at any time when Agent is a Lender, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates have the right to accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those the Loan Documents contemplate, with Company or any of its Subsidiaries in which Company or such Subsidiary is not restricted by this Agreement from engaging with any other Person.

8.10. Lender Credit Decision, Legal Representation.

a. Each Lender acknowledges that it has, independently and without reliance upon Agent, the Arranger or any other Lender and based on the financial statements prepared by Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent, the Arranger, or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents. Except for any notice, report, document, or other information this Agreement expressly requires Agent or the Arranger to deliver to the Lenders, neither Agent nor the Arranger has any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition, or business of Company or any of its Affiliates that comes into Agent’s or any Arranger’s possession (whether or not in their capacities as the Agent or an Arranger) or any of their Affiliates.

b. Each Lender further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its signing and delivery of this Agreement and any other Loan Document, that it has made its own evaluation of all applicable laws and regulations relating to the transactions this Agreement contemplates, and that the counsel to the Agent represents only Agent and not the Lenders in connection with this Agreement and the transactions it contemplates.

8.11. Successor Agent. Agent has the right to resign at any time by giving written notice of resignation to the Lenders and Company, and such resignation shall be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, 45 days after the resigning Agent gives notice of its intention to resign. Upon any such resignation or removal, the Majority Lenders have the right to appoint, on behalf of Company and the Lenders, a successor Agent. So long as no Event of Default is then outstanding, the appointment of such successor Agent shall be subject to the Company’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed). If no successor Agent is appointed by the Majority Lenders within 30 days after the resigning Agent gave notice of its intention to resign, then the resigning Agent has the right to appoint, on behalf of Company and the Lenders, a successor Agent. So long as no Event of Default is then outstanding, the appointment of such successor Agent shall be subject to the Company’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the previous sentence, Agent has the right at any time without the consent of any of the Borrowers or any Lender to appoint any of its Affiliates that is a commercial bank as the successor Agent. If Agent resigns and no successor Agent is appointed, the Lenders have the right to perform all the duties of Agent and Borrowers shall make all payments with respect to the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed under this Agreement until such successor Agent accepts the appointment. Any such successor Agent, including any Affiliate that Agent appoints as the successor Agent, must be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as the Agent by a successor Agent, such successor Agent shall succeed to and become vested with all of the rights, powers, privileges, and duties of the resigning Agent. Upon the effectiveness of the resignation of Agent, the resigning Agent shall be discharged from its duties and obligations under the Loan Documents. After the effectiveness of the resignation of an Agent, this Article VIII shall continue in effect for the benefit of such Agent with respect to any actions it took or omitted to take while it was acting as the Agent.

8.12. Delegation to Affiliates. Borrowers and the Lenders agree that Agent has the right to delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents, and employees) that performs duties in connection with this Agreement is entitled to the same benefits of the indemnification, waiver. and other protective provisions to which Agent is entitled under this Article VIII and under Article IX.

8.13. Signing and Delivery of Collateral Documents. The Lenders hereby empower and authorize Agent to sign and deliver to Company on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments that are necessary or appropriate to effect the purposes of the Collateral Documents.

8.14. Collateral Releases. The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Liens granted to the Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, and payment and satisfaction in full in cash of all Obligations, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary, the Agent is authorized to release any Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to Article VII hereof. Except as provided in the preceding sentence, the Agent will not release any Liens on Collateral without the prior written authorization of the Majority Lenders. In addition, unless otherwise permitted under the Loan Documents, the Agent will not subordinate the Liens granted to it by the Loan Parties without the prior written consent of the Majority Lenders; provided, that Agent shall be permitted to subordinate Liens to those Liens incurred in reliance upon Sections 6.12.h., 6.12.i. and 6.12.m. Any Lien release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant hereto or to subordinate any or all of its Lien upon the Collateral. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any

Loan Document, or consented to in writing by the Majority Lenders or all of the Lenders, as applicable, and upon at least five Business Days’ prior written request by the Borrowers to the Agent, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary or reasonably requested by the Borrowers to evidence the release of the Liens granted to the Agent for the benefit of the holders of Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrowers or any Subsidiary in respect of) all interests retained by (or sold or transferred to) any Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, which shall continue to constitute part of the Collateral.

8.15. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction any Loan Document contemplates (including in connection with any amendment, waiver, or other modification of any Loan Document), Borrowers acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between Company and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory, and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions the Loan Documents contemplate; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent, or fiduciary for Company or any of its Affiliates, or any other Person and (B) no Lender has any obligation to Company or any of its Affiliates with respect to the transactions the Loan Documents contemplate except those obligations the Loan Documents expressly set forth; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Company and its Affiliates, and no Lender has any obligation to disclose any of such interests to Company or its Affiliates. To the fullest extent permitted by law, Borrowers hereby waive and release any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction this Agreement contemplates.

8.16. Notices of Event of Default. If Agent acquires actual knowledge of any Event of Default or Default, Agent shall promptly give notice of such Event of Default or Default to the Lenders, provided that, except as expressly set forth in the Loan Documents, Agent has no duty to disclose, and shall not be liable for the failure to disclose, any information relating to Company or any of its Subsidiaries that is communicated to or obtained Agent or any of its Affiliates in any capacity. Agent shall not be deemed to have knowledge or notice of any Default or Event of Default, except with respect to actual defaults in the payment of principal, interest and fees required to be paid to Agent for the account of the Lenders, unless Agent has received written notice from a Lender or Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default”.

8.17. Payments and Collections. All funds received by Agent with respect to any payments made by any Borrower on the Loans, the Commitment Fee, or LC Fees shall be promptly distributed by Agent among the Lenders, in like currency and funds as received, ratably according to each Lender’s Applicable Share. All funds received by Agent with respect to any payments made by Company on the Swingline Loan shall be promptly distributed by Agent to Swingline Lender, in like currency and funds as received. After any Event of Default has occurred, all funds received by Agent, whether as payments by Borrowers or as realization on collateral or on any guaranties, shall (except as may otherwise be required by law) be distributed by Agent in the following order: (a) first to Agent or any Lender that has incurred unreimbursed costs of collection with respect to any Obligations under this Agreement, ratably to Agent and each Lender in the proportion that the costs incurred by Agent or such Lender bear to the total of all such costs incurred by Agent and all Lenders; (b) next to Agent for the account of the Lenders for application on the Loans (first to unpaid accrued interest and then to principal) and to pay any Rate Protection Obligations then due and payable, ratably to the Lenders and the holders of such Rate Protection Obligations; provided that: (i) if no Rate Protection Obligations are then due and payable, each Lender’s ratable share shall be based on its Applicable Share; or (ii) if any Rate Protection Obligations are then due and payable, then: (A) the denominator used in calculating each Lender’s Applicable Share shall be increased by the amount of such then due and payable Rate Protection Obligations; and (B) each Rate Protection Provider’s ratable share shall be calculated as the percentage equivalent of a fraction, the numerator of which are the Rate Protection Obligations then due and payable to such Rate Protection Provider and the denominator of which is the sum of the Commitment Amounts and the principal amount of all Term Loans and Additional Term Loans (if any) then outstanding (or, if the Revolving Credit Commitments have terminated, the Aggregate Outstanding Credit Exposure) of all Lenders and all Rate Protection Obligations then due and payable; (c) next to Agent for the account of the Lenders (in accordance with their Applicable Shares) for any unpaid Commitment Fee or LC Fees owing by the Borrowers under this Agreement; (d) next to Agent to be held in the Facility LC Collateral Account to cover any outstanding Facility LCs and upon the termination or expiration to the Facility LCs without a drawing thereon, in the order of application set forth in subparts (a), (b) and (c) above and (e) below; and (e) last to Agent to pay or satisfy all other Secured Obligations then due and payable.

8.18. Sharing of Payments. If any Lender receives and retains any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, with respect to Indebtedness under this Agreement or any Notes in excess of such Lender’s share of such payment as determined under this Agreement, then such Lender shall purchase from the other Lenders, promptly upon demand, for cash and at face value and without recourse, a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Applicable Share of the Aggregate Outstanding Credit Exposure; provided that if all or any part of such excess payment is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Subject to the participation purchase obligation above in this Section 8.18, each Lender agrees to exercise any and all rights of setoff, counterclaim or banker’s lien first fully against any Notes and participations in such Notes held by such Lender, next to any other Indebtedness of any of the Borrowers to such Lender arising under or pursuant to this Agreement and to any participations held by such Lender in Indebtedness of any of the Borrowers arising under or pursuant to this Agreement, and only then to any other Indebtedness of any of the Borrowers to such Lender. If any Lender, whether in connection with setoff or amounts that might be subject to setoff or otherwise, receives collateral or other protection for its Secured Obligations or such amounts that may be subject to setoff, such Lender shall, promptly upon demand, take any action required to ensure that all Lenders share in the benefits of such collateral ratably in proportion to their respective Applicable Shares of the Aggregate Outstanding Credit Exposure. If any such payment is disturbed by legal process or otherwise the Lenders shall make any further adjustments that are appropriate.

8.19. [Intentionally Omitted].

ARTICLE IX

GENERAL PROVISIONS

9.1. Modifications. Notwithstanding any provision to the contrary in this Agreement, any term of this Agreement may be amended with the written consent of Company; provided that no amendment, modification, or waiver of any provision of this Agreement or consent to any departure by Company from any provision of this Agreement shall be effective unless it is in writing and is signed the Majority Lenders or by Agent with the written approval of the Majority Lenders, and then such amendment, modification, waiver, or consent shall be effective only in the specific instance and for the purpose for which given; provided, that no such amendment, modification, waiver or consent shall: (a) increase Commitment Amounts except as permitted by Section 2.36 or, with respect to any Lender, unless consented to in writing by such Lender; (b) forgive or extend the maturity of any principal or any installment of principal payable under any Loan or any LC Obligation or extend the expiration date of any Facility LC beyond the latest expiration date for such Facility LC that this Agreement permits, without the written consent of each Lender directly affected thereby; (c) reduce the rate of interest payable with respect to any Loan or LC Obligation or extend the date any payment is due under such Loan or LC Obligation without the written consent of each Lender directly affected thereby (provided, however, that the Majority Lenders may waive the accrual of interest at the default rate); (d) reduce the fees or any other payment obligations of any of the Borrowers under this Agreement or under any other Loan Document or extend the date of any such payment is due without the written consent of each Lender directly affected thereby; (e) release all or substantially all Collateral or all or substantially all of the Guarantor Subsidiaries from their guaranty of any of the Obligations except as otherwise expressly permitted by the terms of the Loan Documents or except with the written consent of all of the Lenders; (f) change the definition of Majority Lenders without the consent of all of the Lenders; or (g) amend, modify, or supplement Section 8.17, Section 8.18 (with the understanding that any extension of maturity in accordance with clause (b) above shall not require the consent of all of the Lenders under this clause (g)) or this Section 9.1, or grant any waiver or consent with respect to the provisions of Section 8.17 or this Section 9.1 without the written consent of all of the Lenders. Notwithstanding any other provisions of this Agreement, no amendment, modification, or waiver shall be made with respect to the provisions of any Loan Document that affects the rights and obligations of Agent without the consent of Agent or that affects the rights and obligations of Swingline Lender without the consent of Swingline Lender. Agent may enter into amendments or modifications of, and grant consents and waivers to departure from the provisions of, those Loan Documents to which the Lenders are not parties without the Lenders joining in such amendments, modifications, consents, and waivers, provided that Agent has first obtained the separate prior written consent to such amendment, modification, consent or waiver from the Majority Lenders.

9.2. Expenses. Whether or not the transactions this Agreement contemplates are consummated, Borrowers agree to reimburse Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by Agent (including filing and recording costs and fees and expenses of Sidley Austin LLP, counsel to Agent) in connection with the due diligence, negotiation, preparation, approval, review, signing, delivery, syndication, distribution (including, without limitation, by DebtX or any other internet service Agent selects), administration, amendment, modification, and interpretation of the Loan Documents and any related commitment letters. Borrowers shall also pay or reimburse Agent, the LC Issuers, and the Lenders upon demand for all costs, internal charges, and out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses, and reasonable fees, charges and disbursements of outside counsel to Agent, LC Issuers, and the Lenders and the allocated costs of in-house counsel incurred from time to time, paid or incurred by Agent, any LC Issuer, or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses that this Section obligates the Borrowers to pay or reimburse include, without limitation, audit reports prepared by Agent and distributed to the Lenders (but Agent has no obligation or duty to prepare or to distribute any such reports to the Lenders concerning the assets of Company and its Subsidiaries. The obligations of Borrowers under this Section shall survive any termination of this Agreement.

9.3. Waivers, etc. No failure by Agent or the holder of any Note to exercise and no delay in exercising any power or right under any Loan Document waives such power or right; nor does any single or partial exercise of any power or right preclude any other or further exercise of such power or right or the exercise of any other power or right. The remedies provided in this Agreement and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law; provided that, except for the exercise of rights pursuant to Section 7.3, no Lender has the right to independently exercise any right or remedy available to it by contract, at law or in equity.

9.4. Notices. Except in the case of notices and other communications this Agreement expressly permits to be given by telephone, and except as this Section 9.4 provides with respect to electronic communications, any notice or other communication to any party in connection with this Agreement must be in writing and must be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page of this Agreement, or at such other address such party specifies to the other parties to this Agreement in writing in accordance with this Section 9.4. All periods of notice shall be measured from the date the notice is delivered if manually delivered, from the date the notice is sent if sent by facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided that any notice to Agent or any Lender under Article II shall be deemed to have been given only when received by Agent or such Lender. Notices and other communications to the Lenders and LC Issuers may be delivered by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent, provided that the foregoing shall not apply to notices to any

Lender or any LC Issuer pursuant to Article II if such Lender or such LC Issuer, as applicable, has notified Agent that it is incapable of receiving notices under such Article by electronic communication. Agent or Company (for itself and on behalf of the other Borrowers) may, in its discretion, agree to accept notices and other communications to it under this Agreement by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that it may limit such determination or approval to particular notices or communications. Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address to be used.

9.5. Successors and Assigns; Participations; Purchasing Lenders.

a. Successors and Assigns. This Agreement binds and inures to the benefit of Borrowers, Agent, the Lenders, all future holders of any Notes, and their respective successors and assigns, except that (i) no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders, (ii) any assignment by any Lender must be made in compliance with Section 9.5.c, and (iii) any transfer by participation must be made in compliance with Section 9.5.b. Any attempted assignment or transfer by any party not made in compliance with this Section 9.5.a shall be null and void unless it is treated as participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (ii) of this Section 9.5.a relates only to absolute assignments and this Section 9.5.a does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender that is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations under this Agreement unless and until the parties to the pledge or assignment comply with Section 9.5.c. Agent has the right to treat the Person that made any Loan or that holds any Note as the owner of such Loan and Note for all purposes related to this Agreement unless and until such Person complies with Section 9.5.c; provided, however, that Agent has the right in its discretion to (but has no obligation to) follow instructions from the Person that made any Loan or that holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority, or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

b. Participations. Any Lender has the right, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time to sell to one or more banks or other financial institutions (“Participants”) participating interests in a minimum amount of $5,000,000 in any Outstanding Credit Exposure owing to such Lender, any Commitment of such Lender, or any other interest of such Lender under the Loan Documents. In the case of any such sale by any Lender of participating interests to a Participant, (i) such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for performing its obligations under this Agreement, (iii) such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence of its Outstanding Credit Exposure for all purposes under the Loan Documents, (iv) all amounts payable by Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, (v) Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (vi) the agreement pursuant to which such Participant acquires its participating interest under this Agreement shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations, including, without limitation the right to consent or agree to any amendment, modification, consent or waiver with respect to any Loan Document, provided that such agreement may provide that such Lender will not consent or agree to any such amendment, modification, consent or waiver with respect to the matters set forth in Sections 9.1.a through e without the prior consent of such Participant; and further provided that each Participant shall be bound by Section 9.6 as if it was a Lender. Borrowers agree that if amounts outstanding under this Agreement, any Notes, and the Loan Documents are due and unpaid, or are declared or become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff with respect to its participating interest in amounts owing under this Agreement and any Note or other Loan Document to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note or other Loan Document; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 8.18. Borrowers also agree that each Participant is entitled to the benefits of Sections 2.27, 2.29, 2.30, 2.32, 9.2, and 9.22 (subject to the requirements and limitations therein including the requirements of Section 2.32.f) with respect to its participation in the Commitments, Swingline Loan Commitment, Revolving Loans and Swingline Loans; provided that no Participant is entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive with respect to the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred; and (ii) any Participant that would be a Non-U.S. Lender agrees to comply with Section 2.32 to the same extent as if it were a Lender.

c. Assignments. Any Lender may at any time assign to one or more Eligible Assignees (each, a “Purchaser”) all or any part of its rights and obligations under the

Loan Documents. Such assignment must be substantially in the form of Exhibit B or in any other form that is reasonably acceptable to Agent and approved by the parties to this Agreement. Each such assignment with respect to a Purchaser that is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of Company and Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment must be based on the Commitment or Aggregate Outstanding Credit Exposure (if the Commitment has been terminated or with respect to an assignment of Term Loans) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date”, if the “Trade Date” is specified in the assignment. The consent of Company is required for an assignment to be effective unless the Purchaser is a Lender, an Affiliate of a Lender, or an Approved Fund, provided that the consent of Company is not required if an Event of Default exists; provided further that Company shall be deemed to have consented to any such assignment unless it objects by written notice to Agent within 5 Business Days after receiving notice of the assignment. Agent’s consent is required for an assignment to be effective unless the Purchaser is a Lender, an Affiliate of a Lender, or an Approved Fund. The consent of each LC Issuer is required for an assignment of a Commitment to be effective unless the Purchaser is a Lender with a Commitment. Any consent this Section 9.5.c requires shall not be unreasonably withheld, conditioned, or delayed. Upon (i) delivery to Agent of an assignment, together with any consents required by Sections 9.5.a and 9.5.b, and (ii) payment of a $3,500 fee to Agent for processing such assignment (unless Agent waives such fee), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document signed by or on behalf of the Lenders and have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party to the Loan Documents, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by Borrowers, the Lenders, or Agent. In the case of an assignment of all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender but shall continue to be entitled to the benefits of, and subject to, those provisions of the Loan Documents that survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.5.c shall be treated for the purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.5.b. Upon the consummation of any assignment to a Purchaser pursuant to this Section 9.5.c, the transferor Lender, Agent and Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement

Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at one of its offices in the United States, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender, and participations of each Lender in Facility LCs, pursuant to the terms of this Agreement from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to this Section 9.5.c as a Lender for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Company at any reasonable time and from time to time upon reasonable prior notice.

d. No Cost to Borrowers. Borrowers are not liable for any costs incurred by any Lender in effecting any participation or assignment under Section 9.5.b or 9.5.c.

e. Dissemination of Information. Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of Company and its Subsidiaries, including without limitation any information contained in any audit reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.6.

f. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee that is not incorporated under the laws of any United States jurisdiction, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with Section 2.32.f.

9.6. Confidentiality of Information. Agent and each Lender shall use reasonable efforts to assure that information about Company and its operations, affairs and financial condition that is furnished to or obtained by Agent or such Lender pursuant to the provisions of this Agreement is used only for the purposes of this Agreement and shall not be divulged to any Person other than the Lenders, their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys, accountants, and other professional advisors, (b) in connection with the enforcement of the rights of Agent and the Lenders under the Loan Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective Purchasers and Participants referred to in the immediately preceding Section, (d) if such information is generally available to the public other than as a result of disclosure by Agent or any Lender, (e) to any direct or indirect contractual counterparty in any hedging arrangement or such contractual counterparty’s professional advisor, (f) to any nationally recognized rating agency that requires information about any Lender’s investment portfolio in connection with ratings issued with respect to such Lender, and (g) as may otherwise be required or requested by any regulatory authority having jurisdiction over Agent or any Lender or by any applicable law, rule, regulation or judicial process, the opinion of any Lender’s counsel concerning the making of such disclosure to be binding on the parties to this Agreement. No Lender shall incur any liability to any of the Borrowers by reason of any disclosure permitted by this Section.

9.7. Governing Law and Construction. THE VALIDITY, CONSTRUCTION, AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of the Loan Documents and any other statement, instrument or transaction that relates to or is contemplated by any Loan Document shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of any Loan Documents or any other statement, instrument, or transaction that relates to or is contemplated by any Loan Document shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document or other statement, instrument or transaction.

9.8. Consent to Jurisdiction. AT THE OPTION OF AGENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY; AND EACH BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IF ANY OF THE BORROWERS COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, AGENT, AT ITS OPTION, IS ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

9.9. Waiver of Jury Trial. EACH BORROWER, AGENT, AND EACH LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR ANY RELATIONSHIP ESTABLISHED UNDER ANY LOAN DOCUMENT.

9.10. Survival of Agreement. All representations, warranties, covenants, and agreements made by Borrowers in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to any Loan Document shall be deemed to have been relied upon by the Lenders and shall survive the making of the Credit Extensions and the signing and delivery to the Lenders by Borrowers of any Notes, regardless of any investigation made by or on behalf of the Lenders, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid; provided that the obligations of Borrowers under Sections 9.2 and 9.11 shall survive payment in full of the Obligations.

9.11. Indemnification. Borrowers hereby agree to defend, protect, indemnify and hold harmless Agent, the Arrangers, each Lender, their respective Affiliates, and each of their directors, officers, employees, attorneys, agents, and advisors (each of the foregoing being an “Indemnitee” and all of the foregoing being collectively the “Indemnitees”) from and against any and all losses, claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local, or foreign laws or regulations (including securities laws, Environmental Laws, commercial laws, and regulations of any United States or Canadian jurisdiction), under common law or on equitable cause, or on contract or otherwise:

a. by reason of, relating to or in connection with the signing, delivery, performance, or enforcement of any Loan Document, any commitments relating to any Loan Document, or any transaction contemplated by any Loan Document; or

b. by reason of, relating to or in connection with any credit extended or used under the Loan Documents, or the exercise of any rights or remedies under the Loan Documents, including the acquisition of any collateral by the Lenders by way of foreclosure of the Lien on such Collateral, whether by deed or bill of sale in lieu of such foreclosure or otherwise;

provided that Borrowers shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee’s gross negligence or willful misconduct. If this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to in this Agreement, it shall be enforceable to the full extent permitted by law.

This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above are in addition to any liability that Borrowers otherwise have. Without prejudice to the survival of any other obligation of Borrowers under this Agreement, the indemnities and obligations of Borrowers in this Section shall survive the payment in full of the Obligations.

9.12. Captions. The captions and headings to this Agreement and the table of contents to this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

9.13. Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between Borrowers, Agent, and the Lenders with respect to the subject matter of this Agreement and the other Loan Documents. This Agreement supersedes all prior agreements and understandings relating to the subject matter of this Agreement. Nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties to this Agreement any rights, remedies, obligations, or liabilities under this Agreement or such other Loan Document.

9.14. Counterparts; Effectiveness. This Agreement may be signed and delivered in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties to this Agreement may execute this Agreement by signing any such counterpart. Except as provided in Article III, this Agreement shall become effective when Agent signs it and receives counterparts which, when taken together, bear the signatures of each of the parties to this Agreement. Delivery of a signed counterpart of a signature page of this Agreement by fax, email, or other electronic transmission has the same binding effect as the delivery of an original manually signed counterpart of this Agreement.

9.15. Borrower Acknowledgements. Each Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, signing and delivery of the Loan Documents, (b) neither Agent nor any Lender has any fiduciary relationship to any of the Borrowers, the relationship being solely that of debtor and creditor, (c) no joint venture exists between any of the Borrowers and Agent or any Lender, and (d) neither Agent nor any Lender undertakes any responsibility to any of the Borrowers to review or inform any of the Borrowers of any matter in connection with any phase of the business or operations of any of the Borrowers and each of the Borrowers shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, any of the Borrowers by Agent or any Lender is for the protection of the Lenders and none of the Borrowers nor any third party is entitled to rely thereon.

9.16. Interest Rate Limitation. Notwithstanding anything in this Agreement to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable with respect to such Loan, together with all Charges payable with respect to such Loan, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable with respect to such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender with respect to other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, has been received by such Lender.

9.17. Effect on Existing Credit Agreement. On the Effective Date, the Existing Credit Agreement shall be deemed to be amended, restated, and replaced in its entirety by this Agreement. Each reference to the “Credit Agreement”, the “Loan Agreement” or words of like import in each Loan Document to which Company is party is hereby amended to refer to this Agreement.

9.18. Recitals. The Recitals to this Agreement are incorporated into and constitute an integral part of this Agreement.

9.19. Governmental Regulation. Notwithstanding anything in this Agreement to the contrary, no Lender is obligated to extend credit to any of the Borrowers in violation of any limitation or prohibition provided or imposed by any applicable statute or regulation.

9.20. Several Obligations; Benefits of this Agreement. The obligations of the Lenders under this Agreement are several and not joint and no Lender is the partner or agent of any other (except to the extent to which Agent is authorized to act as such). The failure of any Lender to perform any of its obligations under this Agreement does not relieve any other Lender from any of its obligations under this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties to this Agreement expressly agree that each of J.P. Morgan Securities LLC and RBC Capital Markets, in its capacity as an Arranger, enjoys the benefits of Sections 9.2, 9.11, and 9.22 and has the right to enforce those Sections on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.21. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.22. Nonliability of Lenders. The relationship between Borrowers on the one hand and the Lenders and Agent on the other hand is solely that of borrower and lender. Neither Agent, the Arranger, nor any Lender has any fiduciary responsibilities to any of the Borrowers. Neither Agent, the Arranger, nor any Lender undertakes any responsibility to any of the Borrowers to review or inform any of the Borrowers of any matter in connection with any phase of Company’s business or operations. Borrowers agree that neither Agent, the Arranger, nor any Lender has liability to any of the Borrowers (whether sounding in tort, contract or otherwise) for losses any of the Borrowers suffers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection with the Loan Documents, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither Agent, the Arranger, nor any Lender has any liability with respect to, and each Borrower hereby waives, releases, and agrees not to sue for, any special, indirect, consequential, or punitive damages suffered by such Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions they contemplate. No Arranger, in its capacity as such, has any duties or responsibilities under any Loan Document. Each Lender acknowledges that it has not relied and will not rely on any Arranger in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action.

9.23. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any “margin stock”, as that term is defined in Regulation U for the repayment of any of the Obligations.

9.24. Disclosure. Each Borrower and each Lender hereby acknowledge and agree that U.S. Bank and its Affiliates and each Lender and its Affiliates from time to time have the right to hold investments in, make other loans to, or have other relationships, with Company and its Affiliates.

9.25. USA PATRIOT Act Notification. The following notification is provided to each of the Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

9.26. Electronic Signatures on Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually-signed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

Signature Pages Follow

The parties hereby sign this Third Amended and Restated Credit Agreement.

Life Time Fitness, Inc.

By:
Name:
Title:

Address:

Life Time Fitness, Inc.

2902 Corporate Place

Chanhassen, MN 55317

Attention: Michael R. Robinson

SIGNATURE PAGE: THIRD

AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT B

TO

AMENDMENT NO. 2

Schedules 1.1.a, 1.1.b, 1.1.d, 1.1.e, 1.1.f, 4.7, 4.8, 4.13, 4.18, 4.21, 6.10, 6.11, 6.12, 6.13, 6.18 to the Credit Agreement as amended

Attached

SCHEDULES

1.1.a	Collateral Documents

1.1.b	Subsidiaries

1.1.d	Permitted Permanent Loans

1.1.e	Related Agreements

1.1.f	Lenders and Commitment Amounts

4.7	Litigation

4.8	Environmental

4.13	Trademarks and Patents

4.18	Equity Interests in Persons

4.21	Insurance

6.10	Investments

6.11	Indebtedness

6.12	Liens

6.13	Contingent Liabilities

6.18	Sale Leasebacks

Schedule 1.1.a

Collateral Documents

Each Security Agreement made by the following entities in favor of Agent:

1.	Life Time Fitness, Inc.

2.	LTF Club Operations Company, Inc.

3.	LTF Management Services, LLC

4.	LTF Operations Holdings, Inc.

5.	LTF Real Estate Holdings, LLC

6.	LTF Real Estate Company, Inc.

7.	LTF Real Estate Voyager III (Bloomington), LLC

8.	LTF Construction Company, LLC

9.	LTF Triathlon Series, LLC

10.	Creative & Production Resources, Inc.

11.	Leadville Trail 100, Inc.

12.	LTF Yoga Company, LLC

13.	LTF Club Management Company, LLC

14.	LTF Restaurant Company, LLC

15.	LTF Minnetonka Restaurant Company, LLC

16.	LTF Lease Company, LLC

17.	CEO Challenge, LLC

18.	The Red Rock Company, Inc.

19.	Chequamegon Fat Tire Festival, Inc.

20.	ChronoTrack Systems Corp.

21.	LTF Architecture, LLC

22.	LTF Ground Lease Company, LLC

Each Pledge Agreement made by the following entities in favor of Agent:

1.	Life Time Fitness, Inc.

2.	LTF Club Operations Company, Inc.

3.	LTF Operations Holdings, Inc.

4.	LTF Real Estate Holdings, LLC

5.	LTF Real Estate Company, Inc.

6.	LTF CMBS Managing Member, Inc.

7.	LTF Triathlon Series, LLC

8.	LTF Restaurant Company, LLC

9.	LTF Real Estate MN-FL Managing Member, Inc.

Schedule 1.1.b

Subsidiaries

Guarantor Subsidiaries:

1.	LTF Club Operations Company, Inc., a Minnesota corporation FEIN 20-3369824

2.	LTF Management Services, LLC, a Delaware limited liability company FEIN 27-0603333

3.	LTF Operations Holdings, Inc., a Minnesota corporation FEIN 20-3369967

4.	LTF Real Estate Holdings, LLC, a Delaware limited liability company FEIN 20-3370029

5.	LTF Real Estate Company, Inc., a Minnesota corporation FEIN 20-3369902

6.	LTF Real Estate Voyager III (Bloomington), LLC, a Delaware limited liability company FEIN 27-0150822

7.	LTF Construction Company, LLC, a Delaware limited liability company FEIN 41-1905748

8.	LTF Triathlon Series, LLC, a Delaware limited liability company FEIN 20-8185939

9.	Creative & Production Resources, Inc., an Illinois corporation FEIN 36-3817013

10.	Leadville Trail 100, Inc., a Colorado corporation FEIN 84-1133718

11.	LTF Yoga Company, LLC, a Delaware limited liability company FEIN None

12.	LTF Club Management Company, LLC, a Delaware limited liability company FEIN 20-2874566

13.	LTF Restaurant Company, LLC, a Delaware limited liability company FEIN 41-1947047

14.	LTF Minnetonka Restaurant Company, LLC, a Delaware limited liability company FEIN 26-2455594

15.	LTF Lease Company, LLC, a Delaware limited liability company FEIN 61-1667401

16.	CEO Challenge, LLC, a Colorado limited liability company FEIN 20-2756899

17.	The Red Rock Company, Inc., a Colorado corporation FEIN 20-4435711

18.	Chequamegon Fat Tire Festival, Inc., a Wisconsin corporation FEIN 39-1577001

19.	ChronoTrack Systems Corp., a Delaware corporation FEIN 90-0815617

20.	LTF Architecture LLC, a Delaware limited liability company FEIN 46-3167127

21.	LTF Ground Lease Company, LLC, a Delaware limited liability company FEIN 80-0798052.

Restricted Subsidiaries: all Guarantor Subsidiaries listed above, plus the following:

1.	LTF Club Operations Company Canada Inc., an Ontario, Canada corporation; no FEIN

2.	LTF CMBS I, LLC, a Delaware limited liability company FEIN 20-2413914

3.	LTF Real Estate Company Canada Inc., an Ontario, Canada corporation no FEIN

4.	LTF CMBS Managing Member, Inc., a Delaware limited liability company FEIN 20-8103047

5.	LTF Real Estate VRDN I, LLC, a Delaware limited liability company FEIN 71-1050443

6.	LTF Construction Company Canada Inc., an Ontario, Canada corporation no FEIN

7.	LTF Real Estate MN-FL, LLC, a Delaware limited liability company FEIN 45-3724093

8.	LTF Real Estate MN-FL Managing Member, Inc. a Delaware corporation FEIN 45-3723942

9.	ChronoTrack Systems Europe B.V., The Netherlands FEIN 99-0364301

Unencumbered Real Estate Subsidiaries:

1.	LTF Real Estate Company, Inc., a Minnesota corporation

2.	LTF Real Estate Company Canada, Inc., an Ontario corporation

3.	LTF Real Estate Holdings, LLC, a Delaware limited liability company

4.	LTF Ground Lease Company, LLC, a Delaware limited liability company

Encumbered Real Estate Subsidiaries:

1.	LTF CMBS I, LLC, a Delaware limited liability company

2.	LTF CMBS Managing Member, Inc., a Delaware limited liability company

3.	LTF Real Estate VRDN I, LLC, a Delaware limited liability company

4.	LTF Real Estate Voyager III (Bloomington), LLC, a Delaware limited liability company

5.	LTF Real Estate MP I, LLC, a Delaware limited liability company

6.	LTF Real Estate MN-FL, LLC, a Delaware limited liability company

7.	LTF Real Estate MN-FL Managing Member, Inc., a Delaware corporation

8.	LTF Real Estate MP II, LLC, a Delaware limited liability company

Unrestricted Subsidiaries: None

Designated Unrestricted Subsidiaries: None

Foreign Subsidiaries:

1.	LTF Club Operations Company Canada Inc., an Ontario, Canada corporation

2.	LTF Real Estate Company Canada Inc., an Ontario, Canada corporation

3.	LTF Construction Company Canada Inc., an Ontario, Canada corporation

4.	ChronoTrack Systems Europe B.V., The Netherlands

Wholly-Owned Subsidiaries: All Subsidiaries listed above

Schedule 1.1.d

Permitted Permanent Loans

LTF CMBS I

A.	LTF CMBS I

A Promissory Note in the principal amount of $105,000,000 from LTF CMBS I, LLC to Goldman Sachs Commercial Mortgage Capital, L.P. pursuant to the Loan Agreement related to the following Clubs: Tempe, AZ; Commerce Township, MI; Flower Mound, TX; Garland, TX; Sugarland, TX; and Willowbrook, TX, which is evidenced and secured by the following Related Agreements dated January 24, 2007:

1.	Loan Agreement (1/24/07)

2.	LTF CMBS I Note

3.	Mortgages (1/24/07)

•	Tempe Club

•	Commerce Township Club

•	Garland Club

•	Flower Mound Club

•	Willowbrook Club

•	Sugar Land Club

4.	Deposit Account Agreement (1/24/07)

5.	Blocked Account Control Agreement with Lockbox Services (1/24/07)

6.	Environmental Indemnity Agreement (1/24/07)

7.	Collateral Assignment of Security Interest (1/24/07)

8.	Mortgage Loan Cooperation Agreement (1/24/07)

9.	LTF Leases (1/24/07)

•	Tempe Club

•	Commerce Township Club

•	Garland Club

•	Flower Mound Club

•	Willowbrook Club

•	Sugar Land Club

Borrower

1.	Guaranty (1/24/07)

2.	Lease Guaranty (1/24/07)

3.	Environmental Indemnity Agreement (1/24/07)

4.	Mortgage Loan Cooperation Agreement (1/24/07)

Operations

1.	Subordination, Non-Disturbance and Attornment Agreements (1/24/07)

•	Tempe Club

•	Commerce Township Club

•	Garland Club

•	Flower Mound Club

•	Willowbrook Club

•	Sugar Land Club

LTF CMBS Managing Member, Inc.

1.	Mortgage Loan Cooperation Agreement (1/24/07)

LTF REAL ESTATE MN-FL

A.	LTF Real Estate MN-FL

Assumption of existing mortgage debt in the amount of $7,100,000 (originally 80,000,000 with U.S. Bank National Association, as Trustee, Successor-in-interest to Bank of America, National Association, as Trustee, successor by merger to LaSalle Bank National Association, as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWR14 pursuant to the Related Agreements and amended Related Agreements dated December 30, 2011:

1.	Promissory Note Secured by Deed of Trust

2.	Mortgage and Absolute Assignment (for each respective county)

3.	Cash Management Agreement

4.	Limited Guaranty by Life Time Fitness, Inc.

5.	Assumption and Modification Agreement

6.	First Amendment to Mortgage (for each respective county)

7.	Amended and Restated Subordination Agreement and Non-Disturbance and Attornment Agreement

8.	Assignment and Assumption of Ground Lease

9.	UCC Financing Statement

10.	Amended and Restated SNDA

11.	Lease Agreement

12.	Ground Lease Agreement (Boca Raton parking lot)

LTF Real Estate VRDN I

A.	LTF Real Estate VRDN I

$34,235,000 million in variable rate demand notes issued LTF Real Estate VRDN I, LLC with the proceeds financing the corporate headquarters and the Overland Park, KS center which is secured by mortgages held by General Electric Capital Corporation and evidenced by the following Related Agreements dated June 13, 2008:

1.	Indenture of Trust

2.	Specimen Note

3.	Reimbursement Agreement

4.	Irrevocable Direct Pay Letter of Credit

5.	Remarketing Agreement

6.	Purchase Agreement

7.	UCC-1 Financing Statement

8.	Mortgage, Security Agreement Assignment of Leases and Rents and Fixture Filing (Chanhassen Property)

9.	Mortgage, Security Agreement Assignment of Leases and Rents and Fixture Filing (Overland Park Property)

10.	Environmental Indemnity Agreement (Chanhassen Corporate Headquarters)

11.	Environmental Indemnity Agreement (Overland Park, Kansas)

12.	Lease between LTF Real Estate VRDN I, LLC and LTF Club Operations Company, Inc.

13.	Lease Guaranty by Life Time Fitness, Inc.

LTF Real Estate MP I, LLC

A.	LTF Real Estate MP I, LLC

A Promissory Note in the principal amount of $75,000,000 from LTF Real Estate MP I, LLC to ING Investment Management secured by mortgages on the following Clubs: Westminster, CO; NW San Antonio, TX; Johns Creek, GA; Schaumburg, IL; and Colleyville, TX. This transaction is evidenced by the following Related Agreements dated February 12, 2013:

1.	Promissory Note

2.	Supplemental Agreement

3.	Environmental Indemnification Agreement

4.	Mortgage, Security Agreement, Financing Statement and Fixture Filing for Schaumburg, IL

5.	Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing for: Colleyville, TX; San Antonio, TX; and Westminster, CO.

6.	Deed to Secure Debt, Assignment of Leases, Security Agreement and Fixture Filing for Johns Creek, GA

7.	Guaranty of Non-Recourse Carveouts

8.	Lease between LTF Real Estate MP I, LLC and LTF Club Operations Company, Inc.

9.	Lease Guaranty by Life Time Fitness, Inc.

10.	UCC Financing Statement

LTF Real Estate Voyager III

A.	LTF Real Estate Voyager III (Bloomington)

A note in the principal amount of $3,000,000 from LTF Real Estate Voyager III (Bloomington), LLC to Voyager Bank pursuant to the Loan Agreement and Term Promissory Note related to the Bloomington Club, which is evidenced and secured by the following Related Agreements dated November May 12, 2009:

1.	Loan Agreement

2.	Term Promissory Note

3.	Mortgages and Security Agreement and Fixture Financing Statement

4.	Assignment of Leases and Rents

5.	Lease between LTF Real Estate Voyager III (Bloomington), LLC and LTF Club Operations Company, Inc.

6.	Lease Guaranty by Life Time Fitness, Inc.

Schedule 1.1.e

Related Agreements

Investments:

1.	$4,000,000 owned by Life Time Fitness, Inc. to Wells Fargo Equipment Finance, Inc. pursuant to a Master Lease, dated as of November 16, 2007, related to the leasing of Equipment in the amount of, which is evidenced and secured by the Related Agreements below:

•	Master Lease Agreement

•	Supplement to Master Lease/Agreement of Sale

•	Amendment to Master Lease

Sale leasebacks:

2.	Lease Agreement dated May 16, 2001 (the “Woodbury Lease”) between ATR Investments, LLC, as landlord, and Company, as tenant, which was later contributed to LTF Real Estate Company, Inc. relating to the Club located in Woodbury, Minnesota.

•	Lease Agreement

•	Sublease Agreement

3.	Lease Agreement dated September 30, 2003 (the “Rochester Hills/Canton Lease”) between LT FITNESS (DE) QRS 15-53, Inc., as landlord, and Company, as original tenant, which was later contributed to LTF Real Estate Company, Inc. relating to the Clubs located in Rochester Hills, Michigan and Canton, Michigan.

•	Lease Agreement

•	Sublease Agreement between LTF Real Estate Company, Inc. and LTF Club Operations Company

•	Lease Guaranty Agreement

•	UCC Financing Statement Amendment

4.	Lease Agreement dated September 26, 2008 (the “Columbia/Scottsdale Lease”) between LTF FIT (AZ-MD), LLC, as landlord, and LTF Real Estate Company, as tenant, relating to the Clubs located in Columbia, Maryland and Scottsdale, Arizona.

•	Lease Agreement

•	Sublease Agreement between LTF Real Estate Company, Inc. and LTF Club Operations Company

•	Lease Guaranty Agreement

•	UCC Financing Statement Amendment

5.	Lease Agreement dated August 21, 2008 (the “Senior Housing Lease”), between SNH LTF Properties, LLC, as landlord, and LTF Real Estate Company, Inc. as tenant, relating to the Clubs located in Alpharetta, Georgia, Romeoville, Illinois, Allen, Texas, and Omaha, Nebraska.

•	Lease Agreement

•	Sublease Agreement between LTF Real Estate Company, Inc. and LTF Club

•	Operations Company, Inc.

•	Lease Guaranty by Life Time Fitness

Permitted Permanent Loans:

LTF CMBS I

A.	LTF CMBS I

A Promissory Note in the principal amount of $105,000,000 from LTF CMBS I, LLC to Goldman Sachs Commercial Mortgage Capital, L.P. pursuant to the Loan Agreement related to the following Clubs: Tempe, AZ; Commerce Township, MI; Flower Mound, TX; Garland, TX; Sugarland, TX; and Willowbrook, TX, which is evidenced and secured by the following Related Agreements dated January 24, 2007:

	1.	Loan Agreement (1/24/07)

	2.	LTF CMBS I Note

	3.	Mortgages (1/24/07)

• Tempe Club

• Commerce Township Club

• Garland Club

• Flower Mound Club

• Willowbrook Club

• Sugar Land Club

	4.	Deposit Account Agreement (1/24/07)

	5.	Blocked Account Control Agreement with Lockbox Services (1/24/07)

	6.	Environmental Indemnity Agreement (1/24/07)

	7.	Collateral Assignment of Security Interest (1/24/07)

	8.	Mortgage Loan Cooperation Agreement (1/24/07)

	9.	LTF Leases (1/24/07)

• Tempe Club

• Commerce Township Club

• Garland Club

• Flower Mound Club

• Willowbrook Club

• Sugar Land Club
Borrower
	5.	Guaranty (1/24/07)

	6.	Lease Guaranty (1/24/07)

	7.	Environmental Indemnity Agreement (1/24/07)

	8.	Mortgage Loan Cooperation Agreement (1/24/07)
Operations
	1.	Subordination, Non-Disturbance and Attornment Agreements (1/24/07)

• Tempe Club

• Commerce Township Club

• Garland Club

• Flower Mound Club

• Willowbrook Club

• Sugar Land Club
LTF CMBS Managing Member, Inc.
	1.	Mortgage Loan Cooperation Agreement (1/24/07)
LTF REAL ESTATE MN-FL
A.	LTF Real Estate MN-FL

Assumption of existing mortgage debt in the amount of $7,100,000 (originally 80,000,000 with U.S. Bank National Association, as Trustee, Successor-in-interest to Bank of America, National Association, as Trustee, successor by merger to LaSalle Bank National Association, as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWR14 pursuant to the Related Agreements and amended Related Agreements dated December 30, 2011:

	1.	Promissory Note Secured by Deed of Trust

	2.	Mortgage and Absolute Assignment (for each respective county)

	3.	Cash Management Agreement

	4.	Limited Guaranty by Life Time Fitness, Inc.

	5.	Assumption and Modification Agreement

	6.	First Amendment to Mortgage (for each respective county)

	7.	Amended and Restated Subordination Agreement and Non-Disturbance and Attornment Agreement

	8.	Assignment and Assumption of Ground Lease

	9.	UCC Financing Statement

	10.	Amended and Restated SNDA

	11.	Lease Agreement

	12.	Ground Lease Agreement (Boca Raton parking lot)
LTF Real Estate VRDN I

A.	LTF Real Estate VRDN I

$34,235,000 million in variable rate demand notes issued LTF Real Estate VRDN I, LLC with the proceeds financing the corporate headquarters and the Overland Park, KS center which is secured by mortgages held by General Electric Capital Corporation and evidenced by the following Related Agreements dated June 13, 2008:

	1.	Indenture of Trust

	2.	Specimen Note

	3.	Reimbursement Agreement

	4.	Irrevocable Direct Pay Letter of Credit

	5.	Remarketing Agreement

	6.	Purchase Agreement

	7.	UCC-1 Financing Statement

	8.	Mortgage, Security Agreement Assignment of Leases and Rents and Fixture Filing (Chanhassen Property)

	9.	Mortgage, Security Agreement Assignment of Leases and Rents and Fixture Filing (Overland Park Property)

	10.	Environmental Indemnity Agreement (Chanhassen Corporate Headquarters)

	11.	Environmental Indemnity Agreement (Overland Park, Kansas)

	12.	Lease between LTF Real Estate VRDN I, LLC and LTF Club Operations Company, Inc.

	13.	Lease Guaranty by Life Time Fitness, Inc.
LTF Real Estate MP I, LLC

A.	LTF Real Estate MP I, LLC

A Promissory Note in the principal amount of $75,000,000 from LTF Real Estate MP I, LLC to ING Investment Management secured by mortgages on the following Clubs: Westminster, CO; NW San Antonio, TX; Johns Creek, GA; Schaumburg, IL; and Colleyville, TX. This transaction is evidenced by the following Related Agreements dated February 12, 2013:

	1.	Promissory Note

	2.	Supplemental Agreement

	3.	Environmental Indemnification Agreement

	4.	Mortgage, Security Agreement, Financing Statement and Fixture Filing for Schaumburg, IL

	5.	Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing for: Colleyville, TX; San Antonio, TX; and Westminster, CO.

	6.	Deed to Secure Debt, Assignment of Leases, Security Agreement and Fixture Filing for Johns Creek, GA

	7.	Guaranty of Non-Recourse Carveouts

	8.	Lease between LTF Real Estate MP I, LLC and LTF Club Operations Company, Inc.

	9.	Lease Guaranty by Life Time Fitness, Inc.

	10.	UCC Financing Statement

LTF Real Estate Voyager III

A.	LTF Real Estate Voyager III (Bloomington)

A note in the principal amount of $3,000,000 from LTF Real Estate Voyager III (Bloomington), LLC to Voyager Bank pursuant to the Loan Agreement and Term Promissory Note related to the Bloomington Club, which is evidenced and secured by the following Related Agreements dated November May 12, 2009:

	1.	Loan Agreement

	2.	Term Promissory Note

	3.	Mortgages and Security Agreement and Fixture Financing Statement

	4.	Assignment of Leases and Rents

	5.	Lease between LTF Real Estate Voyager III (Bloomington), LLC and LTF Club Operations Company, Inc.

	6.	Lease Guaranty by Life Time Fitness, Inc.

Leases and related documents for the Clubs at the following locations:

Champlin, MN

Savage, MN

Plymouth, MN

Columbus, OH

Loudon County, VA

Berkeley Heights, NJ

Syosset, NY

Mississauga, Ontario

Sandy Springs, GA

Laguna Nigel, CA

Bloomfield Township, MI

Schedule 1.1.f

Lenders and Commitment Amounts

Lender	USD Tranche Commitment Amount	Multicurrency Tranche Commitment Amount	Combined Commitment Amount (Revolving Loans)	Term Loan Commitment
U.S. Bank National Association	$77,452,768.33	$13,570,487.48	$91,023,255.81	$11,976,744.19
JPMorgan Chase Bank, N. A.	$77,452,768.33	$13,570,487.48	$91,023,255.81	$11,976,744.19
Royal Bank of Canada	$77,452,768.33	$13,570,487.48	$91,023,255.81	$11,976,744.19
Bank of America, N.A.	$52,637,803.72	$9,222,661.40	$61,860,465.12	$8,139,534.88
BMO Harris Bank National Association	$41,358,274.35	$7,246,376.81	$48,604,651.16	$6,395,348.84
Compass Bank	$41,358,274.35	$7,246,376.81	$48,604,651.16	$6,395,348.84
Union Bank, N.A.	$41,358,274.35	$7,246,376.81	$48,604,651.16	$6,395,348.84
RBS Citizens, N.A.	$41,358,274.35	$7,246,376.81	$48,604,651.16	$6,395,348.84
Bank of the West	$33,838,588.11	$5,928,853.76	$39,767,441.87	$5,232,558.13
Fifth Third Bank	$25,566,933.24	$4,479,578.40	$30,046,511.64	$3,953,488.36
First Tennessee Bank National Association	$20,325,581.40		$20,325,581.40	$2,674,418.60
Associated Bank, National Association	$17,295,278.37	$3,030,303.03	$20,325,581.40	$2,674,418.60
Branch Banking and Trust Company	$17,295,278.37	$3,030,303.03	$20,325,581.40	$2,674,418.60
Bank of Texas	$17,295,278.37	$3,030,303.03	$20,325,581.40	$2,674,418.60
Bank of Taiwan, New York Branch	$11,488,372.09		$11,488,372.09	$1,511,627.91
Mega International Commercial Bank Co., Ltd. Silicon Valley Branch	$11,488,372.09		$11,488,372.09	$1,511,627.91
Chang Hwa Commercial Bank, Ltd.	$11,488,372.09		$11,488,372.09	$1,511,627.91
Manufacturers Bank	$10,604,651.16		$10,604,651.16	$1,395,348.84
Northern Trust Bank	$9,023,623.49	$1,581,027.67	$10,604,651.16	$1,395,348.84
First Midwest Bank	$7,953,488.37		$7,953,488.37	$1,046,511.63
Taiwan Cooperative Bank	$7,953,488.37		$7,953,488.37	$1,046,511.63
Hua Nan Commercial Bank, Ltd. New York Agency	$7,953,488.37		$7,953,488.37	$1,046,511.63

Totals:	$660,000,000.00	$100,000,000.00	$760,000,000.00	$100,000,000.00

Schedule 4.7

Litigation

None.

Schedule 4.8

Environmental

None.

Schedule 4.13

Trademarks and Patents

Trademarks

Name	Mark	Mark Type	Status	Registration Date	Registration Number	Owner Name
MYHEALTHCHECK	MYHEALTHCHECK	Service Mark	Registered/ Active	3/5/2013	4298537	LIFE TIME FITNESS, Inc.

MYHEALTHSCORE	MYHEALTHSCORE	Trademark/ Service Mark	Registered/ Active	10/30/2012	4234897	LIFE TIME FITNESS, Inc.

LIFE TIME ATHLETIC	LIFE TIME ATHLETIC	Service Mark	Registered/ Active	8/28/2012	4198299	LIFE TIME FITNESS, Inc.

LIFETIME FITNESS TRIATHLON SERIES		Service Mark	Registered/ Active	10/23/2007	3321699	LIFE TIME FITNESS, Inc.

TEAM TRAINING EDUCATION ACCOUNTABILITY MOTIVATION	TEAM TRAINING EDUCATION ACCOUNTABILITY MOTIVATION	Service Mark	Registered/ Active	1/5/2010	3735347	LIFE TIME FITNESS, Inc.

LIFE LAB	LIFE LAB	Service Mark	Registered/ Active	12/30/2008	3554618	LIFE TIME FITNESS, Inc.

LEANSOURCE	LEANSOURCE	Trademark	Registered/ Active	1/6/2004	2802101	LIFE TIME FITNESS, Inc.

EXPERIENCE LIFE	EXPERIENCE LIFE	Trademark	Registered/ Active	3/5/2002	2544873	LIFE TIME FITNESS, Inc.

LIFE TIME FITNESS	LIFE TIME FITNESS	Service Mark	Registered/ Active	2/18/2003	2689399	LIFE TIME FITNESS, Inc.

MINNEAPOLIS LIFE TIME ATHLETIC CLUB	MINNEAPOLIS LIFE TIME ATHLETIC CLUB	Service Mark	Registered/ Active	12/12/2000	2413208	LIFE TIME FITNESS, Inc.

LIFE TIME FITNESS	LIFE TIME FITNESS	Service Mark	Registered/ Active	3/3/1998	2140172	LIFE TIME FITNESS, Inc.

LIFE TIME FITNESS		Service Mark	Registered/ Active	9/6/2005	2991412	LIFE TIME FITNESS, Inc.

Design (Bicycle)	Service Mark	Registered/ Active	10/1/2002	2628260	LIFE TIME FITNESS, Inc.

Design (Swim)	Service Mark	Registered/ Active	10/1/2002	2628259	LIFE TIME FITNESS, Inc.

Design (Run)	Service Mark	Registered/ Active	10/1/2002	2628257	LIFE TIME FITNESS, Inc.

Design (Sit-up)	Service Mark	Registered/ Active	9/17/2002	2621307	LIFE TIME FITNESS, Inc.

Design (Distorted Triangle)	Trademark	Registered/ Active	1/27/2004	2808049	LIFE TIME FITNESS, Inc.

Design (Distorted Triangle)		Service Mark	Registered/ Active	9/7/2004	2882536	LIFE TIME FITNESS, Inc.

LIFE TIME FITNESS TRIATHLON		Service Mark	Registered/ Active	6/3/2003	2722501	LIFE TIME FITNESS, Inc.

LEADMAN TRIATHLON (NEVADA STATE MARK)		Service Mark	Registered/ Active	12/15/2011	Entity # E0679202011-0	LIFE TIME FITNESS, Inc.

LEADMAN (COLORADO STATE MARK)			Registered/ Active	9/28/2011	ID# 20111544804	Leadville Trail 100 Inc.

CHICAGO TRIATHLON	CHICAGO TRIATHLON	Service Mark	Registered/ Active	5/13/2003	2715173	Creative & Production Resources Inc. & Creative & Production Resources, Inc.

CEO CHALLENGES	CEO Challenges	Service Mark	Registered/ Active	9/30/2008	3507339	CEO Challenge, LLC

CEO CHALLENGES		Service Mark	Registered/ Active	11/24/2009	3714236	CEO Challenge, LLC

CEO DRIVING CHALLENGE	CEO Driving Challenge	Service Mark	Registered/ Active	7/17/2007	3266609	CEO Challenge, LLC

CEO FITNESS CHALLENGE	CEO Fitness Challenge	Service Mark	Registered/ Active	11/4/2008	3529505	CEO Challenge, LLC

CEO GOLF CHALLENGE	CEO GOLF CHALLENGE	Service Mark	Registered/ Active	3/21/2006	3072343	CEO Challenge, LLC

CEO GOLF CHALLENGE SUMMIT SERIES	CEO Golf Challenge Summit Series	Service Mark	Registered/ Active	1/16/2007	3199963	CEO Challenge, LLC

CEO HOCKEY CHALLENGE	CEO HOCKEY CHALLENGE	Service Mark	Registered/ Active	4/19/2011	3949582	CEO Challenge, LLC

CEO MARATHON CHALLENGE	CEO MARATHON CHALLENGE	Service Mark	Registered/ Active	9/20/2005	2999347	CEO Challenge, LLC

CEO SAILING CHALLENGE	CEO Sailing Challenge	Service Mark	Registered/ Active	6/17/2008	3451628	CEO Challenge, LLC

CEO SKIING CHALLENGE	CEO Skiing Challenge	Service Mark	Registered/ Active	6/17/2008	3451629	CEO Challenge, LLC

CEO TENNIS CHALLENGE	CEO Tennis Challenge	Service Mark	Registered/ Active	5/15/2007	3243153	CEO Challenge, LLC

CEO TRIATHLON CHALLENGE	CEO TRIATHLON CHALLENGE	Service Mark	Registered/ Active	9/6/2005	2993462	CEO Challenge, LLC

FITTEST CEO	FITTEST CEO	Service Mark	Registered/ Active	5/17/2005	2951461	CEO Challenge, LLC

CEO CYCLING CHALLENGE	CEO Cycling Challenge	Service Mark	Registered/ Active	7/11/2006	3115556	CEO Challenge, LLC

NYC TRI	NYC TRI	Service Mark	Registered/ Active	8/31/2010	3840979	LTF Triathlon Series, LLC

NYC TRIATHLON	NYC TRIATHLON	Service Mark	Registered/ Active	8/31/2010	3840977	LTF Triathlon Series, LLC

NEW YORK CITY TRIATHLON	NEW YORK CITY TRIATHLON	Service Mark	Registered/ Active	8/31/2010	3840976	LTF Triathlon Series, LLC

CHRONOTRACK SYSTEMS		Trademark/ Service Mark	Registered/ Active	12/29/2009	3731128	Chronotrack Systems Corp.

D-TAG	D-TAG	Trademark	Registered/ Active	12/8/2009	3722001	Chronotrack Systems Corp.

B-TAG	B-TAG	Trademark	Registered/ Active	8/3/2010	3828184	Chronotrack Systems Corp.

100 & DESIGN	100 & DESIGN	Trademark	Registered/ Active	6/24/2008	3451978	Leadville Trail 100 Inc.

LEADVILLE TRAIL 100	LEADVILLE TRAIL 100	Trademark	Registered/ Active	7/29/2008	3474602	Leadville Trail 100 Inc.

THE RACE ACROSS THE SKY	THE RACE ACROSS THE SKY	Trademark	Registered/ Active	4/15/2008	3411384	Leadville Trail 100 Inc.

Patents

Name	Patent Application Number	Owner	Status/Filing Date
IMPROVED TIMING TAG	Utility App. SN 12/553,369	ChronoTrack Systems Corp	Utility App filed 9/3/09; Office Action received 6/6/13

IMPROVED RACE TIMING SYSTEM (US)	Utility App. SN 13/375,144	ChronoTrack Systems Corp	NTL PHASE APP FILED 11/29/11; Claim Amendments filed 2/13/12; Application published 3/22/12

RACE BIB TIMING DEVICE	Utility App. SN 12/856,587	ChronoTrack Systems Corp	Application published 9/29/11; Appeal Brief filed 6/14/13

MYHEATHCHECK	Application No. 13/356,081	Life Time Fitness, Inc.	Filed on January 23, 2012

Copyrights Borrower claims common law rights in and to various copyrighted materials prepared in the normal course of business.

Schedule 4.18

Equity Interests in Persons

Company has Equity Interests in the Subsidiaries as shown in the chart below. Each Subsidiary of a Subsidiary is indented and follows the respective Subsidiary in which it is owned.

Subsidiary	Percentage owned by parent	Shares/Member Units owned by parent	Jurisdiction of Organization
1. LTF Club Operations Company, Inc.	100%	100	Minnesota
a. LTF Club Operations Company Canada Inc.	100%	100	Ontario, Canada
b. LTF Management Services, LLC	100%	NA	Delaware
2. Bloomingdale LIFE TIME Fitness, L.L.C.*	33.3%	400,000 Units	Illinois
3. LTF Operations Holdings, Inc.	100%	100	Minnesota
a. LTF Construction Company, LLC	100%	NA	Delaware
b. LTF Restaurant Company, LLC	100%	NA	Delaware
i. LTF Minnetonka Restaurant Company, LLC	100%	NA	Delaware
c. LTF Construction Company Canada Inc.	100%	100	Ontario, Canada
d. LTF Triathlon Series, LLC	100%	NA	Delaware
i. Creative & Production Resources, Inc.	100%	1,000	Illinois
ii. Leadville Trail 100, Inc.	100%	1,000	Colorado
iii. Chequamegon Fat Tire Festival, Inc.	100%	600	Wisconsin
e. LTF Club Management Company, LLC	100%	NA	Delaware
f. LTF Real Estate Holdings, LLC	100%	NA	Delaware
i. LTF Real Estate Company, Inc.	100%	100	Minnesota
1) LTF CMBS I, LLC**	99%	NA	Delaware
2) LTF Real Estate Company Canada Inc.	100%	100	Ontario, Canada
3) LTF Ground Lease Company, LLC	100%	NA	Delaware
ii. LTF CMBS Managing Member, Inc.	100%	NA	Delaware
1) LTF CMBS I, LLC**	1%	NA	Delaware
iii. LTF Real Estate VRDN I, LLC	100%	NA	Delaware
iv. LTF Real Estate Voyager III (Bloomington), LLC	100%	NA	Delaware
v. LTF Real Estate MP I, LLC	100%	NA	Delaware
vi. LTF Real Estate MP II, LLC	100%	NA	Delaware
g. LTF Yoga Company, LLC	100%	NA	Delaware
h. ChronoTrack Systems Corp.	100%	NA	Delaware
i. LTF Architecture, LLC	100%	NA	Delaware
j. The Red Rock Company, Inc.	100%	1,128	Colorado
k. CEO Challenge, LLC	100%	NA	Colorado
l. LTF Lease Company, LLC	100%	NA	Delaware
4. LTF Real Estate MN-FL, LLC***	99%	NA	Delaware
5. LTF Real Estate MN-FL Managing Member, Inc.	100%	1,000	Delaware
a. LTF Real Estate MN-FL, LLC***	1%	NA	Delaware

*	Company owns 33.3% of Bloomingdale LIFE TIME Fitness, L.L.C., an Illinois limited liability company.
**	LTF CMBS Managing Member, Inc. owns a 1.0% interest in LTF CMBS I, LLC with LTF Real Estate Company, Inc. owning the remaining 99.0% interest.
***	LTF MN-FL Managing Member, Inc. owns a 1.0% interest in LTF Real Estate MN-FL, LLC with Life Time Fitness, Inc. owning the remaining 99.0% interest.

Schedule 4.21

Insurance

Company maintains the following insurance coverage for Company, its Restricted Subsidiaries (all of whom are named insureds) and for Bloomingdale LIFE TIME Fitness, L.L.C.: Property, Workers Compensation/Employers Liability, General Liability, Employee Benefits Liability, Professional Liability, Commercial Automobile, Employed Lawyers Liability, Technology Professional with Network and Privacy Liability, and Excess Coverage.

Schedule 6.10

Investments

None.

Schedule 6.11

Indebtedness

None.

Schedule 6.12

Liens

1.	A Lien on Borrower’s Equity Interest in Bloomingdale LIFE TIME Fitness, L.L.C.

2.	A Lien on Borrower’s and its Subsidiaries’ respective personal property in favor of Paymentech L.P.

Schedule 6.13

Contingent Liabilities

1.

Guaranty by Company, dated September 19, 1999, in favor of 679 Third Street Investors Company, now in favor of 615 2nd Avenue South-Minneapolis, LLC, in connection with FCA Restaurant Company, LLC’s lease of restaurant space.

2.	Guaranty by Company, dated May 27, 2011, to JP Morgan Chase Bank, N.A. in connection with the Bloomingdale LIFE TIME Fitness, L.L.C. Term Loan Promissory Note.

3.	Operating Agreement of LIFE TIME, BSC Land, DuPage Health Services Fitness Center—Bloomingdale, L.L.C., dated December 1, 1999, by and among Company, Bloomingdale Sports Center Land Company, and Central DuPage Health.

4.	Guaranties by, and other contingent liabilities of, Company and CMBS I arising from the CMBS I Related Agreements described on Schedule 1.1(c).

5.	Guaranty by Company, dated November 22, 2006, to Lincoln Building Associates, L.L.C. in connection with LTF Club Operations Company, Inc.’s lease of office space and the ratification thereof dated February 1, 2010.

6.	Guaranty by Company, dated November 22, 2006, to NEA Galtier, LLC in connection with FCA Restaurant Company, LLC’s lease of cafe space.

7.	Guaranty and Suretyship Agreement by Company, dated July 26, 2006, to Well-Prop (Multi) LLC in connection with LTF Real Estate Company, Inc.’s lease of the Clubs located in Bloomington, Minnesota, Eden Prairie, Minnesota (2 locations), Fridley, Minnesota, St. Louis Park, Minnesota and Boca Raton, Florida.

8.	Lease Guaranty by Company, dated July 26, 2006, to Minneapolis Community Development Agency in connection with LTF Real Estate Company, Inc.’s lease of the Club located in Minneapolis, Minnesota.

9.	Guaranty by Company, dated June 20, 2011, to Chase Paymentech Solutions and Paymentech, LLC in connection with the obligations of Company under the credit card processing agreements between Company and Chase Paymentech Solutions and Paymentech, LLC.

10.	Guaranty by Company and LTF Yoga Company, LLC, dated on or around June 30, 2011, to 555 Commercial LLC in connection with the obligations of LTF Real Estate Company, Inc. under the lease of the Birmingham, Michigan yoga center.

Schedule 6.18

Sale Leasebacks

1. Lease Agreement dated May 16, 2001 (the “Woodbury Lease”) between ATR Investments, LLC, as landlord, and Company, as tenant, which was later contributed to LTF Real Estate Company, Inc. relating to the Club located in Woodbury, Minnesota.

Lease Agreement

Sublease Agreement

2. Lease Agreement dated September 30, 2003 (the “Rochester Hills/Canton Lease”) between LT FITNESS (DE) QRS 15-53, Inc., as landlord, and Company, as original tenant, which was later contributed to LTF Real Estate Company, Inc. relating to the Clubs located in Rochester Hills, Michigan and Canton, Michigan.

Lease Agreement

Sublease Agreement between LTF Real Estate Company, Inc. and LTF Club Operations Company

Lease Guaranty Agreement

UCC Financing Statement Amendment

3. Lease Agreement dated September 26, 2008 (the “Columbia/Scottsdale Lease”) between LTF FIT (AZ-MD), LLC, as landlord, and LTF Real Estate Company, as tenant, relating to the Clubs located in Columbia, Maryland and Scottsdale, Arizona.

Lease Agreement

Sublease Agreement between LTF Real Estate Company, Inc. and LTF Club Operations Company

Lease Guaranty Agreement

UCC Financing Statement Amendment

4. Lease Agreement dated August 21, 2008 (the “Senior Housing Lease”), between SNH LTF Properties, LLC, as landlord, and LTF Real Estate Company, Inc. as tenant, relating to the Clubs located in Alpharetta, Georgia, Romeoville, Illinois, Allen, Texas, and Omaha, Nebraska.

Lease Agreement

Sublease Agreement between LTF Real Estate Company, Inc. and LTF Club

Operations Company, Inc.

Lease Guaranty by Life Time Fitness

EXHIBIT C

TO

AMENDMENT NO. 2

Exhibits to Credit Agreement as amended

Attached

EXHIBIT A

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Pursuant to Section 5.1.c of the Third Amended and Restated Credit Agreement dated June 30, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) between Life Time Fitness, Inc. (“Company”) and certain of its subsidiaries party thereto from time to time, as borrowers, the lenders from time to time party thereto (“Lenders”) and U.S. Bank National Association, as administrative agent (“Agent”), the undersigned Chief Financial Officer of Company certifies to Agent and Lenders, on behalf of Company in his/her capacity as an officer and not individually, that as of the date hereof:

1. The financial statements of Company attached to this Compliance Certificate as Annex A for the period ending             , 201     (the “Financial Statements”) present fairly the financial condition of Company and have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments).

2. [Intentionally Omitted.]

3. As of             , 201    , (the “Measurement Date”) no Default or Event of Default exists [except [describe here any Default or Event of Default and the action Company proposes to take to cure it]].

[INCLUDE SECTIONS 4 THROUGH 7 BELOW IF THE MEASUREMENT

DATE IS A QUARTERLY MEASUREMENT DATE]

4. Section 1.1; EBITDAR. EBITDAR for the Measurement Period was calculated as follows in accordance with the Credit Agreement:

(i)	Net Income	$

(ii)	non-operating gains/losses	$

(iii)	losses and income attributable to any Unrestricted Subsidiary other than income that is distributed to Company or a Restricted Subsidiary in cash	$

(iv)	non-cash equity based compensation	$

(v)	Adjusted Net Income (clause (i) minus clause (ii) in respect of gains, or plus clause (ii) in respect of losses, minus clause (iii) in respect of income, or plus clause (iii) in respect of losses, plus clause (iv))	$

(vi)	Interest Expense	$

(vii)	depreciation and amortization expense	$

(viii)	Federal, State and Local income taxes	$

(ix)	Rent Expense	$

(x)	EBITDAR (Sum of (v), (vi), (vii), (viii), and (ix))	$

5. Section 6.14; Fixed Charge Coverage Ratio. If the Measurement Date is a Quarterly Measurement Date, Company’s required Fixed Charge Coverage Ratio for the Measurement Period ending on the Measurement Date was not less than 1.50 to 1.00 and Company’s actual Fixed Charge Coverage Ratio on such Measurement Date was                      to 1.00 and was computed in accordance with the Credit Agreement as follows:

(i)	EBITDAR for such Measurement Period	$

(ii)	Cash Taxes	$

(iii)	Maintenance Capital Expenditures during such

Measurement Period

	• General		$10,000,000

	• $3.75 times gross square feet for each Club or Non-Club Building that is open and operating on such Measurement Date as measured from the predominant place of the exterior walls of such Club or Non-Club Building,as applicable	$

(iv)	Difference of (i) minus (ii) and (iii)			$

(v)	Interest Expense during such Measurement Period	$

(vi)	Rent Expense during such Measurement Period	$

(vii)	Mandatory Principal Payments during such Measurement Period			$

(viii)	[Intentionally Omitted]

(ix)	Sum of (v) plus (vi), (vii) and (viii)	$

(x)	Fixed Charge Coverage Ratio (Ratio of (iv) to (ix))				to 1.00

6. Section 6.15; Consolidated Leverage Ratio. If the Measurement Date is a Quarterly Measurement Date, Company’s maximum permitted Consolidated Leverage Ratio for the Measurement Period ending on the Measurement Date was not more than 4.00 to 1.00 and Company’s actual Consolidated Leverage Ratio on such Measurement Date was                      to 1.00 and was computed in accordance with the Credit Agreement as follows:

(i)	Revolving Loans outstanding	$

(ii)	Term Loans outstanding	$

(iii)	Swingline Loans outstanding	$

(iv)	6 times the Rent Expense (excluding certain rent paid to Subsidiaries as provided in the definition of Consolidated Adjusted Funded Debt)	$

(v)	LC Obligations	$

(vi)	to the extent not included in clauses (i) through (iv) above, the aggregate outstanding principal amount of the consolidated Indebtedness of Company and its Restricted Subsidiaries for borrowed money including, without limitation, the balance sheet amount of Capitalized Lease Obligations, other interest-bearing Indebtedness, and any Seller Financing	$

(vii)	the consolidated Contingent Obligations of Company and its Restricted Subsidiaries relating to the same type of Indebtedness as described in clause (vi) above	$

(viii)	Consolidated Adjusted Funded Debt (Sum of (i) through (vii))		$

(ix)	EBITDAR for Measurement Period		$

(x)	Consolidated Leverage Ratio (Ratio of (viii) to (ix))			to 1.00

7. Section 6.16; Unencumbered Asset Coverage Ratio. If the Measurement Date is a Quarterly Measurement Date, Company’s maximum permitted Unencumbered Asset Coverage Ratio for the Measurement Period ending on the Measurement Date was not less than 1.30 to 1.00 and Company’s actual Unencumbered Asset Coverage Ratio on such Measurement Date was                      to 1.00 and was computed in accordance with the Credit Agreement as follows:

(i)	Net book value of all Real Estate owned by Unencumbered Real Estate Subsidiaries	$

(ii)	Aggregate Outstanding Credit Exposure	$

(iii)	Parity Secured Debt	$

(iv)	Unencumbered Asset Coverage Ratio (Ratio of (i) to sum of (ii) plus (iii))			to 1.00

8. Applicable Margin. If the Measurement Date is a Quarterly Measurement Date occurring on or after June 30, 2011, the Applicable Margin for the period from the first day of the month following delivery of this Compliance Certificate until changed in accordance with definition of “Applicable Margin”[Check One]:

A.	Consolidated Leverage Ratio is greater than 3.50:1.00

	Base Rate Advances	1.25% per annum

	Eurocurrency Rate Advances	2.25% per annum

B.	Consolidated Leverage Ratio is greater than 3.00:1.00 but less than or equal to 3.50:1.00.

	Base Rate Advances	1.00% per annum

	Eurocurrency Rate Advances	2.00% per annum

C.	Consolidated Leverage Ratio is greater than 2.50:1.00 but less than or equal to 3.00:1.00.

	Base Rate Advances	0.75% per annum

	Eurocurrency Rate Advances	1.75% per annum

D.	Consolidated Leverage Ratio is greater than 2.00:1.00 but less than or equal to 2.50:1.00.

	Base Rate Advances	0.50% per annum

	Eurocurrency Rate Advances	1.50% per annum

E.	Consolidated Leverage Ratio is less than or equal to 2.00:1.00.

	Base Rate Advances	0.25% per annum

	Eurocurrency Rate Advances	1.25% per annum.

[Signature Page Follows]

Signature Page to Compliance Certificate

Dated             , 201    .

Life Time Fitness, Inc.

By:
Name:
Title:	Chief Financial Officer

ANNEX A

FINANCIAL STATEMENTS

See attached.

EXHIBIT B

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is between [Insert name of Assignor] (“Assignor”) and [Insert name of Assignee] (“Assignee”). Capitalized terms used but not defined in this Assignment and Assumption have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by Assignee. The Terms and Conditions set forth in Annex 1 attached to this Assignment and Assumption are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below, the interest in and to all of Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant to the Credit Agreement that represents the amount and percentage interest identified below of all of Assignor’s outstanding rights and obligations under the facilities identified below (including without limitation any letters of credit, guaranties and swing line loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant to the Credit Agreement or the loan transactions it governs) (the “Assigned Interest”). Such sale and assignment is without recourse to Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender][1]

3.	Borrower(s):	Life Time Fitness, Inc.

4.	Agent:	U.S. Bank National Association, as the agent under the Credit Agreement.

[1]	Select as applicable

5.	Credit Agreement:	Third Amended and Restated Credit Agreement, dated as of June 30, 2011, among Life Time Fitness, Inc., certain of its designated Subsidiaries thereof, the lenders party thereto, U.S. Bank National Association, as Agent, and the other agents party thereto.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[2]
[ ][3]	$	$	[	]%
[ ][3]	$	$	[	]%
[ ][3]	$	$	[	]%

7.          Trade Date: [                     ]4

Effective Date: [            , 20[    ] [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]5 Accepted:

U.S. BANK NATIONAL
ASSOCIATION, as Agent

By:
Name:
Title:

[Consented to:[6]

LIFETIME FITNESS, INC.

By:
Name:
Title:]

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.
[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment)
[4]	Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
[5]	To be added only if the consent of Agent is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, LC Issuer) is required by the Credit Agreement.

ANNEX 1

TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1 Assignor. Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2. Assignee. Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee’s nonperformance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by Assignee and (b) agrees that (i) it will, independently and without reliance on Agent, Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. Assignee shall pay Assignor, on the Effective Date, the amount agreed to by Assignor and Assignee. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to Assignor for amounts that have accrued to but excluding the Effective Date and to Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption binds and inures to the benefit of Assignor, Assignee, and their successors and assigns. This Assignment and Assumption may be signed in any number of counterparts, which together constitute one instrument. Delivery of a signed counterpart of a signature page of this Assignment and Assumption electronically shall be effective as delivery of a manually signed original counterpart of this Assignment and Assumption. This Assignment and Assumption is governed by, and shall be construed in accordance with, the law of the State of Minnesota.

EXHIBIT C

Form of Increasing Lender Supplement

This Increasing Lender Supplement is dated [            ], 20[    ] (this “Supplement”), and is between                     (“Increasing Lender”), U.S. Bank National Association, as administrative agent (in such capacity, “Agent”), and Life Time Fitness, Inc., a Minnesota corporation (“Company”).

This Supplement supplements the Third Amended and Restated Credit Agreement, dated June 30, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Company, Agent, and the “Lenders”, as the Credit Agreement defines that term.

Under Section 2.36 of the Credit Agreement, Company has the right, subject to the terms and conditions of the Credit Agreement, to increase the Aggregate Commitment under the Credit Agreement and/or incur additional term loans (“Additional Term Loans”). Company has given notice to Agent of its intention to [increase the Aggregate Commitment][incur Additional Term Loans] pursuant to Section 2.36 of the Credit Agreement.

Pursuant to Section 2.36 of the Credit Agreement, the Increasing Lender now desires to [increase the amount of its Commitment][make Additional Term Loans] under the Credit Agreement by signing and delivering to Company and Agent this Supplement.

Therefore, each of the parties hereby agrees as follows:

1. Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement [its Commitment is increased by $[        ], thereby making the aggregate amount of its total Commitments $[        ]][it shall make Additional Term Loans in the aggregate amount of $[        ] thereby making the aggregate principal amount of its Term Loans $[        ]].

2. Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date of this Supplement.

3. Each capitalized term in this Supplement that this Supplement does not define has the meaning the Credit Agreement gives it.

4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

5. This Supplement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document. Delivery of a signed counterpart of a signature page of this Supplement by fax, email, or other electronic transmission has the same binding effect as the delivery of an original manually signed counterpart of this Supplement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Increasing Lender, Agent, and Company hereby sign this Increasing Lender Supplement.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

LIFE TIME FITNESS, INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

U.S. BANK NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

EXHIBIT D

Form of Augmenting Lender Supplement

This Augmenting Lender Supplement (this “Supplement”) is dated [            ], 20[    ] and supplements the Third Amended and Restated Credit Agreement dated June 30, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between [                                ] (“Borrower”), the Lenders that are parties to the Credit Agreement, and U.S. Bank National Association, as administrative agent (in such capacity, “Agent”). Capitalized terms used by not defined in this Supplement shall have their respective meaning as set forth in the Credit Agreement.

Under Section 2.36 of the Credit Agreement, Company has the right, subject to the terms and conditions of the Credit Agreement, to increase the Aggregate Commitment under the Credit Agreement and/or incur additional term loans (“Additional Term Loans”) by arranging for any such increase or incurrence to be provided by one or more new banks, financial institutions or other entities. Company has given notice to Agent of its intention to [increase the Aggregate Commitment][incur Additional Term Loans] pursuant to Section 2.36 of the Credit Agreement.

The undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party to it.

Therefore, the parties agree as follows:

1. The undersigned Augmenting Lender agrees to be bound by the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes under and related to the Credit Agreement, with [a Commitment of $[        ]][a Term Loan Commitment of $[        ]].

2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document delivered under this Supplement or the Credit Agreement; (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[            ]

4. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. Each capitalized term in this Supplement that this Supplement does not define has the meaning the Credit Agreement gives it.

6. This Supplement is governed by, and shall be construed in accordance with, the laws of the State of Minnesota.

7. This Supplement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed is an original and all of which taken together are one and the same document. Delivery of a signed counterpart of a signature page of this Supplement by fax, email, or other electronic transmission has the same binding effect as the delivery of an original manually signed counterpart of this Supplement.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

LIFE TIME FITNESS, INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

U.S. BANK NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

EXHIBIT E

Form of Note

NOTE

Minneapolis, Minnesota

[DATE]

Life Time Fitness, Inc., a Minnesota corporation (“Borrower”), promises to pay to             (“Lender”), the aggregate unpaid principal amount of all Loans by Lender to Borrower under the Credit Agreement in accordance with Article II of the Credit Agreement, in immediately available funds at the applicable office of U.S. Bank National Association, as Agent, together with interest on the unpaid principal amount of this Note (this “Note”) at the rates and on the dates the Credit Agreement requires. Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

Lender shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment under this Note.

This Note is one of the Notes referred to in, evidences indebtedness incurred under, and is entitled to the benefits of, that certain Third Amended and Restated Credit Agreement, dated June 30, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) between Borrower, certain of its subsidiaries party thereto from time to time, as borrowers, the Lenders that are parties thereto, LC Issuer, and U.S. Bank National Association, as the Agent. The terms and provisions of the Credit Agreement govern this Note, including the terms and conditions under which this Note and the indebtedness it evidences may be prepaid or its maturity date accelerated. As the Credit Agreement provides, this Note is secured by the Collateral Documents and guaranteed under the Guaranty. Each capitalized term in this Note that this Note does not define has the meaning the Credit Agreement gives it.

Borrower and any other parties to this Note, whether as makers, endorsers, or otherwise, severally waive presentment, demand, protest, and notice of dishonor in connection with this Note.

This Note may only be assigned subject to the terms and conditions of the Credit Agreement.

This Note is made under, and its validity, construction, and enforcement are governed by, the internal laws of the State of Minnesota without giving effect to any conflict of laws principles, but giving effect to the federal laws of the United States that apply to national banks.

Life Time Fitness, Inc.

By:
Name:
Title:

2

EXHIBIT D

TO

AMENDMENT NO. 2

List of Closing Documents

1.	Amendment No. 2 to Credit Agreement, Amendment No. 1 to Guaranty and Omnibus Amendment to Collateral Documents.

a.	Exhibit A	—	Credit Agreement as amended
b.	Exhibit B	—	Schedules to Credit Agreement as amended
c.	Exhibit C	—	Exhibits to Credit Agreement as amended
d.	Exhibit D	—	Amendment No. 2 List of Closing Documents

2.	UCC, tax and judgment lien searches naming each Loan Party as debtor.

3.	Intellectual property searches with the U.S. copyright, patent and trademark offices.

4.	UCC-1 financing statements naming each of CEO Challenge, LLC, The Red Rock Company, LLC, ChronoTrack Systems Corp., LTF Architecture, LLC, LTF Ground Lease Company, LLC, LTF Lease Company, LLC, and Chequamegon Fat Tire Festival, Inc., as debtor and the Agent as secured party, and UCC-3 amendment financing statements naming each of Leadville Trail 100 Inc., LTF Construction Company, LLC, and LTF Restaurant Company, LLC, as debtor, and the Agent as secured party.

5.	Confirmatory Grants of Security Interests in Trademarks in favor of the Agent from the following: Life Time Fitness, Inc., Leadville Trail 100 Inc., CEO Challenge, LLC, LTF Triathlon Series, LLC, ChronoTrack Systems Corp.; and Confirmatory Grant of Security Interest in Patents from Life Time Fitness, Inc. and ChronoTrack Systems Corp.

6.	Certificate of a Director, Secretary, Assistant Secretary or other duly appointed and authorized officer of each Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its incorporation or organization, since the date of the certification thereof by secretary of state, (ii) the By-Laws or other applicable organizational or constitutional document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Credit Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request borrowings under the Credit Agreement.

7.	Good Standing Certificate for each Loan Party of the jurisdiction of its organization.

8.	Opinion letter of Norton Rose Fulbright, special counsel to the Loan Parties, addressed to the Agent and the Lenders, with regard to Delaware and Colorado law.

9.	Opinion letter of Levin Ginsburg, special counsel to the Loan Parties, addressed to the Agent and the Lenders, with regard to Illinois law.

10.	Opinion letter of Lindquist & Vennum PLPP, special counsel to the Loan Parties, addressed to the Agent and the Lenders, with regard to Minnesota law.

11.	Opinion letter of Reinhart Boerner Van Deuren s.c., special counsel to the Loan Parties, addressed to the Agent and the Lenders, with regard to Wisconsin law.

12.	Opinion letter of internal counsel for the Loan Parties.

13.	Solvency certificate signed by the chief financial officer of Company (giving effect to the Term Loans extended pursuant to Amendment No. 2).

14.	Insurance certificates.